UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Material
☐	Soliciting Material under Rule 14a-12

PBF Energy Inc.
(Name of Registrant as Specified In Its Charter)
(Name of person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2025

Notice of Annual Meeting of Stockholders and Proxy Statement

PBF ENERGY INC.
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

DATE	LOCATION	RECORD DATE
April 29, 2025 at 10:00 A.M. Eastern Daylight Time	www.virtualshareholdermeeting. com/PBF2025	Stockholders of record on March 7, 2025 are entitled to vote at the meeting

The 2025 Annual Meeting will be held exclusively online at www.virtualshareholdermeeting.com/PBF2025. Stockholders of record at the close of business on March 7, 2025 may vote at the meeting or any postponements or adjournments of the meeting. To join as a stockholder, you must enter the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials you receive. During the meeting stockholders may ask questions, examine our stockholder list and vote their shares (other than shares held through employee benefit plans, which must be voted prior to the meeting). Other interested parties may join the meeting as a guest, in which case no control number is required. For more information, please see the section entitled “Annual Meeting of Stockholders” in this Proxy Statement. We are making the Proxy Statement and the form of proxy first available beginning on or about March 17, 2025.
At the meeting, stockholders will be asked to vote on:
Items of Business:
1.	the election of ten (10) directors;
2.	the ratification of the appointment of KPMG LLP as independent auditor for 2025;
3.	an advisory vote on the 2024 compensation of the named executive officers (“NEOs”);
4.	an advisory vote on the frequency of the advisory vote on executive compensation;
5.	to approve the PBF Energy Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”); and
6.	the transaction of any other business properly brought before the meeting or any adjournment or postponement thereof.
Information with respect to the above matters is set forth in this Proxy Statement that accompanies this Notice.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 29, 2025. The Notice of the 2025 Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2024 are available on the internet at www.proxyvote.com.
By order of the Board of Directors,

Trecia M. Canty
Senior Vice President, General Counsel and Secretary
March 17, 2025

YOUR VOTE IS IMPORTANT, PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY. YOU MAY ALSO VOTE VIA THE INTERNET OR BY TELEPHONE. PLEASE USE THE INTERNET ADDRESS OR TOLL-FREE NUMBER SHOWN ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.
YOU MAY REVOKE A PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING WRITTEN NOTICE TO THAT EFFECT TO THE SECRETARY OR BY SUBMISSION OF A LATER-DATED PROXY OR SUBSEQUENT INTERNET OR TELEPHONIC PROXY. IF YOU ATTEND THE MEETING, YOU MAY REVOKE ANY PROXY PREVIOUSLY GRANTED AND VOTE DURING THE MEETING.

PBF ENERGY INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Our Board of Directors (the “Board”) is soliciting proxies to be voted at the Annual Meeting of Stockholders on April 29, 2025 (the “Annual Meeting” or the “Meeting”). The accompanying notice describes the time, place, and purposes of the Annual Meeting. Action may be taken at the Annual Meeting or on any date to which the meeting may be adjourned. Unless otherwise indicated the terms “PBF,” “PBF Energy,” “the Company,” “we,” “our,” and “us” are used in this Notice of Annual Meeting and Proxy Statement to refer to PBF Energy Inc., to one or more of our consolidated subsidiaries, or to all of them taken as a whole.
In lieu of this proxy statement and the accompanying notice, we are mailing a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) to certain stockholders on or about March 17, 2025. On this date, stockholders will be able to access all of our proxy materials on the website referenced in the Notice.
Record Date, Shares Outstanding, Quorum
Holders of record of our Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) and Class B Common Stock, par value $0.001 per share (“Class B Common Stock”) are entitled to vote as a single class on the matters presented at the Annual Meeting. At the close of business on March 7, 2025 (the “record date”), 115,648,069 shares of Class A Common Stock were issued and outstanding and entitled to one vote per share and the holders of the Class A Common Stock have approximately 99.3% of the voting power. On the record date, 12 shares of Class B Common Stock were issued and outstanding and each share of Class B Common Stock entitled the holder to one vote for each Series A limited liability company membership interest (“PBF LLC Series A Units”) of our subsidiary, PBF Energy Company LLC (“PBF LLC”), held by such holder as of the record date. On the record date, Class B Common Stockholders collectively held 862,780 PBF LLC Series A Units, which entitled them to an equivalent number of votes, representing approximately 0.7% of the combined voting interests of the Class A and Class B Common Stock. See “About PBF Energy—PBF’s Corporate Structure” below for more information.
Stockholders representing a majority in voting power of the shares issued and outstanding and entitled to vote, present in person or represented by properly executed proxy, will constitute a quorum. Abstentions and broker non-votes count as being present or represented for purposes of determining the quorum.
Voting Requirements for the Proposals
Proposal No. 1, Election of Directors — An affirmative vote of the majority of the total number of votes cast “FOR” or “AGAINST” a director nominee is required for the election of a director in an uncontested election. A majority of votes cast means that the number of shares voted “FOR” a director nominee must exceed 50% of the votes cast with respect to that nominee (“abstentions” and “broker non-votes” are not counted as votes cast and have no effect on the proposal).
Proposal No. 2, Ratification of Independent Auditors — Ratification by stockholders of the selection of independent public accountants requires the affirmative vote of the majority of the votes cast. Abstentions have no effect on this proposal.
Proposal No. 3, Advisory Vote on 2024 Named Executive Officer Compensation — The affirmative vote of the majority of the votes cast on this non-binding proposal is required for the proposal to pass. Abstentions and broker non-votes are not counted as votes cast and have no effect on the proposal.
Proposal No. 4, Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation — The affirmative vote of the majority of the votes cast on this non-binding proposal is required for the proposal to pass. Abstentions and broker non-votes are not counted as votes cast and have no effect on the proposal.
Proposal No. 5, Approval of 2025 Equity Incentive Plan — Approval of the 2025 Equity Incentive Plan requires the affirmative vote of the majority of the votes cast. Abstentions and broker non-votes are not counted as votes cast and have no effect on the proposal.
2025 Proxy Statement	i

Attending the Annual Meeting
In order to continue to provide greater access and visibility to our stockholders and to ensure the health and safety of meeting participants and attendees, we will have a virtual-only annual meeting of stockholders in 2025. The meeting will be conducted exclusively via live audio webcast. The virtual meeting has been designed to provide the same rights and opportunities to participate as you would have at an in-person meeting, including enhancements to stockholder access, participation and communication by providing stockholders the ability to submit questions.
In addition, the virtual format provides the opportunity for participation by a broader group of our stockholders and enables the Company to communicate more effectively with its stockholders, who are able to participate from around the world while increasing overall safety for both members of the Company and its stockholders.
You do not have to register in advance to attend the virtual meeting. To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/PBF2025 and enter the 16-digit control number included in your Internet Availability Notice, on your proxy card, or on the voting instruction form that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Daylight Time on April 29, 2025. The meeting will begin promptly at 10:00 a.m. Eastern Daylight Time on April 29, 2025. If you experience any technical difficulties logging into the meeting platform or at any time during the meeting, please call the toll-free technical support number, which will be posted on the meeting website. Technical support will be available beginning at 9:45 a.m. Eastern Daylight Time on April 29, 2025, and will remain available until the meeting has ended.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered in your name directly with the Company or with PBF’s transfer agent, Equiniti Trust Company, LLC, you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by PBF.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and the Internet Availability Notice has been forwarded to you by your broker, bank, or other holder of record.
As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.
Voting Stock Held through a PBF Energy Employee Benefit Plan
If you hold your stock through a PBF Energy employee benefit plan, you must either:
•	Vote over the internet (instructions are in the email sent to you or on the notice and access form).
•	Vote by telephone (instructions are on the notice and access form).
If you elected to receive a hard copy of your proxy materials, fill out the enclosed voting instruction form, date and sign it, and return it in the enclosed postage-paid envelope. Please pay close attention to the deadline for returning your voting instruction form. The voting deadline is set forth on the voting instruction form.
Voting Stock (Other Than Stock Held Through a PBF Energy Employee Benefit Plan) by Mail, Telephone or Internet or During the Meeting
You may vote using any of the following methods:
By mail
Complete, sign and date the proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors. Mailed proxies must be received no later than the close of business on April 28, 2025 in order to be voted at the Annual Meeting. We urge you to use the other means of voting if there is a possibility your mailed proxy will not be timely received.

ii	2025 Proxy Statement

By telephone or on the Internet
We have established telephone and Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.
You can vote by calling the toll-free telephone number 1-800-690-6903. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
The website for Internet voting is www.proxyvote.com for stockholders of record. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on April 28, 2025.
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.
At the Annual Meeting
Stockholders of record and “street name” holders at the close of business on March 7, 2025 can attend the meeting by accessing www.virtualshareholdermeeting.com/PBF2025 and entering the 16-digit control number included in the proxy materials previously received. Please note that the website will not be active until approximately two weeks before the meeting date. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. Stockholders of record may vote during the meeting by following the instructions available on the meeting website during the meeting. To attend as a guest, please access www.virtualshareholdermeeting.com/PBF2025 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions, vote or examine the list of stockholders during the meeting if you participate as a guest. See “Virtual Meeting Information” below for additional details.
Revocability of Proxies
You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) submitting a written revocation to PBF, (ii) returning a subsequently dated proxy to PBF, or (iii) attending the Annual Meeting requesting that your proxy be revoked and voting at the Annual Meeting. If instructions to the contrary are not provided, shares will be voted as indicated on the proxy card.
Broker Non-Votes
Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of the stock. If the broker does not receive specific instructions, in some cases the broker may vote the shares in the broker’s discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal.
The ratification of the appointment of KPMG LLP as our independent auditor (Proposal No. 2) is deemed to be a routine matter under NYSE rules. A broker or other nominee generally may vote uninstructed shares on routine matters, and therefore no broker non-votes are expected to occur with Proposal No. 2. Proposals 1, 3, 4 and 5 are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore an undetermined number of broker non-votes are expected to occur on these proposals. These broker non-votes will not have any impact on the outcomes for these proposals as it requires the approval of a majority of the votes cast.
2025 Proxy Statement	iii

Solicitation of Proxies
PBF pays for the cost of soliciting proxies and the Annual Meeting. In addition to solicitation by mail, proxies may be solicited by personal interview, telephone, and similar means by directors, officers, or employees of PBF, none of whom will be specially compensated for such activities. Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, a proxy solicitation firm, will be assisting us for a fee of approximately $10,000 plus out-of-pocket expenses. PBF also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay such brokers, banks, and other nominees certain expenses incurred by them for such activities.
Virtual Meeting Information
How can I ask questions or view the list of stockholders entitled to vote at the annual meeting?
Stockholders will be able to transmit questions through the virtual meeting website. Rules of conduct for the meeting, including rules pertaining to submission of questions, will be posted on the meeting platform website and may be accessed once past the login screen by clicking the “Materials” button. If there are pertinent questions that cannot be answered during the meeting due to time constraints, management expects to post answers to a representative set of such questions (e.g., consolidating repetitive questions) on our website (www.pbfenergy.com in the “Investors” section under “Events and Presentations”) after the meeting.
During the annual meeting, stockholders of record may examine the list of stockholders entitled to vote at the meeting by visiting the meeting platform website and entering their control number. Once past the login screen, click the “Materials” button, followed by the “Registered Shareholder List,” and complete the required attestation form to view the list. To inspect such list prior to the annual meeting, please contact our Investor Relations department at (973) 254-4414 or by email at ir@pbfenergy.com.
Will a recording of the annual meeting be available after the meeting?
Yes. Within 24 hours following the annual meeting, a recording of the meeting, including any question-and-answer session, will be available on our website for at least 30 days.

iv	2025 Proxy Statement

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. We encourage you to review the entire proxy statement. This proxy statement and our Annual Report for the year ended December 31, 2024 are first being mailed to the Company’s stockholders and made available on the internet at www.pbfenergy.com on or about March 17, 2025. Website addresses included throughout this proxy statement are for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING AND BOARD RECOMMENDATION

1.  Election of Directors (p. 9)

Name		Years of Service	Independent	Board Recommendation
	Thomas J. Nimbley	10	No	For
	Spencer Abraham	12	Yes	For
	Paul J. Donahue, Jr.	3	Yes	For
	S. Eugene Edwards	11	Yes	For
	Georganne Hodges	2	Yes	For
	Kimberly S. Lubel	7	Yes	For
	Matthew C. Lucey	1	No	For
	George E. Ogden	7	Yes	For
	Damian W. Wilmot	2	Yes	For
	Lawrence M. Ziemba	2	Yes	For
2.	Ratification of KPMG LLP as Independent Auditors (p. 64)			For
3.	Advisory Vote on 2024 Named Executive Officer Compensation (p. 68)			For
4.	Advisory vote on the Frequency of the Advisory Vote on Executive Compensation (p. 69)			ONE YEAR
5.	Approval of the 2025 Equity Incentive Plan (p. 70)			For

2025 Proxy Statement	v

Proxy Statement Summary

COMPANY PERFORMANCE

We are one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, lubricants and other petroleum products in the United States. We sell our products throughout the Northeast, Midwest, Gulf Coast and West Coast of the United States, as well as in other regions of the United States, Canada and Mexico and can ship products to other international destinations. We own and operate six domestic oil refineries and related assets.
2024 Financial and Operational Performance
2024 was a challenging year for the Company because of significant changes in the macroeconomic environment for the refining industry relative to 2023 and 2022. Lower refining cracks, less supportive crude differentials and continued regulatory challenges were major negative factors impacting the Company’s 2024 performance. The market and regulatory challenges were exacerbated by our refining operational performance, which did not meet expectations due to unscheduled maintenance and repairs and the execution of scheduled maintenance (referred to as “turnarounds”), which in turn contributed to significant increases in our operating expenses relative to our refining peers.
Executive Officer Performance in 2024
Despite our challenging financial and operational performance, the Company, led by its executive officers, achieved numerous accomplishments during 2024, including:
✔	As a part of our operational excellence initiatives and to align with our strategic priorities:
➢	Hired Michael A. Bukowski as our new Senior Vice President, Head of Refining in March 2024; and
➢
Designed and began implementing a Refining Business Improvement Initiative that is expected to achieve sustainable cost savings across the refining system by focusing on rigorously reducing structural costs, optimizing our assets and implementing processes for continuous improvement. The Refining Business Improvement Initiative has a goal of achieving at least $200 million of cash savings by the end of 2025;

✔
In October 2022, we reinstated a regular quarterly dividend for our stockholders of $0.20 per share of Class A Common Stock. In October 2023, we increased the quarterly dividend to $0.25 per share of Class A Common Stock and we further increased the quarterly dividend to $0.275 per share of Class A Common Stock in October 2024;

✔
Returned $449.9 million to stockholders through dividends and the repurchase of 7,554,269 shares of Class A Common Stock for approximately $329.1 million, inclusive of commissions. Since the share repurchase program was authorized by the Board of Directors in 2022, we have repurchased over 24 million shares of Class A Common Stock at an aggregate price, including commissions, of approximately $1,018.0 million; and

✔	Initiated a strategic review of the Company’s logistics and real estate assets to identify potential monetization and/or business diversification opportunities.

vi	2025 Proxy Statement

Proxy Statement Summary

INVESTOR ENGAGEMENT THROUGH BOARD-LED PROGRAM

Since 2019, we have had an investor engagement program under the direction of our Nominating and Corporate Governance Committee to help us better understand the views of our investors on key corporate governance topics. In addition to engagement with our largest investors, we have continued our engagement efforts with additional investors and stakeholders to hear their perspectives and help identify focus and priorities for the coming year. We continue to consider the constructive and candid feedback we receive from our investors and other stakeholders during these meetings to inform our priorities as we assess our progress and enhance our corporate governance practices and disclosures each year.
BOARD-LED ENGAGEMENT PROGRAM CONDUCTED YEAR ROUND

Shareholder Engagement Topics – Feedback Shared with the Full Board and Other Board Committees

•
Board skills and experience and Board matrix
•
Board composition, diversity, size, and tenure
•
Board oversight of risk, including allocating oversight responsibilities to committees, where appropriate
• Board-level engagement and oversight of management • Executive compensation and compensation metrics • Environment, Social, and Governance practices and reporting

Governance Practices	Enhanced Transparency and Disclosures

•
Actively pursuing Board refreshment, with 50% of the Board having served 5 years or less
•
Continued to implement formal and thoughtful Board and committee succession plans; since 2023, four new directors have joined the Board and all Committees have appointed a new chairperson
•
Continued implementation of risk management framework, including management level committees in support of Board’s risk oversight

•
Ongoing disclosure of Board qualifications and experience matrix disclosures in proxy statement, including qualifications and experience identified by the Board as important in light of our Company’s strategy, risk profile, and risk appetite

2025 Proxy Statement	vii

Proxy Statement Summary

BOARD OVERVIEW

PBF’s business is managed under the direction of our Board. Our Board currently has ten (10) members, consisting of eight (8) independent directors, our Executive Chairman, Thomas J. Nimbley and our President and Chief Executive Officer, Matthew C. Lucey.
During 2024, our Board held seven (7) meetings and each member of the Board participated in at least 75% of the Board and Committee meetings held while they were in office. All of the directors then in office participated in the 2024 Annual Meeting of Stockholders.
All current Board members standing for re-election are expected to attend the 2025 Annual Meeting. The following sets forth certain demographic information regarding the current members of the Board:
2024 Board of Directors*

Director Tenure

5
5
0-5 Years
6-12 Years

Director Independence

2
8
Independent
Non-Independent

Director Age

64.1 yrs
average age
40s
1 director
50s
3 directors
60s
3 directors
70s+
3 directors

*	Excludes Wayne A. Budd who retired as a director effective as of April 30, 2024.

viii	2025 Proxy Statement

Proxy Statement Summary

2024 SAY ON PAY VOTE RESULTS

At our 2024 Annual Meeting, our stockholders approved our named executive officer compensation with approximately 97.30% of the vote

Detailed discussion and analysis of our Executive Compensation begins on page 18. Our Executive Compensation program uses a mix of base salary, annual cash incentives and equity-based awards and standard benefits to attract and retain highly qualified executives and maintain a strong relationship between executive pay and Company performance. As such, the Compensation Committee believes in providing for continuous improvement and further refinement of the program to reflect current realities, business environment and performance as described below.
At our 2024 Annual Meeting of Stockholders, our stockholders approved our named executive officers’ 2023 compensation with approximately 97.30% of the vote. Stockholder engagement and the outcome of our annual Say-on-Pay vote will continue to inform our future compensation decisions. The Compensation Committee annually reviews our compensation programs to ensure pay for performance alignment and implement best practices.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

The executive compensation program for the named executive officers includes best practice features that align executive compensation with the interests of our stockholders:

What We Do

Annual Say on Pay Vote
Majority of named executive officer compensation is variable and linked to performance
Long-term incentives are largely contingent on performance
Objective total shareholder return (“TSR”) metric underlying the performance-based portion of the long-term incentive award aligned with stockholder interests
Meaningful stock ownership guidelines for executive officers, which were met by all of the NEOs
Change of control payment under employment agreements limited to 2.99 times base salary

Grant stock options only at fair market value as of the grant date
Compensation consultant independent from management
One-year minimum vesting for all equity grants and one year stock holding requirement for NEOs after vesting or exercise for stock options, stock appreciation rights and full-value awards
Payout of performance awards is capped at target amount if PBF’s TSR is negative
Clawback policy applicable to NEOs providing that an accounting restatement will trigger the clawback of any erroneously awarded compensation, including equity awards

2025 Proxy Statement	ix

Proxy Statement Summary

What We Don’t Do

No guaranteed minimum cash bonus payments to any of our executive officers
No repricing of stock options without shareholder approval
No hedging or pledging or short selling of PBF stock
No excessive perquisites

No individual supplemental executive retirement arrangements
No liberal share recycling under the Amended and Restated 2017 Equity Incentive Plan or the proposed 2025 Equity Incentive Plan
No excise tax gross-ups on any payments at a change of control

x	2025 Proxy Statement

Proxy Statement Summary

GOVERNANCE HIGHLIGHTS

PBF Energy is committed to meeting high standards of ethical behavior, corporate governance and business conduct in everything we do, every day. This commitment has led us to implement the following practices:

Annual Election of All Directors
Our directors are elected annually by vote of our stockholders.

80% of Our Directors are Independent
Eight of our ten current directors are, and assuming election of the ten director nominees at the Annual Meeting, eight out of ten of the directors, will be independent.

Lead Director
Our independent directors are led by an independent Lead Director and regularly meet in executive session.

Majority Voting for Uncontested Director Elections
We have adopted majority voting for uncontested elections of directors, which requires that our directors must be elected by a majority of the votes cast with respect to such elections.

Independent Compensation Consultant
Our Compensation Committee uses an independent compensation consultant, which performs no consulting or other services for the Company.

Absence of Rights Plan
We do not have a shareholder rights plan, commonly referred to as a “poison pill.”

Chief Executive Officer Succession Planning
Succession planning, which is conducted at least annually by our Board of Directors, addresses both an unexpected loss of our CEO and longer-term succession.

Transactions in Company Securities
Our insider trading policy prohibits all directors and employees from engaging in short sales and hedging or pledging transactions related to our common stock.

Stock Ownership and Stock Holding Requirements
We adopted stock ownership guidelines for our officers and directors. All of our named executive officers and all of our directors, who have served more than five years, met their stock ownership guidelines requirements. Effective 2022, there is a one-year stock holding requirement for our NEOs following the vesting or exercise of stock options, stock appreciation rights and full-value awards.

No Significant Related Party Transactions
None of the directors or officers have been involved in any significant related party transactions.

2025 Proxy Statement	xi

Proxy Statement Summary

CORPORATE RESPONSIBILITY AND STEWARDSHIP HIGHLIGHTS

ESG matters are important to us and are of increasing importance to many investors. As an independent refiner with operating assets across the United States, we value workplace safety, environmental stewardship, corporate governance, operating reliability, community engagement, and production of cleaner and next generation fuels. In 2022, we published our inaugural ESG Report. We intend to publish an updated ESG Report in 2025, which will set forth the state of our ESG performance.
In 2023, the Renewable Diesel Facility owned by SBR, our joint venture with Eni, commenced operations. The facility currently has a processing capacity of about 1.1 million tonnes/year of raw materials, with full pretreatment capabilities. It produces mainly HVO Diesel (Hydrotreated Vegetable Oil, commonly known as ‘renewable diesel’ in North America), with a production capacity of 306 million gallons per year. The biorefinery uses the Ecofining™ process developed by Eni in cooperation with Honeywell UOP. The joint venture reflects both partners’ commitment to deliver more sustainable transportation fuels using low carbon intensity feedstocks.
PBF Energy is also part of Mid-Atlantic Clean Hydrogen Hub (“MACH2”), a broad consortium exploring the development of a clean energy and logistics hub on 2,500 acres adjacent to PBF’s Delaware City refinery. MACH2 was selected by the Department of Energy to receive up to $750 million to advance the development of a clean hydrogen production and distribution hub. Clean hydrogen is an emerging, dynamic frontier in the energy transition to a low carbon future. In connection with MACH2, PBF is considering investments in renewable electricity, green hydrogen production, development of 10 million square feet of distribution warehouses and office space, and hydrogen fueling facilities for a large fleet of medium duty trucks.
We are committed to conservation of energy, continuous reduction of waste generated at our facilities, and ensuring that each of our facilities is in compliance with all applicable local, state, and federal environmental laws and standards. All of our facilities utilize state of the art pollution control equipment to reduce emissions compared to historical rates. This equipment includes wet gas scrubbers, carbon monoxide boilers, and tail gas treating units on sulfur recovery units. In addition, PBF Energy has a robust internal team of technical professionals in our Health, Safety and Environment department, including numerous chemical and environmental engineers, located at our corporate headquarters and each of our major facilities.
Our Board provides oversight of all of our environmental efforts through the Health, Safety and Environment Committee, whose charter is posted on our website. Through the use of state-of-the-art equipment, environmental professionals, and strong Board and management oversight, PBF is able to continue on its path of ongoing improvement in the area of environmental protection.

xii	2025 Proxy Statement

Proxy Statement Summary

HUMAN CAPITAL HIGHLIGHTS

PBF Energy believes that our people are our most important asset. We strive to provide our employees with a collaborative, supportive and inclusive work environment where they can maximize their personal and professional potential and where each employee is afforded the opportunity to excel based on their unique background, experience, and point of view.
To develop the full potential of our people, PBF Energy offers a range of training opportunities that address supervisory skills, help employees recognize biases and understand the value of individual differences, and support a diverse workforce. We have a partnership with LinkedIn Learning to provide all employees with access to their library of video courses to broaden employees’ knowledge and skills. We also offer a tuition reimbursement program to assist employees with the costs of attending colleges and universities. This allows our employees to gain additional education and training without the financial burden.
PBF Energy supports our labor force’s right to union representation. We work collaboratively with the union representatives at each of our sites to ensure that our employees and their families are cared for. Additionally, we maintain a close working relationship with the leaders of the building and construction trade unions that supply our contractors with many skilled craftspeople.
PBF Energy is committed to the equal treatment of all people, regardless of race, creed, color, national origin, or economic level. PBF Energy supports the goals and principles set forth in the United Nations Universal Declaration of Human Rights. Our commitment to recognizing the value of all people is reflected in our core values and key policies.
2025 Proxy Statement	xiii

ABOUT PBF ENERGY

PBF Energy is a holding company whose primary asset is a controlling equity interest in PBF LLC. PBF LLC is a holding company for the companies that directly or indirectly own and operate our business. PBF Holding Company LLC (“PBF Holding”) is a wholly-owned subsidiary of PBF LLC and is the parent company for our refining operations. PBF Logistics LP (“PBFX”) is an indirect, wholly owned subsidiary of PBF LLC that owns and operates logistics assets that support our refining operations. We own and operate six domestic oil refineries and related assets and are one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, lubricants and other petroleum products in the United States. Our refineries have a combined processing capacity, known as throughput, of approximately 1,000,000 barrels per day, and a weighted-average Nelson Complexity Index of 12.8. We sell our products throughout the Northeast, Midwest, Gulf Coast and West Coast of the United States, as well as in other regions of the United States, Canada and Mexico, and can ship products to other international destinations. We are the sole managing member of PBF LLC and operate and control all of the business and affairs of PBF LLC. We consolidate the financial results of PBF LLC and its subsidiaries and record a noncontrolling interest in our consolidated financial statements representing the economic interests of the members of PBF LLC other than PBF Energy. We also own a 50% interest in SBR.
PBF’S CORPORATE STRUCTURE
In December 2012, we completed an initial public offering (“IPO”) of our Class A Common Stock, which is listed on the NYSE. We have another class of common stock, Class B Common Stock, which has no economic rights but entitles the holder, without regard to the number of shares of Class B Common Stock held, to a number of votes on matters presented to our stockholders that is equal to the aggregate number of PBF LLC Series A Units held by such holder. The Class A Common Stock and the Class B Common Stock are referred to as our “common stock.” We were initially sponsored and controlled by funds affiliated with The Blackstone Group L.P., or Blackstone, and First Reserve Management, L.P., or First Reserve (collectively referred to as “our former sponsors”).
As of the March 7, 2025 record date, certain of our current and former executive officers, directors and employees and their affiliates beneficially owned 862,780 PBF LLC Series A Units (we refer to all of the holders of the PBF LLC Series A Units as “pre-IPO owners” of PBF LLC). Each of the pre-IPO owners of PBF LLC holds one share of Class B Common Stock entitling the holder to one vote for each PBF LLC Series A Unit they hold.
INFORMATION REGARDING THE BOARD OF DIRECTORS
PBF’s business is managed under the direction of our Board. Our Board currently has ten members, eight of whom are independent directors. Our Executive Chairman of the Board, Thomas J. Nimbley and our Chief Executive Officer and President, Matthew C. Lucey, are not independent. Wayne A. Budd served as a director and as the chairperson of the Nominating and Corporate Governance Committee and a member of the Compensation Committee until his retirement from the Board on April 30, 2024. Upon the retirement of Mr. Budd, the full Board approved, based on the recommendation of the Nominating and Corporate Governance Committee, the appointment of Paul J. Donahue, Jr. and Spencer Abraham as the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee, respectively and the appointment of Damian W. Wilmot as a member of the Compensation Committee.
Our Board conducts its business through meetings of its members and its committees. During 2024, our Board held seven (7) meetings, and each member of the Board participated in at least 75% of the Board and Committee meetings held while they were in office. All of the directors then in office participated in the Annual Meeting of Stockholders in 2024. The current Board members who are standing for re-election are expected to attend the 2025 Annual Meeting.
The Board’s Audit Committee, Compensation Committee, Health, Safety and Environment Committee and Nominating and Corporate Governance Committee are composed entirely of directors who meet the independence requirements of the NYSE listing standards and any applicable regulations of the Securities and Exchange Commission, or the SEC.
2025 Proxy Statement	1

About PBF Energy
INDEPENDENCE DETERMINATIONS
Under the NYSE’s listing standards, no director qualifies as independent unless the Board affirmatively determines that he or she has no material relationship with PBF. Based upon information requested from and provided by our directors concerning their background, employment, and affiliations, including commercial, banking, consulting, legal, accounting, charitable, and familial relationships, the Board has determined that, other than being a director and/or stockholder of PBF, each of the independent directors named below has either no relationship with PBF, either directly or as a partner, stockholder, or officer of an organization that has a relationship with PBF, or has only immaterial relationships with PBF, and is independent under the NYSE’s listing standards.
The Board has adopted categorical standards or guidelines, which are consistent with the NYSE listing standards to assist the Board in making its independence determinations regarding its directors. Under NYSE’s listing standards, immaterial relationships that fall within the guidelines are not required to be disclosed in this proxy statement. An immaterial relationship falls within the guidelines if it:
•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Listed Company Manual;
•
consists of charitable contributions, grants or endowments by PBF to an organization in which a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years;

•
consists of charitable contributions, grants or endowments to any organization with which a director, or any member of a director’s immediate family, is affiliated as an officer, director, or trustee pursuant to a matching gift program of PBF and made on terms applicable to employees and directors; or is in amounts that do not exceed $1 million per year; and

•	is not required to be, and it is not otherwise, disclosed in this proxy statement.
The Board has determined that all of the 2025 non-management director nominees meet the independence requirements of the NYSE listing standards as set forth in the NYSE Listed Company Manual: Spencer Abraham, Paul J. Donahue, Jr., S. Eugene Edwards, Georganne Hodges, Kimberly S. Lubel, George E. Ogden, Damian W. Wilmot and Lawrence M. Ziemba. Mr. Edwards serves as the Lead Director.

2	2025 Proxy Statement

About PBF Energy
COMMITTEES OF THE BOARD
In 2024, PBF had and continues to have these standing committees of the Board:
•	Audit Committee;
•	Compensation Committee;
•	Nominating and Corporate Governance Committee; and
•	Health, Safety and Environment Committee (the “HS&E Committee”).
We have adopted a charter setting forth the responsibilities of each of the committees. The committee charters are available on our website at www.pbfenergy.com under the “Corporate Governance” tab in the “Investors” section. The members of each committee in 2024, including the Chairperson, as well as the number of meetings held in 2024 is set forth in the table below:
2024 Board Committees and Meetings

Name	Audit Committee	Compensation Committee (1)	Nominating and Corporate Governance Committee (2)	Health, Safety and Environment Committee
Spencer Abraham
Paul J. Donahue, Jr.
S. Eugene Edwards
Georganne Hodges
Kimberly S. Lubel
George E. Ogden
Damian W. Wilmot
Lawrence M. Ziemba
# of Meetings Held in 2024	5	5	4	4

(1)	Mr. Abraham served as the Chairperson of the Compensation Committee to April 30, 2024. Wayne A. Budd, who retired from the Board on that date, previously served on the Compensation Committee.
(2)
Mr. Abraham was appointed as the Chairperson of the Nominating and Corporate Governance Committee effective as of April 30, 2024. Mr. Budd previously served as the Chairperson of the Nominating and Corporate Governance Committee to that date.

Chairperson	Member

Audit Committee
The Audit Committee reviews and reports to the Board on various auditing and accounting matters, including the quality, objectivity, and performance of our internal and external accountants and auditors, the adequacy of our financial controls, and the reliability of financial information reported to the public. In 2024, the members of the Audit Committee were Kimberly S. Lubel (Chairperson), Paul J. Donahue, Jr., Georganne Hodges and George E. Ogden. Each member has been determined by the Board to be an “audit committee financial expert” (as defined by the SEC).
In 2024, the Audit Committee met five (5) times, and each meeting was attended by all of the members. The “Report of the Audit Committee for Fiscal Year 2024” appears in this proxy statement following the disclosures related to Proposal No. 2.
2025 Proxy Statement	3

About PBF Energy
Compensation Committee
The Compensation Committee reviews and reports to the Board on matters related to compensation strategies, policies, and programs, including certain personnel policies and policy controls, management development, management succession, and benefit programs. The Compensation Committee also approves and administers our equity incentive compensation plan and cash incentive plan. The Compensation Committee’s duties are described more fully in the “Compensation Discussion and Analysis” section below.
In 2024, the members of the Compensation Committee were Paul J. Donahue, Jr. (Chairperson effective April 30, 2024), Wayne A. Budd (member to April 30, 2024), Spencer Abraham (Chairperson to April 30, 2024), and Damian W. Wilmot (effective April 30, 2024). Each of the members qualifies as independent under applicable SEC rules and regulations and the rules of the NYSE as a “non-employee director” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In 2024, the Compensation Committee met five (5) times, and the meetings were attended by all of the members. The “Compensation Committee Report” for Fiscal Year 2024 appears in this proxy statement immediately following “Executive Compensation”.
Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocking relationships. None of the members of the Compensation Committee has served as an officer or employee of PBF or had any relationship requiring disclosure by PBF under Item 404 of the SEC’s Regulation S-K, which addresses related person transactions.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee evaluates policies on the size and composition of the Board and criteria and procedures for director nominations and considers and recommends candidates for election to the Board. The committee also evaluates, recommends, and monitors corporate governance guidelines, policies, and procedures, including our codes of business conduct and ethics. In 2024, the members of the Nominating and Corporate Governance Committee were Wayne A. Budd (member and Chairperson to April 30, 2024), Spencer Abraham (Chairperson effective April 30, 2024), S. Eugene Edwards and Damian W. Wilmot. The Nominating and Corporate Governance Committee met four (4) times in 2024, and the meetings were attended by all members.
The Nominating and Corporate Governance Committee recommended to the Board each presently serving director of PBF as nominees for election as directors at the Annual Meeting. The Nominating and Corporate Governance Committee also considered and recommended the appointment of a Lead Director (described below under “Board Leadership Structure—Lead Director and Meetings of Non-Management Directors”) to preside at meetings of the independent directors without management, and recommended assignments for the Board’s committees. The full Board approved the recommendations of the Nominating and Corporate Governance Committee and adopted resolutions approving the slate of director nominees to stand for election at the Annual Meeting, the appointment of a Lead Director, and Board committee assignments.
Health, Safety and Environment Committee
The HS&E Committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of programs and initiatives that relate to the health, safety and environmental protection, health and safety performance, and ESG, sustainability, innovation, and technology policies and programs of the Company. In 2024, the members of the HS&E Committee were Lawrence M. Ziemba (Chairperson), S. Eugene Edwards and Kimberly S. Lubel. In 2024, the Health, Safety and Environment Committee met four (4) times and the meetings were attended by all members.

4	2025 Proxy Statement

About PBF Energy
BOARD AND COMMITTEE REFRESHMENT AND ROTATION
The Board is committed to striking a balance between retaining directors with deep knowledge of the Company and seeking fresh perspectives in its recruiting efforts. Our Board and director evaluation process supports this objective.
The Board has welcomed four of its ten current directors since 2023, including the appointment of Mr. Lucey in July 2023 as a non-independent director in connection with his appointment as the Company’s Chief Executive Officer. These new directors were deliberately selected for their relevant skill sets and their ability to guide our strategy, provide effective oversight and effectively represent our stockholders’ interests. The average tenure of our current directors is 5.1 years.
In addition, the Board has also refreshed the membership of our Committees, including rotating the chairs of all of our committees since 2023. Most recently, upon the retirement of Wayne A. Budd effective as of April 30, 2024, the full Board approved, based on the Nominating and Corporate Governance Committee, the election of Mr. Donahue and Mr. Abraham as the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee, respectively.
SELECTION OF DIRECTOR NOMINEES
The Nominating and Corporate Governance Committee solicits recommendations for Board candidates from a number of sources, including our directors, our officers and individuals personally known to the members of the Board.
The Nominating and Corporate Governance Committee will consider candidates submitted by stockholders when submitted in accordance with the procedures described in this proxy statement under the caption “Stockholder Nominations and Proposals.” The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis. The level of consideration that the Nominating and Corporate Governance Committee will extend to a stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Nominating and Corporate Governance Committee.
Evaluation of Director Candidates
The Nominating and Corporate Governance Committee is charged with assessing the skills, characteristics and diversity of background and experience that candidates for election to the Board should possess and with determining the composition of the Board as a whole. The assessments include qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of the skills, expertise and diversity of background and experience that should be added to complement the composition and experience of the existing Board of Directors.
In evaluating each candidate, the Nominating and Corporate Governance Committee may consider among other factors it may deem relevant:
•	whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;
•	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;
•	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;
•
the contribution that the person can make to the Board and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the Nominating and Corporate Governance Committee may consider relevant; and

•	the integrity, strength of character, independent mind, practical wisdom, and mature judgment of the person.
Based on this initial evaluation, the Nominating and Corporate Governance Committee will determine whether to interview a proposed candidate and, if warranted, will recommend that one or more of its members, other members of the Board, or senior management, as appropriate, interview the candidate. After completing this process, the Nominating and Corporate Governance Committee ultimately determines its list of nominees and submits the list to the full Board for consideration and approval.
2025 Proxy Statement	5

About PBF Energy
Director Skills and Experience
In addition to the factors considered during the nominating process, the Nominating and Corporate Governance Committee has identified a number of key skills and areas of expertise it believes should be represented on the board for the reasons shown below, with the number of our current directors with such qualifications indicated as well:
Executive Leadership
Directors with prior experience in executive leadership positions bring the qualifications and skills to develop and oversee our strategy, to create and drive long-term value, and to identify, motivate, and retain individual leaders.

10 of 10 Directors
Strategy
Directors with a background in strategy bring a practical understanding of developing, implementing, and addressing our business strategy and development plan.

10 of 10 Directors
Public Company Governance
Directors who have served on other public company boards have experience overseeing and providing insight and guidance to management and bring critical knowledge of governance to our organization.

9 of 10 Directors
Industry Expertise
Directors with leadership and/or operational experience in industries relevant to our business bring practical understanding of our business and effective oversight of implementation of strategy.

9 of 10 Directors
Health, Safety, Environment, Corporate Governance and Social Responsibility
Directors with experience overseeing, operating, or advising on matters of the environment, sustainable energy, corporate and social responsibility, health, and safety provide effective oversight over these matters and support our commitment to social responsibility and creating long-term shared value with our stakeholders.

8 of 10 Directors
Government, Regulatory and Public Policy
Directors with experience or background relating to governmental, regulatory or public policy matters or governmental affairs bring knowledge helpful to navigating complex regulatory frameworks.

7 of 10 Directors
Risk Management
Directors with experience managing risk bring skills critical to the Board’s oversight of our risk assessment and risk management programs.

7 of 10 Directors
Accounting and Audit
Financial and audit expertise, particularly knowledge of finance and financial reporting processes, is critical to understanding and evaluating our capital structure and overseeing the preparation of our financial statements and internal controls over financial reporting.

7 of 10 Directors

6	2025 Proxy Statement

About PBF Energy
The following table sets forth additional criteria and more specific skills we use to evaluate nominees, as well as the qualifications of our director nominees:

Skill, Experience and Expertise	Director Nominee
	Spencer Abraham	Paul J. Donahue, Jr.	S. Eugene Edwards	Georganne Hodges	Kimberly S. Lubel	Matthew C. Lucey	Thomas J. Nimbley	George E. Ogden	Damian W. Wilmot	Lawrence M. Ziemba
Finance:
Risk Management
Accounting/Auditing
Capital Markets
CEO Experience
Legal
Strategy
Strategic Transactions (M&A)
Information Technology
Human Resources
Health, Safety and Environment
Corporate Governance and Social Responsibility
Executive Leadership
Regulatory/Public Policy
Industry Knowledge:
Refining/Manufacturing
Logistics
Supply Chain
Energy
Public Board Experience

BOARD EVALUATIONS
Our Nominating and Corporate Governance Committee oversees an annual Board and committee self-evaluation process providing each member of the Board the opportunity to complete detailed surveys designed to assess the effectiveness of both the Board as a whole and each of its committees. The surveys seek feedback on, among other things, Board and committee composition and organization, the frequency and content of Board and committee meetings, the quality of management presentations to the Board and its committees, the Board’s relationship to senior management and the performance of the Board and its committees in light of the responsibilities of each body as established in our Corporate Governance Guidelines and the respective committee charters. Our Executive Chairman and Lead Director lead a discussion of survey results with all of the directors as a group, and each committee chair leads a discussion of committee results within a committee meeting setting. Our Nominating and Corporate
2025 Proxy Statement	7

About PBF Energy
Governance Committee believes this process, which combines the opportunity for each director to individually reflect on Board and committee effectiveness with a collaborative discussion on performance, provides a meaningful assessment tool and a forum for discussing areas for improvement.
BOARD LEADERSHIP STRUCTURE
Separation of the Chairman and CEO Roles
The Board of Directors believes that it is in the best interests of the Company and its shareholders to retain flexibility in determining whether to combine the roles of Chairman and CEO. Our Corporate Governance Guidelines provide that the Board will periodically consider whether the roles should be separated and, if so, whether the Chairman should be an independent director or an employee. In connection with the succession of Matthew C. Lucey as Chief Executive Officer effective as of July 1, 2023, the Board determined that Thomas J. Nimbley would continue to serve as the Chairman of the Board and entered an employment agreement with him pursuant to which he will serve as Executive Chairman of the Board through the initial term of the agreement, which is through June 30, 2025. On March 10, 2025, the Board notified Mr. Nimbley that his employment agreement would not be renewed beyond the initial term which expires June 30, 2025 and determined that, subject to his re-election at the Annual Meeting, effective July 1, 2025, Mr. Nimbley will serve as the non-executive Chairman of the Board. As set forth in Proposal No. 1 below, Mr. Nimbley is standing for re-election as a director through the Annual Meeting to be held in 2026. Because the Board continues to believe that separating the roles of Chairman and CEO will allow Mr. Lucey to focus on executing the Company’s strategy, subject to Mr. Nimbley’s re-election to the Board at the 2025 Annual Meeting, Mr. Nimbley in his capacity as non-executive Chairman of the Board will focus on Board leadership and governance. As Chairman of the Board, Mr. Nimbley is responsible for chairing meetings of the Board, presiding at meetings of our shareholders, overseeing agenda preparation in consultation with the Lead Independent Director, and fostering a collegial and collaborative environment in the boardroom. The Board may modify this structure in the future to ensure that the Board leadership structure for the Company remains effective and advances the best interests of our stockholders.
Lead Director and Meetings of Non-Employee Directors
Since Mr. Nimbley is not independent, in accordance with our Corporate Governance Guidelines, our Board has appointed a “Lead Director” whose responsibilities include leading the meetings of our non-management directors outside the presence of management. S. Eugene Edwards is currently our Lead Director. The Lead Director acts as the chair of all non-management director meetings sessions and is responsible for coordinating the activities of the other outside directors, as required by our Corporate Governance Guidelines and the NYSE listing standards. The Lead Director, working with committee chairpersons, sets agendas and leads the discussion of regular meetings of the Board outside the presence of management, provides feedback regarding these meetings to the Chairman, and otherwise serves as a liaison between the independent directors and the Chairman. The Lead Director is also responsible for receiving, reviewing, and acting upon communications from stockholders or other interested parties when those interests should be addressed by a person independent of management. The independent directors, to the extent not identical to the non-management directors, are required to meet in executive session as appropriate matters for their consideration arise, but, in any event, at least once a year. The agenda of these executive sessions includes such topics as the participating directors shall determine. Our independent directors typically meet in executive session prior to every Board meeting.
ENTERPRISE RISK OVERSIGHT
The Board considers oversight of PBF’s risk management efforts, including cybersecurity risks, to be a responsibility of the full Board. The Board’s role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to PBF, or to the success of a particular project or endeavor under consideration, including operational, financial, legal, regulatory, strategic, and reputational risks. The full Board (or the appropriate committee) receives reports from management to enable the Board (or committee) to assess PBF’s risk identification, risk management and risk mitigation strategies. When a report is vetted at the committee level, the chairperson of that committee thereafter reports on the matter to the full Board. This enables the Board and its committees to coordinate the Board’s risk oversight role. The Board also believes that risk management is an integral part of PBF’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing PBF.

8	2025 Proxy Statement

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)
All of PBF’s directors are subject to election each year at the annual meeting of stockholders. If elected at the Annual Meeting, all of the nominees for director listed below will serve a one-year term expiring at the 2026 Annual Meeting of Stockholders. On the proxy card, PBF has designated certain persons who will be voting the proxies submitted for the Annual Meeting and these persons will vote as directed by your proxy card. If your proxy card does not provide voting instructions, these persons will vote for the election of each of these nominees.

The Board recommends a vote “FOR” all director nominees.

Under our bylaws, each director to be elected under this Proposal No. 1 must be elected by the vote of the majority of the votes cast “For” or “Against” the nominee. A majority of votes cast means the number of shares voted “FOR” a director nominee must exceed 50% of the votes cast with respect to that nominee. Abstentions and broker non-votes are not counted as votes cast and have no effect on the proposal.
If a director is not elected by a majority vote, such director must promptly offer to tender his or her irrevocable resignation to the Board. The Nominating and Governance Committee, or such other committee designated by the Board, will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Corporate Governance Committee’s or such other committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days following the date of the certification of the election results.
If any nominee is unavailable as a candidate at the time of the Annual Meeting, either the number of directors constituting the full Board will be reduced to eliminate the resulting vacancy, or the persons named as proxies will use their best judgment in voting for an alternative nominee.
2024 Board of Directors*

*	Excludes Wayne A. Budd who retired effective as of April 30, 2024.
2025 Proxy Statement	9

Proposal No. 1 – Election of Directors
INFORMATION CONCERNING NOMINEES AND DIRECTORS
Our directors, each of whom is a nominee for election as a director at the Annual Meeting, are listed in the following table. The table sets forth certain information regarding our directors as of the date of this proxy statement. If elected, each director will hold office until a successor is elected and qualified or until his or her earlier death, resignation or removal.

THOMAS J. NIMBLEY Executive Chairman of the Board Age: 73 Director Since: 2014
Biography:
Mr. Nimbley has served as Chairman of the Board since June 30, 2016 and Executive Chairman since July 1, 2023. He previously served as our Chief Executive Officer from June 2010 through June 2023 and was our Executive Vice President, Chief Operating Officer from April 2010 through June 2010. Mr. Nimbley also serves as a director and the Executive Chairman of certain of our subsidiaries. Prior to joining PBF Energy, Mr. Nimbley served as a Principal for Nimbley Consultants LLC from June 2005 to March 2010, where he provided consulting services and assisted on the acquisition of two refineries. He previously served as Senior Vice President and head of Refining for Phillips and subsequently Senior Vice President and head of Refining for ConocoPhillips’ domestic refining system (13 locations) following the merger of Phillips and Conoco. Before joining Phillips at the time of its acquisition of Tosco in September 2001, Mr. Nimbley served in various positions with Tosco and its subsidiaries starting in April 1993.
Qualifications:
Mr. Nimbley’s extensive experience in and knowledge of the refining industry, as well as his proven leadership skills and management experience, provides the Board with valuable leadership and, for these reasons, PBF believes Mr. Nimbley is a valuable member of its Board of Directors.

SPENCER ABRAHAM Director Age: 72 Director Since: 2012 Committees: • Compensation Committee • Nominating and Corporate Governance Committee (Chair)
Biography:
Mr. Abraham has served as a director of the Board since October 2012, was a director of PBF LLC from August 2012 to February 2013 and a director of PBF Holding from August 2012 to October 2012. Mr. Abraham has served as a member of our Nominating and Corporate Governance Committee since 2012, and has served as its Chairperson since April 30, 2024. He has also served as a member of our Compensation Committee since 2012 and served as its Chairperson until April 30, 2024. Mr. Abraham is the Chief Executive Officer and Chairman of the international strategic consulting firm The Abraham Group, which he founded in 2005. Prior to starting The Abraham Group, Mr. Abraham served as Secretary of Energy under President George W. Bush from 2001 through January 2005, and was a U.S. Senator for the State of Michigan from 1995 to 2001. Prior to serving as a U.S. Senator, Mr. Abraham held various other public and private sector positions in the public policy arena. He currently serves as a director of NRG Energy, Inc., where he is a member of the Compensation Committee; and Two Harbors Investment Corp., a publicly traded REIT, where he is a member of the Compensation Committee and the Nominating and Governance Committee. He is the Chairman of the Board of Uranium Energy Corporation and a director of Emissions Reduction Corp. He is also a trustee of the Gerald R. Ford Presidential Foundation. He was previously a director of ICx Technologies, non-executive Chairman of Areva Inc., served on the board of C3 IoT and Occidental Petroleum Corporation, and was a trustee of the California Institute of Technology.
Qualifications:
Mr. Abraham’s extensive political and financial experience in the energy sector, including as the Secretary of Energy of the United States, as a U.S. Senator and as a board member of various public companies in the oil and gas sector, provides him with unique and valuable insights into the industry in which we operate and the markets that we serve and, for these reasons, PBF Energy believes that Mr. Abraham is a valuable member of its Board of Directors.

10	2025 Proxy Statement

Proposal No. 1 – Election of Directors

PAUL J. DONAHUE, JR. Director Age: 58 Director Since: 2022 Committees: • Audit Committee • Compensation Committee (Chair)
Biography:
Paul J. Donahue, Jr. has served as a director of PBF Energy since January 1, 2022. and he is a member of the Audit Committee. He has served as a member of the Compensation Committee since March 2023 and as its Chairperson since April 30, 2024. Mr. Donahue is currently the Managing Partner and Co-Founder of Black Squirrel Partners, a growth equity and content acquisition platform focused on the consumer/retail, technology and music industry verticals. He is an accomplished executive and leader with over 33 years of experience in finance and investing, with extensive energy industry experience. His areas of expertise include financial analysis, risk management, strategic planning, team building and leadership, data science and capital markets and finance. In 2020, he retired from Morgan Stanley, where he last served as Head of Americas Equity Capital Markets, was a member of the Global Capital Markets Operating Committee, and was Chairman of Morgan Stanley’s Equity Underwriting Committee. In 2022, Mr. Donahue was appointed to the board of Servco Pacific Inc., a private company where he serves on the Audit Committee. Since 2000, he has served on the National Board of the TJ Martell Foundation. He has also served as a member of the board of the All Within My Hands Foundation since 2018. He graduated from Brown University with a degree in Business Economics and Organizational Behavior/Management.
Qualifications:
Mr. Donahue’s experience as a financial expert and an executive in the financial industry, provides our Board with a beneficial perspective and insight and, for these reasons, PBF Energy believes Mr. Donahue is a valuable member of its Board of Directors.

S. EUGENE EDWARDS Director Age: 68 Director Since: 2014 Lead Director Since: 2021 Committees: • HS&E Committee • Nominating and Corporate Governance Committee
Biography:
Mr. Edwards has served as a director of PBF Energy since July 2014. He has been our Lead Director since October 1, 2021 and has been a member of our Nominating and Corporate Governance Committee since August 2014 and a member of the HS&E Committee since December 2016, where he also served as Chairperson until September 30, 2021. He has over 35 years of experience in the energy and refining sectors. Most recently he retired from Valero Energy Corp. (“Valero”) in April of 2014 where he was Executive Vice President and Chief Development Officer. Mr. Edwards began his career with Valero as an Analyst in Planning and Economics in 1982 and then served as Director of Business Development; Director of Petrochemical Products; Vice President of Planning and Business Development; Senior Vice President of Supply, Marketing & Transportation; Senior Vice President of Planning, Business Development and Risk Management and as Senior Vice President of Product Supply and Trading. Prior to joining Valero, he was an energy analyst with Pace Consultants and a refinery process engineer with Citgo Petroleum Corporation. He previously served as a director of CST Brands Inc., a spin-off of Valero, from May to December 2013 and, from June 2014 to August 2021, as a director of Green Plains Energy, where he was a member of its Audit and Compensation Committees. He has also served as a director of Cross America Limited Partners from September 2014 through March 2017. Mr. Edwards earned a bachelor’s degree in Chemical Engineering from Tulane University and a Master of Business Administration from the University of Texas at San Antonio.
Qualifications:
Mr. Edwards’ decades of experience in all aspects of the refining sector provides the Board with additional industry-specific knowledge from an individual deeply connected with the independent refining sector and, for these reasons, PBF Energy believes Mr. Edwards is a valuable member of its Board of Directors.

2025 Proxy Statement	11

Proposal No. 1 – Election of Directors

GEORGANNE HODGES Director Age: 59 Director Since: 2023 Committees: • Audit Committee
Biography:
Ms. Hodges has been a member of the Board and our Audit Committee since March 15, 2023. She has more than 30 years of wholesale and retail energy experience, including major public accounting and extensive experience across the energy industry value chain. She was most recently Executive Vice President of Supply, Trading & Logistics at Motiva Enterprises, LLC until 2022. From July 2016 to 2020, she served as Executive Vice President and Chief Financial Officer of Motiva. Prior to joining Motiva, she held the position of CFO with Spark Energy, where she successfully completed the company’s initial public offering as well as several acquisitions. She also held the position of CFO with Direct Energy, as well as other senior financial roles since beginning her career with Arthur Andersen in 1987. Since 2023, Ms. Hodges has served as a director of Natural Gas Services Group Inc., where she serves on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Since 2022, she has served as a member of the board of directors of BWC Terminals LLC, where she serves on the Audit Committee and the Nominating and Corporate Governance Committee. From 2021 to October 2023, she served as a member of the board of directors of Transalta Renewables Inc., where she was the Chair of the Audit Committee.
Qualifications:
Ms. Hodges’ industry specific experience, her experience as a Chief Financial Officer and board member of public companies provide the Board with a unique perspective and insight and, for these reasons, PBF Energy believes Ms. Hodges is a valuable member of its Board of Directors.

KIMBERLY S. LUBEL Director Age: 60 Director Since: 2017 Committees: • Audit Committee (Chair) • HS&E Committee
Biography:
Ms. Lubel joined the PBF Energy board in August 2017 and has been the Chairperson of our Audit Committee since January 2023 and a member of the HS&E Committee since October 2017. She formerly served as the Chairperson of the HS&E Committee from October 1, 2021 to March 21, 2023 and a member of the Compensation Committee from May 2019 to December 2022. From January 2013 until June 2017, Ms. Lubel served as the Chairman, Chief Executive Officer and President of CST Brands, Inc., a Fortune 250 North American convenience and fuel retailer with over 14,000 employees that was acquired by Circle K in June 2017. She also served as the Chairman of the Board at CrossAmerica Partners GP LLC, the general partner of CrossAmerica Partners LP, a publicly traded master limited partnership, from October 2014 to June 2017. She served as the Executive Vice President and General Counsel of Valero from 2006 to 2012 and served as its Vice President of Legal Services from 2003 to 2006. Prior to joining Valero in 1997, Ms. Lubel was a corporate attorney at Kelly, Hart & Hallman. Ms. Lubel has served on the board of Arcosa, Inc. since November 2021 and is a member of its Human Resources Committee and Governance and Sustainability Committee. Since May 2020, she has served on the board of Westlake Corporation, where she is a member of the Audit, Compensation, Nominating and Governance and Corporate Risk and Sustainability Committees. Since January 2019, Ms. Lubel also has served on the board of Southwest Research Institute, an independent, non-profit research and development organization, where she serves on the Compensation and Nominating and Governance Committees and where she has served as Vice Chair of the Board of Directors since 2024. Since September 2022, she is also a member of the Board of Directors of Inspire Trust Company. She previously served as an independent director of WPX Energy, Inc., where she was a member of the Nominating, Corporate Governance and Public Policy Committee and the Compensation Committee.
Qualifications:
Ms. Lubel’s industry specific experience, her experience as a Chief Executive Officer and board member of public companies, as well as her experience as a general counsel, provide the Board with a unique perspective and insight and, for these reasons, PBF Energy believes Ms. Lubel is a valuable member of its Board of Directors.

12	2025 Proxy Statement

Proposal No. 1 – Election of Directors

MATTHEW C. LUCEY President and Chief Executive Officer, Director Age: 51 Director Since: 2023
Biography:
Matthew C. Lucey has served as PBF’s President and Chief Executive Officer and a member of the Board of Directors since July 2023. Mr. Lucey served as PBF’s President since January 2015. Mr. Lucey is also a director and the Chief Executive Officer of certain of our subsidiaries. Mr. Lucey previously served as our Executive Vice President from April 2014 to December 2014, as our Senior Vice President, Chief Financial Officer from April 2010 to March 2014 and prior to that as our Vice President, Finance from April 2008. Prior to joining PBF, Mr. Lucey served as a Managing Director of M.E. Zukerman & Co., a New York-based private equity firm specializing in several sectors of the broader energy industry, from 2001 to 2008. While at M.E. Zukerman & Co., Mr. Lucey participated in all aspects of the firm’s energy investment activities and served on the Management Committee of Penreco, a manufacturer of specialty petroleum products; Cortez Pipeline Company, a 500-mile CO2 pipeline; and Venture Coke Company, a merchant petroleum coke calciner. Before joining M.E. Zukerman & Co., Mr. Lucey spent six years in the banking industry.
Qualifications:
Mr. Lucey’s experience in the refining industry and the broader energy industry, his financial background, including his experience as a Chief Financial Officer, as well as his executive management experience at PBF provides the Board with valuable insight and, for these reasons, PBF believes Mr. Lucey is a valuable member of its Board of Directors.

GEORGE E. OGDEN Director Age: 82 Director Since: 2018 Committees: • Audit Committee
Biography:
Mr. Ogden has served as a director of PBF Energy and a member of our Audit Committee since January 1, 2018. Mr. Ogden has over 45 years of experience in the energy sector. From May 2014 to December 2017, Mr. Ogden served as an independent director of PBF Logistics GP LLC (“PBFX GP”), the general partner of PBFX. From January 1999 to the present, Mr. Ogden served as an independent refining and marketing consultant for energy and investment companies. Previously, he was a Senior Vice President of Tosco from 1992 to 1999, where he was responsible for mergers, acquisitions and divestments and general corporate planning, and prior to that Mr. Ogden held various positions at Tosco, Occidental Petroleum and the Mobil Oil Corporation in business development, refinery operations, planning and economics and as a refinery engineer.
Qualifications:
Mr. Ogden’s extensive career across many aspects of the energy and refining industries and expertise in the areas of mergers, acquisitions and strategic planning provide the Board with a unique perspective and insight and, for these reasons, PBF Energy believes Mr. Ogden is a valuable member of its Board of Directors.

2025 Proxy Statement	13

Proposal No. 1 – Election of Directors

DAMIAN W. WILMOT Director Age: 49 Director Since: 2023 Committees: • Compensation Committee • Nominating and Corporate Governance Committee
Biography:
Mr. Wilmot has served as a director of PBF Energy and a member of our Nominating and Corporate Governance Committee since March 15, 2023 and has served as a member of the Compensation Committee since April 30, 2024. Mr. Wilmot serves as the Chief Legal Officer and Corporate Secretary of BridgeBio Pharma, Inc. since September 2023, where he is responsible for their legal affairs, corporate secretarial and governance functions, ethics and compliance, and risk management. He previously served as the SVP, Chief Risk and Compliance Officer at Vertex Pharmaceuticals Incorporated, where he was responsible for leading and managing the Global Compliance, Business Continuity & Resilience, Privacy, Records Information Management, Global Litigation and Global Employment Law organizations. He also led its Enterprise Risk Management, Incident Response & Crisis Management, and Information Governance programs. Prior to Vertex, Mr. Wilmot worked as chief litigation counsel for another global pharmaceutical company, as a litigation partner with Goodwin Procter LLP, and as an assistant U.S. attorney in the District of Massachusetts. Since 2019, he has served as a director and member of the Audit Committee and Executive Committees of HarborOne Bancorp, Inc. He has also served as a trustee and member of the Audit and Investment Committees of Fidelity Charitable since 2021. He has also served as the founder and Board Chair of New Commonwealth Fund for Social Justice and Racial Equality since 2020. He is a trustee and Chair of the Audit Committee of Trinity College in Massachusetts.
Qualifications:
Mr. Wilmot’s leadership positions in the areas of risk, compliance and legal provide the Board with a unique perspective and insight and, for these reasons, PBF Energy believes Mr. Wilmot is a valuable member of its Board of Directors.

LAWRENCE M. ZIEMBA Director Age: 69 Director Since: 2023 Committees: • HS&E Committee (Chair)
Biography:
Mr. Ziemba has served as a director of PBF Energy, a member of our HS&E Committee since January 1, 2023 and Chair of our HS&E Committee since March 22, 2023. He previously served as a director of PBFX GP, including as a member of its Audit and Conflicts Committees, from December 2019 to November 2022. Since January 2020, Mr. Ziemba has served as a director of Plains All-American GP LLC, and is a member of the Audit Committee and Chairman of the Health, Safety, Environmental and Sustainability Committee. He also serves as the Chairman of the Board of the Duchesne Academy in Houston. He retired from Phillips 66 as Executive VP, Refining and a member of the Executive Committee in December 2017. He held this position since the company’s separation from ConocoPhillips in May 2012. Prior to 2012, he was President, Global Refining and served on the Executive Committee of ConocoPhillips. During his career, he held various positions in downstream for ConocoPhillips, Phillips, Tosco, and Unocal Corporation, where he started his career.
Qualifications:
Mr. Ziemba’s extensive career across many aspects of the refining industry, including numerous leadership positions, provide the Board with a unique perspective and insight and, for these reasons, PBF Energy believes Mr. Ziemba is a valuable member of its Board of Directors.

14	2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table describes each person, or group of affiliated persons, known to be a beneficial owner of more than 5% of our Class A Common Stock as of the record date, March 7, 2025 and is based solely upon reports filed by such persons with the SEC.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	%
Carlos Slim Helú, et al. (1) Paseo de las Palmas 736, Colonia Lomas de Chapultepec, Ciudad de Mexico, Mexico,11000	30,349,998	26.3
Control Empresarial (1) Paseo de las Palmas 781, Piso 3, Lomas de Chapultepec, Seccion III, Miguel Hidalgo, Ciudad de Mexico, Mexico, 11000
BlackRock, Inc. (2) 50 Hudson Yards New York, New York 10001	15,175,112	12.4
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	11,700,449	9.57
Dimensional Fund Advisors LP (4) 6300 Bee Cave Road, Building One Austin, Texas 78746	7,381,408	6.0
State Street Corporation (5) One Congress Street, Suite 1 Boston, MA 02114	6,127,910	5.2

(1)
Carlos Slim Helú, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, María Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit (collectively, the “Slim Family”) and Control Empresarial (as defined below) amounts are derived from a Form 4 filed with the SEC on March 7, 2025. The Slim Family are beneficiaries of a Mexican trust that in turn owns all of the issued and outstanding voting equity securities of Control Empresarial de Capitales S.A. de C.V. (“Control Empresarial”). Control Empresarial, a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), is a holding company with portfolio investments in various companies. The Slim Family and Control Empresarial have shared voting and dispositive power with respect to all of the shares.

(2)
Blackrock, Inc. amounts are derived from a Schedule 13G/A filed with the SEC on January 23, 2024. Blackrock, Inc. filed on behalf of itself and its subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Advisors (collectively, “Blackrock”). Blackrock has sole voting power with respect to 14,678,147 shares and sole dispositive power with respect to all of the reported shares.

(3)
The Vanguard Group amounts are derived from a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group does not have sole voting power with respect to any shares and has shared voting power with respect to 104,979 shares, sole dispositive power with respect to 11,491,563 shares and shared dispositive power with respect to 208,886 shares.

(4)
Dimensional Fund Advisors LP amounts are derived from a Schedule 13G filed with the SEC on February 9, 2024. Dimensional Fund Advisors LP has sole voting power with respect to 7,244,600 shares and sole dispositive power with respect to all of the reported shares.

(5)
State Street Corporation amounts are derived from a Schedule 13G filed with the SEC on October 17, 2024. State Street Corporation filed on behalf of itself and its investment adviser subsidiaries SSGA Funds Management, Inc., State Street Global Advisors Asia Limited, State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited and State Street Global Advisors, LTD. State Street Corporation does not have sole voting power or dispositive power with respect to any of the shares. State Street Corporation has shared voting power with respect to 5,670,656 shares and shared dispositive power with respect to 6,127,910 shares.

2025 Proxy Statement	15

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table presents information as of March 7, 2025, the record date, regarding common stock beneficially owned (or deemed to be owned) by each nominee for director and each director as of such date, each executive officer named in the Summary Compensation Table that is currently an executive officer, and all directors and executive officers of PBF as a group. No executive officer, director, or nominee for director beneficially owns any class of equity securities of PBF Energy other than common stock. None of the shares listed below are pledged as security. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The percentage of PBF Energy common stock beneficially owned is based on the shares of Class A Common Stock and Class B Common Stock outstanding. The business address for each of the following persons is One Sylvan Way, Second Floor, Parsippany, New Jersey 07054.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Owned (%)
Thomas J. Nimbley (1)	3,313,548	2.8%
Matthew C. Lucey (2)	1,314,724	1.1%
Karen B. Davis (3)	95,442	*
Trecia M. Canty (4)	774,090	*
T. Paul Davis (5)	677,795	*
Michael A. Bukowski (6)	43,330	*
Spencer Abraham (7)	58,481	*
Paul J. Donahue, Jr. (8)	15,042	*
S. Eugene Edwards (9)	54,179	*
Georganne Hodges (10)	7,613	*
Kimberly S. Lubel (11)	39,976	*
George E. Ogden (12)	40,802	*
Damian W. Wilmot (13)	7,179	*
Lawrence M. Ziemba (14)	9,789	*
All directors and executive officers as a group (17 persons) (15)	7,608,375	6.7%

*	Represents less than 1%.
(1)
Consists of (a) 726,793 shares of Class A Common Stock held directly by Mr. Nimbley; (b) 122,620 shares of restricted Class A Common Stock that are entitled to vote but do not receive current dividends and are subject to vesting; (c) 675,000 PBF LLC Series A Units; and (d) 1,789,135 shares of Class A Common Stock that can be acquired within 60 days upon the exercise of outstanding options.

(2)
Consists of (a) 259,123 shares of Class A Common Stock held directly by Mr. Lucey; (b) 138,417 shares of restricted Class A Common Stock that are entitled to vote but do not receive current dividends and are subject to vesting; (c) 69,198 PBF LLC Series A Units; and (d) 847,986 shares of Class A Common Stock that can be acquired within 60 days upon the exercise of outstanding warrants and options, respectively.

(3)
Consists of (a) 44,926 shares of Class A Common Stock held directly by Ms. Davis and (b) 50,516 shares of restricted Class A Common Stock that are entitled to vote but do not receive current dividends and are subject to vesting.

(4)
Consists of (a) 125,275 shares of Class A Common Stock held directly by Ms. Canty; (b) 48,057 shares of restricted Class A Common Stock that are entitled to vote but do not receive current dividends and are subject to vesting; and (c) 600,758 shares of Class A Common Stock that can be acquired within 60 days upon the exercise of outstanding options.

(5)
Consists of (a) 116,979 shares of Class A Common Stock held directly by Mr. Davis; (b) 48,057 shares of restricted Class A Common Stock that are entitled to vote but do not receive current dividends and are subject to vesting; and (c) 512,759 shares of Class A Common Stock that can be acquired within 60 days upon the exercise of outstanding options.

(6)
Consists of (a) 3,750 shares of Class A Common Stock held directly by Mr. Bukowski; and (b) 39,580 shares of restricted Class A Common Stock that are entitled to vote but do not receive current dividends and are subject to vesting.

(7)
Consists of (a) 46,725 shares of Class A Common Stock held directly by Mr. Abraham; (b) 6,238 shares of restricted Class A Common Stock that are entitled to vote and receive dividends but are subject to restrictions on transfer; and (c) 5,518 PBF LLC Series A Units.

16	2025 Proxy Statement

Security Ownership of Management and Directors
(8)
Consists of (a) 8,877 shares of Class A Common Stock held directly by Mr. Donahue; and (b) 6,165 shares of restricted Class A Common Stock that are entitled to vote and receive dividends but are subject to restrictions on transfer.

(9)
Consists of (a) 47,444 shares of Class A Common Stock held directly by Mr. Edwards; and (b) 6,735 shares of restricted Class A Common Stock that are entitled to vote and receive dividends but are subject to restrictions on transfer.

(10)
Consists of (a) 1,683 shares of Class A Common Stock held directly by Ms. Hodges; and (b) 5,930 shares of restricted Class A Common Stock that are entitled to vote and receive dividends but are subject to restrictions on transfer.

(11)
Consists of (a) 33,240 shares of Class A Common Stock held directly by Ms. Lubel; and (b) 6,736 shares of restricted Class A Common Stock that are entitled to vote and receive dividends and are subject to restrictions on transfer.

(12)
Consists of (a) 34,176 shares of Class A Common Stock held directly by Mr. Ogden; and (b) 6,626 shares of restricted Class A Common Stock that are entitled to vote and receive dividends and are subject to restrictions on transfer.

(13)
Consists of (a) 1,593 shares of Class A Common Stock held directly by Mr. Wilmot: and (b) 5,586 shares of restricted Class A Common Stock that are entitled to vote and receive dividends and are subject to restrictions on transfer.

(14)
Consists of (a) 3,257 shares of restricted Class A Common Stock held directly by Mr. Ziemba; and (b) 6,532 shares of restricted Class A Common Stock that are entitled to vote and receive dividends and are subject to restrictions on transfer.

(15)
Consists of (a) 1,761,815 shares of Class A Common Stock held directly by directors and officers; (b) 59,548 shares of restricted Class A Common Stock that are entitled to vote and receive dividends and are subject to restrictions on transfer; (c) 591,418 shares of restricted Class A Common Stock that are entitled to vote and that do not receive current dividends and are subject to vesting; (d) 10,191 shares of Class A Common Stock held by retirement accounts; (e) 810,648 PBF LLC Series A Units; and (f) 4,383,755 shares of Class A Common Stock that can be acquired within 60 days upon the exercise of outstanding warrants and options, respectively.

2025 Proxy Statement	17

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY
Our fiscal 2024 executive compensation program, described in the section titled “Compensation Discussion and Analysis” that follows, aligns compensation with management’s execution of the Company’s most important financial and strategic objectives.
Our executive compensation program reflects our compensation philosophy that executive pay should be heavily weighted towards variable and at-risk compensation to ensure that management’s pay is directly tied to key results and stockholder value creation. Specifically, our executive program is designed to achieve the following objectives:
•	Pay for Performance – Establish a performance-based program that rewards the achievement of financial and non-financial goals;
•	Stockholder Alignment – Align the financial interests of our executives with stockholder returns;
•	Focus on Long-Term Success – Reward executives for long-term strategic management and stockholder value enhancement; and
•	Quality of Talent – Offering competitive compensation in order to retain key talent whose abilities are considered essential to our long-term success.
Our stockholders have continued to express very strong support for our compensation philosophy and programs, with 97.30% of the votes cast at the 2024 Annual Meeting in support of executive compensation. Although we have interpreted these results as an endorsement of our compensation program’s design, in 2024, the Compensation Committee continued its multi-year track record of making changes to our compensation program to further enhance the rigor of the program’s structure and strengthen pay and performance alignment. The Committee’s overall compensation philosophy and objectives remain unchanged and the Compensation Committee has continued to seek to align compensation with the prevailing financial environment.
2024 Financial and Operational Performance
2024 was a challenging year for the Company because of significant changes in the macroeconomic environment for the refining industry relative to 2023 and 2022. Lower refining cracks, less supportive crude differentials and continued regulatory challenges were major negative factors impacting the Company’s 2024 performance. The market and regulatory challenges were exacerbated by our refining operational performance, which did not meet expectations due to unscheduled maintenance and repairs and the execution of scheduled maintenance (referred to as “turnarounds”), which in turn contributed to significant increases in our operating expenses relative to our refining peers.
Executive Officer Performance in 2024
Despite our challenging financial and operational performance, the Company, led by its executive officers, achieved numerous accomplishments during 2024, including:
✔	As a part of our operational excellence initiatives and to align with our strategic priorities:
➢	Hired Michael A. Bukowski as our new Senior Vice President, Head of Refining in March 2024; and
➢
Designed and began implementing a Refining Business Improvement Initiative that is expected to achieve sustainable cost savings across the refining system by focusing on rigorously reducing structural costs, optimizing our assets and implementing processes for continuous improvement. The Refining Business Improvement Initiative has a goal of achieving at least $200 million of cash savings by the end of 2025;

✔
In October 2022, we reinstated a regular quarterly dividend for our stockholders of $0.20 per share of Class A Common Stock. In October 2023, we increased the quarterly dividend to $0.25 per share of Class A Common Stock and we further increased the quarterly dividend to $0.275 per share of Class A Common Stock in October 2024;

18	2025 Proxy Statement

Executive Compensation
✔
Returned $449.9 million to stockholders through dividends and the repurchase of 7,554,269 shares of Class A Common Stock for approximately $329.1 million, inclusive of commissions. Since the share repurchase program was authorized by the Board of Directors in 2022, we have repurchased over 24 million shares of Class A Common Stock at an aggregate price, including commissions, of approximately $1,018 million; and

✔	Initiated a strategic review of the Company’s logistics and real estate assets to identify potential monetization and/or business diversification opportunities.
Our Compensation Program
PBF’s compensation programs are designed to attract and retain highly qualified executives and to maintain a strong link between pay and the achievement of enterprise-wide goals. We emphasize and reward teamwork and collaboration among executive officers, which we believe produces growth and performance and optimizes the use of enterprise-wide capabilities for the benefit of our stockholders and other stakeholders. While our compensation objectives have not changed, the manner in which we seek to achieve them through our compensation programs has evolved significantly due to the change in our ownership structure and the growth of the Company, especially the increase in our employee population as well as market realities.
The compensation programs initially established for our executives by our private equity sponsors were focused upon the achievement of short-term performance objectives and did not include significant long-term incentives in the form of equity. Under the guidance and stewardship of the Compensation Committee, our compensation program has progressively improved for stronger alignment with stockholder interests and reflects a number of best practices, including long-term incentives in the form of performance-based awards. The extent of the evolution of our compensation program is also apparent in the change in the mix of compensation elements and the proportion of total compensation that is at-risk. The percentage of our CEO’s and the other executives’ long-term incentives that are performance-based awards measured by TSR has increased over time and is currently set at 60%, emphasizing our strong commitment to developing compensation practices and programs that align with creating long-term equity value for our stockholders.
Board Responsiveness to 2024 Say-on-Pay Vote and Stockholder Feedback
At our 2024 Annual Meeting of Stockholders, our stockholders approved our NEOs’ 2023 compensation with approximately 97.30% of the vote. The Compensation Committee believes this overwhelming level of support affirms the design and objectives of our executive compensation program. The Compensation Committee also believes in providing for continuous improvement and refinement of our compensation program. Stockholder engagement and the outcome of our annual Say-on-Pay vote will continue to inform our future compensation decisions. We have an investor engagement program under the direction of our Nominating and Corporate Governance Committee to help us better understand the views of our investors on key corporate governance topics, including executive compensation. We expect the constructive and candid feedback we receive from our investors and other stakeholders during these meetings to inform our priorities as we assess our progress and enhance our compensation programs each year.
2025 Proxy Statement	19

Executive Compensation
GOVERNANCE FEATURES OF THE EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program contains features that align with good governance practices, reinforce our pay-for-performance philosophy and mitigate risk to our stockholders.
Our Compensation Principles

What We Do
Competitive Compensation	Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing PBF’s performance.

Pay for Performance
The compensation of our executives has consistently reflected the Compensation Committee’s philosophy that the level of the Company’s performance will determine incentive compensation. In 2024, none of the financial goals under the annual cash incentive plan were achieved and none of our executives received an annual cash bonus. Our annual cash bonuses under the annual cash incentive plan is determined based upon Adjusted EBITDA thresholds and other performance metrics. In addition, we utilize performance awards as part of our long-term compensation program with payouts based upon TSR.

Reward Long-Term Growth and Focus Management on Sustained Success and Stockholder Value Creation	A significant portion of the compensation of our executive officers is weighted toward equity-based awards that encourage sustained performance and positive stockholder returns.

Ownership Alignment
Equity awards should be subject to vesting over an extended period of time. We establish alignment between our stockholders and management through a straightforward three-year ratable vesting schedule for options (when granted) and restricted stock and three-year cliff vesting for performance awards. In addition, we have a one-year stock holding requirement for our NEOs after vesting or exercise for stock options, stock appreciation rights and full-value awards.

Lower Cash Compensation as a Percentage of Total Compensation for Highly Compensated Employees
The percentage of compensation awarded in cash decreases as an employee’s total compensation increases in order for long-term performance to remain the overriding aspiration to realizing full compensation.

Strong Governance Standards in Oversight of Executive Compensation	We provide standard employee benefits and very limited perquisites to our executive officers. We provide no excise tax gross-ups.

20	2025 Proxy Statement

Executive Compensation
The executive compensation program for the named executive officers includes best practice features that align executive compensation with the interests of our stockholders.

What We Do

Annual Say on Pay Vote
Majority of named executive officer compensation is variable and linked to performance
Long-term incentives are largely contingent on performance
Objective TSR metric underlying the performance-based portion of the long-term incentive award aligned with stockholder interests
Meaningful stock ownership guidelines for executive officers, which were met by all of the NEOs
Change of control payment under employment agreements limited to 2.99 times base salary

Grant stock options only at fair market value as of the grant date
Compensation consultant independent from management
One-year minimum vesting for all equity grants and one year stock holding requirement for NEOs after vesting or exercise for stock options, stock appreciation rights and full-value awards
Payout of performance awards is capped at target amount if PBF’s TSR is negative
Clawback policy applicable to NEOs providing that an accounting restatement will trigger the clawback of any erroneously awarded compensation, including equity awards

What We Don’t Do

No guaranteed minimum cash bonus payments to any of our executive officers
No repricing of stock options without shareholder approval
No hedging or pledging or short selling of PBF stock
No excessive perquisites

No individual supplemental executive retirement arrangements
No liberal share recycling under the Amended and Restated 2017 Equity Incentive Plan or the proposed 2025 Equity Incentive Plan
No excise tax gross-ups on any payments at a change of control

2025 Proxy Statement	21

Executive Compensation—Compensation Discussion and Analysis
COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of compensation arrangements of our named executive officers for the fiscal year ended December 31, 2024 should be read together with the compensation tables and related disclosures about our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs summarized in this discussion.

Compensation Discussion and Analysis	22	Annual Cash Incentive	27
Executive Summary	22	Long-Term Incentive Compensation	29
Named Executive Officers	22	PBF’s 2024 Long-Term Incentive Awards	31
Recent Leadership Transitions	22	Restricted Stock	31
Compensation Philosophy	23	Performance Share Units and Performance Units	31
Peer Group and Benchmarking	23	Employment Agreements	35
Role of the Compensation Committee	25	Restrictive Covenants	35
Role of Management	25	No Gross-Ups	35
Role of Compensation Consultant	25	Other Benefits	35
Compensation Elements and Mix	26	Impact of Tax and Accounting Principles	36
Annual Base Salary	26	Pension and Other Retirement Benefits	36
		Compensation-Related Policies	37

Executive Summary
Named Executive Officers
Our named executive officers for 2024 were:
•	Matthew C. Lucey, President and Chief Executive Officer (“CEO”);
•	Karen B. Davis, Senior Vice President, Chief Financial Officer (“SVP-CFO”);
•	T. Paul Davis, Senior Vice President, Supply, Trading and Optimization (“SVP-Supply, Trading and Optimization”);
•	Trecia M. Canty, Senior Vice President, General Counsel and Corporate Secretary (“SVP-General Counsel”); and
•	Michael A. Bukowski, Senior Vice President, Head of Refining (SVP-Refining”).
Recent Leadership Transitions
The Company’s executive leadership team continued to evolve in 2024 after the changes in 2023 that resulted in the transition of our Chief Executive Officer from Thomas J. Nimbley to Matthew C. Lucey. In March 2024, Michael A. Bukowski joined the Company as the new SVP, Head of Refining. At such time, Mr. Bukowski received sign-on long-term equity incentive awards valued at approximately $1.99 million, which equaled the long-term incentive opportunity for his position under the Company’s long-term incentive program and was allocated 40% to restricted stock and 60% to performance awards. Consistent with the balance of the NEOs, Mr. Bukowski received his normal annual equity awards in December, which are also reflected in the “Stock Awards” column of the Summary Compensation Table.

22	2025 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis
Compensation Philosophy
Our compensation arrangements are designed to ensure that our executives are rewarded appropriately for their contributions to our growth and profitability and that the compensation is demonstrably contingent upon and linked to our sustained success. This linkage encourages the commonality of interests between our executives and our stockholders. The following are the principal objectives in the design of our executive compensation arrangements:
•	to attract, retain and motivate superior management talent critical to our long-term success with compensation that is competitive within the marketplace;
•	to link executive compensation to the creation and maintenance of long-term equity value;
•	to maintain an appropriate balance among base salary, annual cash incentive payments and long-term equity- based incentive compensation, and other benefits;
•	to promote equity ownership by executives to align their interests with the interests of our stockholders; and
•
to ensure that incentive compensation is linked to the achievement of specific financial and operating objectives, which are established in advance and approved by the Board of Directors or the Compensation Committee.

Performance Metrics Utilized by the Compensation Committee to Link Pay and Performance
In determining executive compensation, the Compensation Committee does not believe there is a single metric or combination of metrics that fully encapsulate our compensation philosophy. Formulaic compensation would not permit adjustments based on less quantifiable factors such as a disparity between absolute and relative performance levels that can arise from the volatility of our business. Our Company may outperform our peers but still fail to perform well on an absolute basis. We believe our executives should be rewarded for the performance of the Company on both an absolute and a relative basis.
The Compensation Committee recognizes the importance of utilizing performance metrics that align executive compensation with stockholder interests in the short- and long-term. With respect to short-term performance objectives, the Compensation Committee has historically measured short-term performance using only Adjusted EBITDA, a non-GAAP financial measure discussed further under “Annual Cash Incentive,” as the most appropriate metric to align compensation with stockholder interests. Beginning in 2021, the Compensation Committee expanded the performance metrics under the annual cash bonus program to provide executives with a bonus opportunity based on predetermined financial and other operating measures, including ESG performance metrics.
For the 2022-2024 annual cash incentive compensation plan approved by the Compensation Committee in February 2022, the Compensation Committee determined that the appropriate performance objectives were Adjusted EBITDA (a non-GAAP financial measure) and certain ESG metrics relating to health, safety and environment, weighted 90% and 10%, respectively. The Compensation Committee continues to believe the achievement of long-term performance objectives is best measured using TSR, the metric utilized under our performance awards as discussed in “Long-Term Incentive Compensation.”
Peer Group and Benchmarking
Peer Selection
The target total direct compensation (the “Target Total Direct Compensation”) of our CEO is determined based upon the refining peer group. We select our peer group principally based on our industry and take into consideration whether those companies include us in their peer group for compensation purposes. In selecting the peer group, the Compensation Committee considered various peer group selection approaches and determined that two peer groups should be selected.
2025 Proxy Statement	23

Executive Compensation—Compensation Discussion and Analysis
The first peer group, referred to as the “2024 Refining Peer Group” is selected based upon criteria relevant to the Company—the refining industry and a comparable business model. The Compensation Committee considered the total compensation information for equivalent positions or equally ranked executives from a six-company refining industry peer group consisting of:

#	Indicates that PBF is included in the company’s performance peer group based on its 2024 proxy statement.
*	Indicates that PBF is included in the company’s compensation peer group based on its 2024 proxy statement.
(1)	HF Sinclair Corporation was formerly known as HollyFrontier Corporation.
Adjustments for Relative Size of Peers
Because the refining peer group includes companies that are larger than the Company, such as Valero Energy Corporation, Marathon Petroleum Corporation and Phillips 66 Company, the Compensation Committee applies a discount of no less than 35% to the median of the total summary compensation table data (excluding change in pension value and nonqualified deferred compensation and “all other” compensation) of such peer group used for benchmarking our CEO’s Target Total Direct Compensation to reflect our relative size. Once determined using the refining peer group data, the Compensation Committee then adjusts the target total direct compensation to the extent the Committee deems necessary to align with a secondary reference group. These companies provide a good indicator of the current range of executive compensation that the Compensation Committee can adjust based upon the data provided for this group taken together with a group of similarly sized companies (in terms of market capitalization and revenue), the “2024 Secondary Reference Group”:

2024 Secondary Reference Group

CVR Energy, Inc.#
Delek US Holdings, Inc.*
Eastman Chemical Company
HF Sinclair Corporation*
Huntsman Corporation
Marathon Petroleum Corporation#
ONEOK, Inc.
Phillips 66 Company#
Targa Resources Corp.
The Chemours Company
Valero Energy Corporation#
World Kinect Corporation[(1)]

#	Indicates that PBF is included in the company’s performance peer group based on its 2024 proxy statement.
*	Indicates that PBF is included in the company’s compensation peer group based on its 2024 proxy statement.
(1)	World Kinect Corporation was formerly known as World Fuel Services Corporation.

24	2025 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis
While the Compensation Committee believes that compensation should reward performance, the recognition of performance should not be out of line with the competitive market for talent in equivalent roles. The Compensation Committee recognizes that this approach can lead to a different assessment of compensation and performance.
Because PBF has historically been a high growth company with a focus on securing and retaining the best talent, the Compensation Committee believed it was important that the 2024 Refining Peer Group not be limited to companies of similar size, particularly since there is a limited number of size-relevant industry peers. Importantly, as it relates to the named executive officers, the 2024 Refining Peer Group reflects companies whose executives have a comparable relative impact as our executives on the Company’s specific structure and strategy. The 2024 Refining Peer group also reflects the Compensation Committee’s expectation that, in order to compete for purposes of retaining existing executive talent or recruiting new executive talent, the Company’s compensation programs need to be comparable to these larger, more mature companies. The Compensation Committee believes that the compensation programs of these companies reflect the same or similar objectives in terms of performance although these companies may not face the same expectations for growth and may be better positioned to compete for talent. The Compensation Committee also considers it appropriate to review market practice information for the 2024 Refining Peer Group, which is relevant despite difference in company size.
The 2024 Target Total Direct Compensation for Mr. Lucey was determined in October 2024 consistent with past practice. In determining the 2024 Target Total Direct Compensation for Mr. Lucey, the Compensation Committee reviewed the data for the 2024 Refining Peer Group (discounted by 35%), and then determined that no adjustments to our CEO’s compensation should be made based on the 2024 Secondary Reference Group. The Target Total Direct Compensation of our other named executive officers was determined based upon the CEO’s Target Total Direct Compensation and their relative responsibilities. In 2024, the total compensation of our CEO was compared to the chief executive officers or equivalents of the 2024 Refining Peer Group and the 2024 Secondary Reference Group and he received total compensation below the median of the 2023 total target compensation of both the 2024 Refining Peer Group and the 2024 Secondary Reference Group.
Role of the Compensation Committee
Our compensation policies and objectives are established by our Compensation Committee, which is composed solely of independent directors. The Board, based on the recommendation of the Compensation Committee, approved our Equity Incentive Plan. The Compensation Committee approves all aspects of executive compensation, including base salary increases or other changes, incentive compensation arrangements and eligibility for long-term equity compensation for our named executive officers in 2024 and individual grants of long-term incentive awards under PBF Energy plans to our named executive officers and other employees.
Role of Management
The Compensation Committee works closely with management to ensure that compensation programs are aligned with appropriate performance goals and our strategic direction. Specifically, each of the Executive Chairman and the CEO will provide to the Compensation Committee his opinion of executive performance, recommend business performance targets and objectives, and recommend salary levels and annual and long-term incentive levels for named executive officers other than the CEO. The Compensation Committee ultimately determines and approves the compensation arrangements for our named executive officers and senior management, the appropriate annual salary, as well as applicable incentive compensation arrangements, taking into account management input.
Role of Compensation Consultant
As described under “Compensation Consultant Disclosures,” the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant to, when requested, evaluate our executive compensation programs and provide input with respect to appropriate levels and forms of compensation. The objective of this engagement and any requested evaluation is to ensure that PBF Energy remains competitive and develops and maintains a compensation framework that is appropriate for a public company to attract, retain and motivate senior executives. The Compensation Committee concluded that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation Committee.
2025 Proxy Statement	25

Executive Compensation—Compensation Discussion and Analysis
Compensation Elements and Mix
We believe that compensation for our executive officers should provide a balance between our short- term and long- term performance goals. As a result, a significant portion of executive compensation will be “at risk” and is tied to the attainment of previously established financial and stockholder return goals. However, we also believe that it is prudent to provide competitive base salaries and benefits to attract and retain superior talent in order to achieve our strategic objectives.
For 2024, the base elements of our compensation programs remained the same—base salary, annual cash bonus, long-term incentives and benefits. The Compensation Committee uses a mix of compensation elements for our named executive officers, with a significant percentage of total compensation provided in the form of performance- based long-term incentives. These long-term incentives are intended to strengthen the alignment of the long-term interests of our named executive officers and our stockholders.
In 2024, the mix of the components of our CEO’s compensation and the average for the other named executive officers, excluding change in pension value and all other compensation, and the amount at risk, on a percentage basis was as follows:

(1)	Percentage total exceeds 100% due to rounding.
(2)	Excludes the sign-on equity awards received by Mr. Bukowski.
Annual Base Salary
Base salary is used as a principal means of providing cash compensation for performance of a named executive officer’s essential duties. Base salaries for our named executive officers are determined on an individual basis, reflecting role, the level of job responsibility in the organization, contributions towards our strategic goals, past experience and market comparisons and are intended to provide our named executive officers with a stable income. Salaries are reviewed from time to time by the Board of Directors, and all proposed adjustments to the base salaries of our named executive officers are reviewed and approved by the Compensation Committee.

26	2025 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis
The following table sets forth the base salaries received by our named executive officers in 2023 and 2024. Base salary adjustments for named executive officers are typically made on a two-year cycle unless there is a significant change in job responsibilities or our operating environment. In connection with our CEO transition effective July 1, 2023, the base salary of Mr. Lucey was increased to $1,250,000. With the exception of Mr. Bukowski, the salaries for the other named executive officers were increased effective November 1, 2024 in accordance with the two-year cycle.

Named Executive Officer	2023 Salary (1)	2024 Salary (2)
Matthew C. Lucey President & CEO	990,000	1,250,000
Karen B. Davis SVP-Chief Financial Officer	630,000	635,000
T. Paul Davis SVP-Supply, Trading and Optimization	602,500	607,500
Trecia M. Canty SVP-General Counsel	602,500	607,500
Michael A. Bukowski SVP-Refining	—	394,034

(1)	Reflects the pro-rata increase effective July 1, 2023 in the base salary of Mr. Lucey to $1,250,000.
(2)
Reflects (i) Mr. Bukowski’s pro-rated annual salary of $475,000 for 2024 reflecting his March 3, 2024 start date, and (ii) the pro-rata increase effective November 1, 2024 in the base salary of Ms. Davis to $660,000 and the base salary of each of Mr. Davis and Ms. Canty to $632,500.

Annual Cash Incentive
Historically, our named executive officers have participated in the annual cash incentive plan (“CIP”) that is the same plan as is maintained for all non-represented employees. Under the CIP, employees are assigned a bonus level that establishes bonus opportunities as a percentage of salary. Until 2021, the sole financial performance metric used for the CIP was:

Performance Metric	Description	Type of Measure
Adjusted EBITDA (a)	As derived from our consolidated financial statements and adjusted for certain items.	Financial (absolute)

(a)
This is a non-GAAP performance metric. It is calculated as earnings before interest and financing costs, interest income, income taxes, depreciation and amortization expense adjusted to exclude certain items.

Our management uses EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends. We also use EBITDA and Adjusted EBITDA as measures for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our board of directors, creditors, analysts and investors concerning our financial performance. Our outstanding indebtedness for borrowed money and other contractual obligations also include similar measures as a basis for certain covenants under those agreements that may differ from the Adjusted EBITDA definition described below. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and our computation of EBITDA and Adjusted EBITDA may vary from others in our industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing our senior notes and other credit facilities. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating income or net income (loss) as measures of operating performance. In addition, EBITDA and Adjusted EBITDA are not presented as, and should not be considered, an alternative to cash flows from operations as a measure of liquidity. Adjusted EBITDA is defined as EBITDA before equity-based compensation expense and certain other non-cash items.
The Compensation Committee typically approves the CIP in advance for a period of three fiscal years. In February 2022, the Compensation Committee approved a Cash Incentive Plan (“2022-2024 CIP”) for the period from 2022 to 2024. Bonuses relating to the performance in a fiscal year, if approved by the Compensation Committee, are typically paid in March of the following year. Under the CIP, the named executive officers have a target bonus opportunity of 150% of base salary, with a maximum bonus opportunity of 300%. The Committee approved the
2025 Proxy Statement	27

Executive Compensation—Compensation Discussion and Analysis
2022-2024 CIP to provide executives with a bonus opportunity as a percentage of their normal base salary based on Adjusted EBITDA and, subject to achievement of the Threshold Adjusted EBITDA Level, ESG metrics relating to health, safety and environment. The ESG metrics measure the Company’s safety and environmental performance, specifically the rate of loss time injuries (“LTIR”), which measures incidents leading to an employee or contractor being unable to work due to an incident that must be reported to the Occupational Safety and Health Administration (“OSHA”), the occurrence of an event requiring immediate notice to regulatory authorities due to the potential for human health to be immediately impacted (“Tier 1 Events”) and emissions events involving flaring of greater than 500 lbs of sulfur dioxide (“Federal Flaring Events > 500 lbs SO2”). The table below sets forth the applicable metrics and the threshold, target and maximum performance objectives for the named executive officers with interpolation between:

Performance Metric	Target Weighting	Threshold	Target	Maximum	Performance Level Achieved
Adjusted EBITDA ($)	90%	> $816 million	$1.05 billion	$1.23 billion	$86.5 million
ESG Metrics	10%
LTIR (1)	2.5%	Equal to 0.20	Equal to 0.15	Equal to 0.10	.09
Tier 1 Events	2.5%	Equal to 10	Equal to 6	Equal to 4	9
Federal Flaring Events > 500 lbs SO2	2.5%	Equal to 12	Equal to 9	Equal to 6	25
Discretionary	2.5%	To be determined by the Compensation Committee based on the Company’s HSE performance			N/A

(1)	LTIR equally weighs the LTIR for employees and the LTIR for contractors.
The Compensation Committee has a demonstrated track record of aligning the compensation of our executives with the Company’s performance. When performance thresholds are not met, the Compensation Committee has not exercised discretion to award bonuses to our named executive officers. While the Compensation Committee believes that limited discretion under the Company’s executive compensation program is necessary to address circumstances beyond management’s control such as prevailing operating and market conditions, the Compensation Committee believes that any use of discretion should be narrow in scope and rare, and that such actions must be determined by the Compensation Committee and aligned with the best interests of the Company’s stockholders. In keeping with this philosophy, the Compensation Committee determined that the Compensation Committee’s exercise of positive discretion under the CIP shall be limited to 20% of the amount determined under the formulaic plan and there would be no limit to the Committee’s negative discretion.
As noted above in “Executive Compensation—2024 Financial and Operational Performance”, 2024 was a challenging year for the Company because of significant changes in the macroeconomic environment for the refining industry relative to 2023 and 2022. Lower refining cracks, less supportive crude differentials and continued regulatory challenges were major negative factors impacting the Company’s 2024 performance. The market and regulatory challenges were exacerbated by our refining operational performance, which did not meet expectations due to unscheduled maintenance and repairs and the execution of scheduled maintenance (referred to as “turnarounds”) which, in turn, contributed to significant increases in our operating expenses relative to our refining peers. For 2024, the threshold Adjusted EBITDA goal for senior executives was above $816 million, with graduated increases up to a maximum of $1.23 billion. The target Adjusted EBITDA for senior executives was approximately $1.05 billion. These thresholds significantly exceeded the Company’s 2021 Adjusted EBITDA of $467.4 million in 2021 but were less than the company record $4.78 billion of Adjusted EBITDA achieved in 2022. The threshold, target and maximum levels of performance for Adjusted EBITDA for senior executives considered factors such as performance achieved in the prior year(s), anticipated challenges for the applicable period, our business plan and our overall strategy. At the time the performance levels were set for 2024, the threshold levels were viewed as likely achievable, the target levels were viewed as challenging but achievable, and the maximum levels were viewed as extremely difficult to achieve.
In February 2025, based on the performance level achieved for the Adjusted EBITDA metric as set forth in the table above and despite the fact that LTIR performance was above the maximum level and Tier 1 Events performance was between threshold and target, the Compensation Committee determined there would be no payout of annual cash bonuses to the named executive officers under the CIP because the threshold Adjusted EBITDA was not met.

28	2025 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis
Special Cash Bonuses in Recognition of Strategic Initiatives
In December 2024, to recognize certain of the executives for their continued leadership in implementing key strategic initiatives, as set forth in “Executive Summary—2024 Financial and Operational Performance—Executive Officer Performance in 2024,” including the effective succession for key executive positions and the design and implementation of the Refining Business Improvement Initiative, the Compensation Committee approved cash bonuses to Mr. Lucey in the amount of $890,000, to Ms. Davis in the amount of $690,000 and to Mr. Davis and Ms. Canty in the amount of $607,500.
Long-Term Incentive Compensation
Our named executive officer compensation includes a substantial equity component because we believe superior equity investors’ returns are achieved through a culture that focuses on the Company’s long-term performance. By providing our executives with an equity stake, we are better able to align the interests of our named executive officers and our other stockholders. In 2024, restricted stock, performance share units and performance units were granted to provide an incentive that aligned our named executive officers’ interests with those of our stockholders. In setting the long-term incentive target value for the CEO, the Executive Chairman and the other named executive officers, the Compensation Committee relies on input from its independent compensation consultant and benchmark research, focusing on the compensation of the executive relative to the CEO as well as taking into account the form and amount of similar compensation opportunities in the peer group. The Compensation Committee also considers the CEO’s demonstrated performance, and the Company’s size, scope, and complexity relative to the comparison companies. For the other named executive officers, the Compensation Committee sets a long-term incentive target value for each person after deducting target cash compensation from their Target Total Direct Compensation as determined relative to the CEO’s Target Total Direct Compensation. The long-term incentive awards represent a pay opportunity, with the ultimate realized value of equity-based awards determined by relative stockholder return and stock price performance over a three-year period. The table below sets forth the 2024 target value of long-term incentive awards established by the Compensation Committee for the equity grants made to our named executive officers on December 16, 2024 (the amounts set forth may vary slightly from the amounts in the Summary Compensation Table and in the Grants of Plan-Based Equity Awards):

2024 Target Long-Term Incentive Compensation
Position	Target Value of Restricted Stock	Target Value of Performance Share Units	Target Value of Performance Units
CEO	$2,334,497	$1,750,873	$1,750,873
SVP – CFO	$860,625	$645,469	$645,469
SVP – Supply, Trading and Optimization	$794,961	$596,221	$596,221
SVP-General Counsel	$794,961	$596,221	$596,221
SVP-Refining (1)	$794,961	$596,221	$596,221

(1)
These amounts do not include the sign-on equity awards granted to Mr. Bukowski in March 2024 consisting of a target value of $795,000 of restricted stock, a target value of $596,000 of performance share units for the performance cycle 2024-2026 and a target value of $596,000 of performance units for the performance cycle 2024-2026.

The target values for the restricted stock, performance share units and performance units are used to determine the number of those awards granted to the named executive officers. To determine the number of shares of restricted stock granted, the target value is divided by the closing stock price on the date of grant. To determine the number of performance share units and performance units, the target value for each is divided by the Monte-Carlo value of the units on the date of grant. Year over year these valuations can fluctuate significantly due to volatility in the trading price of the Company’s Class A Common Stock.
Our long-term incentive awards are granted under the Amended and Restated 2017 Equity Incentive Plan (as amended to date, the “2017 Equity Incentive Plan”). The 2017 Equity Incentive Plan is the source of equity-based and cash-based awards. It permits us to grant our key employees and others incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code), non-qualified stock options, performance awards, stock appreciation rights, restricted stock, other awards valued in whole or in part by reference to shares of our Class A Common Stock and performance-based awards denominated in shares or cash. The total
2025 Proxy Statement	29

Executive Compensation—Compensation Discussion and Analysis
number of shares of Class A Common Stock that may be issued under the 2017 Equity Incentive Plan is 19,700,000, subject to adjustment upon certain events specified thereunder. As of March 7, 2025, there were 831,142 available shares under the 2017 Equity Incentive Plan, after adjusting on a 1.42 fungible basis for the issuance of the 612,410 outstanding performance share units. If the 2025 Equity Incentive Plan as proposed in Proposal No. 5 in this proxy statement is approved by the stockholders, 2,900,000 shares of Class A Common Stock plus any remaining shares available under the 2017 Equity Incentive Plan may be issued under the 2025 Equity Incentive Plan, subject to adjustment upon certain events specified thereunder.
The Compensation Committee administers the 2017 Equity Incentive Plan and, considering the recommendations of management, determines who will receive awards under the 2017 Equity Incentive Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the 2017 Equity Incentive Plan.
On December 16, 2024, the Compensation Committee approved the 2024 long-term incentive awards to our named executive officers. Due to the nature of long-term incentive awards, the actual long-term compensation value realized by our named executive officers will depend on performance and the price of our underlying stock at the time of settlement. The Compensation Committee determines the value of the annual long-term incentive grants to the executives taking into account, among other factors, the Company’s performance, and has in prior years reduced the value of the long-term incentive grant from year to year based on the Company’s prior year performance. The 2024 long-term incentive awards were based on an intended dollar value of compensation for the named executive officers on the date of grant rather than a specific number of restricted shares, performance share units or performance units or the hypothetical valuation based on a simulation model. The forms of the 2024 awards differ as illustrated below with respect to the amount and timing of realized compensation:

Form of LTI Award	Form of Compensation	Type of Compensation Realized	Timing for Compensation realization
Restricted Stock	Class A common stock	Value of PBF common stock on vesting date	Vesting ratably over a period of three years from grant date
Performance Share Units	Class A common stock	0 to 200% per unit based on our relative TSR ranking among a group of peer companies (1)	Cliff vesting on the last day of the 3-year performance cycle
Performance Units	Cash	0 to 200% per unit based on our relative TSR ranking among a group of peer companies (1)	Cliff vesting on the last day of the 3-year performance cycle

(1)	If TSR is negative for a performance cycle, the payout percentage for that measurement period is capped at target (100%) regardless of actual relative TSR performance.

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Executive Compensation—Compensation Discussion and Analysis
PBF’s 2024 Long-Term Incentive Awards
Beginning in 2018, for stronger alignment with stockholder interests and to better align the long-term incentive awards with our pay-for-performance philosophy, the Compensation Committee changed the mix of PBF long-term incentive awards, based on grant date value, from time-based restricted stock (50%) and stock options (50%) to stock options (50%), performance share units (25%), and performance units (25%). In 2021, in conjunction with decreasing the target annual cash bonus and increasing the long-term incentives, the Compensation Committee further adjusted the allocation to increase the combined weighting of the performance awards from 50% to 60% grant date value to strengthen the alignment with stockholder interests and pay-for-performance principles. In 2022, after a review of refining industry peer equity incentive programs, the Compensation Committee determined that time-based restricted stock should be part of the Company’s equity incentive program, with the decision as to whether restricted stock or stock options will be awarded in a given year to be determined based on a number of factors, including market practices and the Committee’s desired mix of equity incentives. The Compensation Committee determined that the 2022 long-term incentive program would consist of time-based restricted stock (40%), performance share units (30%) and performance units (30%) and the allocation was unchanged in 2024. The primary purpose of our long-term incentive grants is to motivate our named executive officers to achieve our long-term business objectives over multiple years and align the named executive officers’ interests with those of our stockholders. We discuss each of our forms of long-term incentive awards in more detail below.

2024 Long-Term Incentive Compensation
Position	Restricted Stock	Performance Share Units	Performance Units
CEO	83,854	53,089	2,918,122
SVP – CFO	30,913	19,572	1,075,782
SVP – Supply, Trading and Optimization	28,555	18,078	993,702
SVP-General Counsel	28,555	18,078	993,702
SVP – Refining	28,555	18,078	993,702

(1)
These amounts do not include the sign-on equity awards granted to Mr. Bukowski in March 2024 consisting of 16,538 shares of restricted stock, 9,952 performance share units for the performance cycle 2024-2026 and 903,030 performance units for the performance cycle 2024- 2026.

Restricted Stock
Restricted stock provides a direct link between our named executive officers’ long-term compensation and the long-term value stockholders receive by investing in PBF. The restricted stock vests in equal installments over three years. The restricted stock issued to our named executive officers have voting rights but do not have the right to receive dividends on the underlying stock until they vest. Dividends paid on unvested restricted stock will accrue in a Company account and shall not be paid to the employee until and only to the extent such award is vested. The number of shares of restricted stock granted to each of our named executive officers can be found in the “Grants of Plan-Based Equity Awards in 2024” table in this proxy statement.
Performance Share Units and Performance Units
The Compensation Committee believes a performance award program serves as a complement to restricted stock and/or options. Our program benchmarks our TSR relative to our industry peer group. This relative evaluation allows for the cyclicality of our business and the impact that commodity prices (e.g., crude oil) have on the industry as a whole. The Compensation Committee believes that TSR is an appropriate metric for our performance award program as it is commonly used by stockholders to measure a company’s performance relative to others within the same industry. It also aligns the compensation of our named executive officers with the value delivered to our stockholders. The design of our performance award program ensures we pay above target compensation only when our TSR is above the median of the peer group and is subject to a negative TSR cap discussed further below. We currently have a seven-company peer group (including us) for performance awards. In 2022, the Compensation Committee revised the forms of the performance award agreements to decrease the target payout opportunities where there are only six companies (including us) in the peer group so that in those circumstances we only pay above target compensation when our TSR is above the median of the peer group.
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Executive Compensation—Compensation Discussion and Analysis
Performance Share Units
The number of performance share units granted represents the target number of performance share units and the actual payout will vary from 0% to 200% of that target number upon settlement at the end of the three-year performance period. In addition, the performance share units are granted with dividend equivalent rights. This allows our named executive officers to receive dividends on the underlying performance share units if, and to the extent, vested and the underlying performance metrics are met. The final number of shares of Class A common stock delivered in settlement of the performance share unit award will be the payout determined after a single three-year measurement period plus the value of accumulated dividend equivalents. The number of performance share units granted to each of our named executive officers with respect to the 2025-2027 performance cycle can be found in the “Grants of Plan-Based Equity Awards in 2024” table in this proxy statement.
Performance Units
Each performance unit is dollar denominated with a target value of $1.00. The actual payout may vary from $0.00 to $2.00 (0% to 200% of target). The Compensation Committee believes that having the maximum payout capped at $2.00 per unit mitigates excessive or inappropriate risk-taking. The final value of the performance unit award will be determined by multiplying the payout percentage for the single three-year measurement period by the number of performance units granted. These awards settle in cash. The number of performance units with respect to the 2025-2027 performance cycle granted to each of our named executive officers can be found in the “Grants of Plan-Based Equity Awards in 2024” table in this proxy statement.
How We Measure TSR Performance
TSR is measured over a single 36-month performance cycle, with vesting only occurring at the end of the three-year period. Based on investor feedback and as part of its continued review of the Company’s compensation program, the Compensation Committee determined that it was more appropriate to measure TSR over one 36-month measurement period. By having one measurement period, attaining maximum payout based on TSR may be achieved only by outperforming the peer group over the three-year period.
Each peer group member’s TSR is determined by taking the sum of the Company’s stock price appreciation or reduction, plus its cumulative cash dividends, for each measurement period and dividing that total by the Company’s beginning stock price for that period, as illustrated below:
(Ending Stock Price – Beginning Stock Price) + Cumulative Cash Dividends
Beginning Stock Price
The beginning and ending stock prices used for us and each peer group member in the TSR calculation are the averages of the company’s respective closing stock prices for the 30 days immediately preceding the beginning and ending date of the applicable measurement period. The design also mitigates significant market fluctuations in stock price at the beginning or end of a performance cycle and discourages excessive or inappropriate risk-taking near the end of a performance cycle by limiting the impact on the overall payout of the award.

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Executive Compensation—Compensation Discussion and Analysis
How We Calculate Payout Percentage – Negative TSR Cap
Our TSR performance is measured for each measurement period, with the related payout percentage determined based on our performance relative to our peer group, which is measured by two criteria—our rank within the peer group and our performance relative to the average TSR for the peer group. However, if our TSR is negative for a measurement period, the payout percentage for that measurement period is capped at target (100%) regardless of actual relative TSR performance. We refer to this provision as a “negative TSR cap”. The final payout is the average of our payout based on our rank and our payout based on our performance relative to the average TSR for the peer group. For performance awards granted since 2020, the peer group has included CVR Energy, Delek US Holdings, Inc., HF Sinclair Corporation, Marathon Petroleum Corporation, Phillips 66 Company and Valero Energy Corporation and the payout based on our rank is determined as follows:

Performance Awards
Three-year TSR Performance Rank	TSR Performance Rank Payout Percentage
Ranked Seventh	0%
Ranked Sixth	33.33%
Ranked Fifth	66.67%
Ranked Fourth	100%
Ranked Third	133.33%
Ranked Second	166.67%
Ranked First	200%

Payout with respect to our TSR performance compared to the average TSR of the peer group is determined as the absolute mathematical difference between our TSR performance percentage and the average percentage of TSR of the peer Group on an interpolated basis:

Performance Awards
Three-Year Company TSR Performance	TSR Performance Percentile Payout Percentage
25% or more below the average TSR for the peer group	0%
0% difference between the average TSR for the peer group	100%
25% or more above the average TSR for the peer group	200%

2025 Proxy Statement	33

Executive Compensation—Compensation Discussion and Analysis
2021 Performance Share Unit and Performance Unit Payouts
ln October 2021, the Compensation Committee awarded performance units and performance share units to our NEOs as part of the 2021 LTl program. The 2021 performance units and performance share units evaluated our TSR relative to a peer group of petroleum industry competitors over a 36-month performance cycle from January 1, 2022 through December 31, 2024. This relative evaluation recognizes the cyclical nature of our business and commodity prices and prevents volatility from directly advantaging or disadvantaging the payout percentage.

TSR Calculation (Ending Stock Price – Beginning Stock Price) + Cumulative Cash Dividends

Beginning Stock Price
The beginning and ending stock price is the average of each company’s closing stock price for the 30 days immediately preceding each applicable date

Our relative TSR performance percentile was measured for the measurement period, with the payout for performance between quartiles determined using linear interpolation. ln February 2025, the Compensation Committee certified the final TSR results for the 2021 performance units and performance share units:

TSR Measurement Period	Actual TSR (%)	Rank	TSR Performance Rank Payout Percentage	Percentile Payout Percentage	TSR Payout Percentage
1/1/2022 - 12/31/2024	142.31%	1	200%	200%	200%

The number of shares issued pursuant to the performance share units upon actual payout could vary from 0% to 200% of the number of performance share units issued. The aggregate number of shares was then increased by a number of shares equal to the dividend equivalent awards earned over the performance cycle to determine the performance cycle payout. In February 2025, the Compensation Committee approved the following stock awards to the NEOs (other than the SVP-CFO and the SVP-Refining who were not employees at the time of grant) in respect of the 2021 performance share units:

	CEO	SVP – Supply, Trading and Optimization	SVP – General Counsel
Number of Performance Share Units Initially Granted	28,705	24,940	24,940
Aggregate Number of Shares Awarded (including dividend equivalents)	61,897	53,779	53,779
Shares awarded as Percentage of Performance Share Units Granted (%)	200%	200%	200%

34	2025 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis
Under the 2021 performance unit agreements, each performance unit, which settled in cash, had a target value of $1.00, and the actual payout could vary from $0.00 to $2.00 (0% to 200% of target). In February 2025, the Compensation Committee approved the following cash payouts to the NEOs (other than the SVP-CFO and the SVP-Refining who were not employees at the time of grant) in respect of the 2021 performance units:

	CEO	SVP – Supply, Trading and Optimization	SVP – General Counsel
Target Number of Performance Units	1,120,091	973,160	973,160
Payout ($)	2,240,182	1,946,320	1,946,320
Payout as Percentage of Grant Date Value of Performance Units (%)	200%	200%	200%

Employment Agreements
We believe that employment agreements with our executives are necessary to attract and retain key talent as they provide a minimum level of stability to our executives in the event of certain terminations and/or the occurrence of a change in control of our business, freeing the executive to focus on our business and stockholder returns rather than personal financial concerns. Our current named executive officers are party to employment agreements with PBF Investments LLC, an indirect wholly owned subsidiary of PBF LLC (“PBF Investments”).
Each of our current named executive officer’s employment agreement with PBF Investments has the following features:
•	An employment term of one year with automatic one-year extensions thereafter, unless either we or the officer provide 30 days’ prior notice of an election not to renew the agreement.
•	Under the agreement, the named executive officer is entitled to receive an annual base salary with any increases at the sole discretion of our Board.
•	The executive is eligible to participate in our annual Cash Incentive Plan.
•	The executive is also eligible for grants of equity-based compensation, as discussed above.
•
The executive is entitled to participate in our employee benefit plans in which our employees are eligible to participate, other than any severance plan generally offered to all of our employees, on the same basis as those benefits are generally made available to other senior executives.

Restrictive Covenants
Each executive is also subject to a covenant not to disclose our confidential information during his or her employment term and at all times thereafter and covenants not to compete with us and not to solicit our employees during his or her employment term and for six months following termination of his or her employment for any reason, subject to certain exceptions.
No Gross-Ups
The termination provisions in the employment agreements are discussed under “—Potential Payments Upon Termination Occurring on December 31, 2024, Including in Connection With a Change In Control” below. In addition, the employment agreement provides for severance in the event an employment agreement is not renewed by us in connection with a Change in Control, and provides, that in the event of a Change in Control, the payments made under the employment agreement will be reduced under certain circumstances in order to avoid any required excise tax under Section 4999 of the Code.
Other Benefits
All executive officers, including the named executive officers, are eligible for other benefits including medical, dental, vision, short-term disability and life insurance. The executives participate in these plans on the same basis, terms and conditions as other administrative employees. In addition, we provide long-term disability insurance coverage on
2025 Proxy Statement	35

Executive Compensation—Compensation Discussion and Analysis
behalf of the named executive officers at an amount equal to 65% of current base salary and have the opportunity to have annual health exams. The named executive officers also participate in our paid time off and holiday programs, which provide paid leave during the year at various amounts based upon the executive’s position and length of service.
Impact of Tax and Accounting Principles
The forms of our executive compensation are largely dictated by our capital structure and competition for talented and motivated senior executives, as well as the goal of aligning their interests with those of our stockholders. We do take tax considerations into account, both to avoid tax disadvantages and to obtain tax advantages, where reasonably possible and consistent with our compensation goals (tax advantages for our executives benefit us by reducing the overall compensation we must pay to provide the same after-tax income to our executives), including the application of Sections 280G and 409A of the Code. Section 162(m) of the Code (“Section 162(m)”) imposes a $1,000,000 cap on federal income tax deductions for compensation paid to “covered persons” under Section 162(m) during any fiscal year. While the Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the Compensation Committee considers the tax treatment of compensation pursuant to Section 162(m) and other applicable rules in determining the amounts of compensation for our named executive officers. The Compensation Committee reviews the impact of our compensation programs against other considerations, including stockholder alignment, market competitiveness, accounting impact, effectiveness and perceived value to the executives. Because the Compensation Committee believes that many different factors influence a well-rounded, comprehensive and effective executive compensation program, we do not require all compensation we provide to our executive officers to be deductible.
Pension and Other Retirement Benefits
Defined Contribution Plan. Our defined contribution plan covers all employees, including our named executive officers. Employees are eligible to participate as of the first day of the month following 30 days of service. Participants can make basic contributions up to 50% of their annual salary subject to Internal Revenue Service limits. We match participants’ contributions at the rate of 200% of the first 3% of each participant’s total basic contribution based on the participant’s total annual salary. Employee contributions and our matching contributions to the defined contribution plan are fully vested immediately. Participants may receive distributions from their defined contribution plan accounts any time after they cease service with us.
PBF Energy Pension Plan. We sponsor a qualified defined benefit plan for all employees, including our named executive officers, with a policy to fund pension liabilities in accordance with the limits imposed by the Employee Retirement Income Security Act of 1974, or ERISA, and federal income tax laws. Annual contributions are made to an individual employee’s pension account based on their age and length of service with us and eligible pensionable earnings, up to certain limits imposed by Federal and state income tax laws. Employees become eligible to participate in the defined benefit plan as of the first day of the month after their first 30 days of employment and an employee’s interest in their plan account vests after three years of employment, with the exception of certain circumstances.
PBF Energy Restoration Plan. We sponsor a non-qualified plan for certain non-represented employees, including our named executive officers. Contributions, which are made at our discretion, are made to an individual employee’s pension restoration account based on their total cash compensation over a defined period of time. Employees become eligible to participate in the non-qualified plan as of the first day of the month after their first 30 days of employment. Previously, with the exception of certain circumstances, an employee’s interest in their plan account vested after one year of employment, however, in 2010, the vesting period was increased to three years. With the exception of Ms. Davis and Mr. Bukowski, all of our named executive officers’ interests in their plan accounts are vested. Upon the attainment of age 65, an employee’s pension restoration account vests immediately and is non-forfeitable.

36	2025 Proxy Statement

Executive Compensation—Compensation Discussion and Analysis
Compensation-Related Policies
Clawback Policies
In 2023, we adopted a clawback policy effective as of October 2, 2023 that provides for the recovery of all erroneously awarded compensation, including equity awards, received by an executive officer in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, as required under Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual. In addition, under the 2017 Equity Incentive Plan, we have a clawback policy applicable to all awards granted to NEOs effective as of May 23, 2022 in the event of a material financial restatement, regardless of whether due to fraud or misconduct, and all awards made under the 2017 Equity Incentive Plan (and/or any amount received with respect to such awards) are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law, stock exchange listing requirements, or any recoupment policy of the Company. In addition, the Compensation Committee may, in its sole discretion, specify in an award agreement that the grantee’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of employment or services for cause, termination of the grantee’s provision of services to the Company or any of its subsidiaries, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the grantee, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements as a consequence of errors, omissions, fraud, or misconduct. Also, all restricted stock, stock options and performance awards granted to executives under the 2017 Equity Incentive Plan are subject to restrictive covenants, the breach of which will result in the forfeiture of the awards. These restrictive covenants include requirements relating to non-competition, non-solicitation, non-disparagement, and confidentiality. These provisions apply following an employee’s termination or other separation.
Executive Stock Ownership Guidelines and Stock Holding Requirements
Our Board, the Compensation Committee, and our executive officers recognize that ownership of Class A Common Stock is an effective means by which to align the interests of our directors and executive officers with those of our stockholders. We have long emphasized the importance of stock ownership among our executive officers and directors. Our stock ownership and retention guidelines for our officers, as approved by the Compensation Committee are as follows:

Officer Position	Value of Shares Owned
Chief Executive Officer or Executive Chairman	6x Base Salary
President (if applicable)	3x Base Salary
Executive Vice Presidents	2x Base Salary
Senior Vice Presidents	1x Base Salary

Our officers are expected to meet the applicable guideline within five years and are expected to continuously own sufficient shares to meet the guideline once attained. Until such time as the officer reaches his or her stock ownership guideline, the officer will be required to hold 50% of the shares of Class A Common Stock received upon vesting, the lapse of restrictions and upon exercise of stock options, net of any shares utilized to pay for the exercise price and tax withholding. All of our named executive officers have met the requirements of the stock ownership guidelines. The full text of our stock ownership and retention guidelines is available on our website at www.pbfenergy.com under the “Governance” tab in the “Investors” section.
Also under the 2017 Equity Incentive Plan, effective for grants made after June 2022, there is a one-year stock holding requirement that requires NEOs to retain 50% of the “net profit shares” as defined under the 2017 Equity Incentive Plan after vesting or exercise for stock options, stock appreciation rights and full-value awards.
2025 Proxy Statement	37

Executive Compensation—Compensation Discussion and Analysis
Stock Option Grant Policy
As discussed above, our 2017 Equity Incentive Plan permits us to grant our key employees and others stock options and other long-term incentive awards. The Compensation Committee administers the 2017 Equity Incentive Plan and, considering the recommendations of management, determines who will receive awards under the Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the 2017 Equity Incentive Plan.
We have adopted an Equity Award Grant Policy, effective as of April 21, 2023, to set out our process for the date of grant, approval, pricing and notice of equity awards to be granted to our executive officers or employees pursuant to our equity incentive plans, including our grants of stock options. For grants of stock options in connection with the hiring of a new employee or the promotion of an existing employee, grants are made on a regular monthly basis on the fifteenth day of each month, unless the fifteenth is not a day on which NYSE is open for trading in which case it shall be the next such trading day (each, a “Monthly Approval Date”). The date of such grant with respect to an individual (i) whose employment began or whose promotion occurred prior to or on the Monthly Approval Date, will be on such Monthly Approval Date; and (ii) whose employment began or whose promotion occurred on a date after the Monthly Approval Date, will be on the next Monthly Approval Date. If we are in a blackout period due to the existence of material non-public information when a Monthly Approval Date occurs, then such Monthly Approval Date shall be deferred until the second business day after the earlier of (x) the issuance of a press release or (y) the filing of a periodic report or the filing or furnishing of a Form 8-K (other than disclosure of a material new equity award grant under Item 5.02(e) of Form 8-K), in either case that contains such material non-public information.
For annual grants of stock options to existing eligible employees, the Compensation Committee intends to consider and approve any such annual grants at a meeting to be held in the fourth quarter of the fiscal year (the “Annual Approval Date”). If the Annual Approval Date is before the fourth business day prior to the filing of the Form 10-Q for the third quarter and the issuance of the related press release or unless such day is not a day on which NYSE is open for trading in which case the grant date of such annual awards shall be the second trading day following the filing of the Form 10-Q for the third quarter and the issuance of the related press release (a “Release Clearance Date”). If the Annual Approval Date is after the Release Clearance Date, then the grant date of such annual awards shall be on the Annual Approval Date only to the extent no material non-public information exists on such date. If we are in a blackout period due to the existence of material non-public information, then the Annual Approval Date shall be deferred until the second business day after the earlier of (x) the issuance of a press release or (y) the filing of a periodic report or the filing or furnishing of a Form 8-K (other than disclosure of a material new equity award grant under Item 5.02(e) of Form 8-K), in each case that contains the material non-public information.
The exercise price of all stock options granted will be equal to (or, if specified in the approval of the stock option award, greater than) the closing market price on NYSE on the date of grant of such option. While we generally only grant stock options on a regularly scheduled basis as described above, if the Compensation Committee or the Board determines it is advisable to grant any stock options in other circumstances, the Compensation Committee may approve any such grant.
During the fiscal year ended December 31, 2024, we did not grant any stock options to any of our NEOs.

38	2025 Proxy Statement

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any of PBF’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on the foregoing review and discussions and such other matters the Compensation Committee deemed relevant and appropriate, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee:
Paul J. Donahue, Jr., Chairperson
Spencer Abraham
Damian Wilmot
2025 Proxy Statement	39

EXECUTIVE COMPENSATION TABLES

2024 SUMMARY COMPENSATION TABLE
This Summary Compensation Table summarizes the total compensation paid or earned by each of our named executive officers.

Named Executive Officer	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Matthew C. Lucey President and Chief Executive Officer	2024	1,250,000	890,000(5)	5,836,243	—	—	762,513	98,744	8,837,500
	2023	990,000	2,828,925	7,836,098	—	—	556,352	29,497	12,240,872
	2022	670,000	2,231,610(5)	2,765,573	—	—	104,689	161,244	5,933,116
Karen B. Davis SVP-Chief Financial Officer	2024	635,000	690,000(5)	2,152,572	—	—	374,530	39,506	3,890,608
	2023	630,000	3,000,225(5)	4,527,699	—	—	133,266	271,644	8,562,834
T. Paul Davis SVP-Supply, Trading and Optimization	2024	607,500	607,500(5)	1,987,404	—	—	477,812	54,058	3,734,274
	2023	602,500	2,321,644(5)	1,987,417	—	—	439,140	34,706	5,385,407
	2022	553,750	2,196,461(5)	2,389,735	—	—	183,425	139,253	5,462,624
Trecia M. Canty SVP- General Counsel	2024	607,500	607,500(5)	1,987,404	—	—	446,705	48,058	3,697,167
	2023	602,500	2,321,644(5)	1,987,417	—	—	439,240	39,206	5,390,007
	2022	553,750	2,196,461(5)	2,389,735	—	—	160,674	128,253	5,428,873
Michael A. Bukowski SVP-Refining	2024	394,034	—	3,974,411	—	—	26,860	271,351	4,666,656

(1)
The amounts set forth in this column for 2024, 2023 and 2022 represent the grant date value of shares of restricted Class A Common Stock, which subject to vesting in three equal installments beginning on the first anniversary of the date of grant and for 2022 also represent the grant date value of phantom units of PBF Logistics LP, which vested in connection with Company’s acquisition of PBF Logistics LP in 2022. The Stock Awards column for all years also includes the grant date fair value of performance share units, which will be settled in Class A Common Stock and performance units, which will be settled in cash. The value realized by the officers upon the actual vesting of these awards may or may not be equal to this determined value, as these awards are subject to market conditions and have been valued based on an assessment of the market conditions as of the grant date. The amounts have been determined pursuant to FASB ASC Topic 718, as applicable, based on the assumptions set forth in Note 15 to the PBF Energy Inc. consolidated financial statements for the year ended December 31, 2024.

(2)
The maximum value of the performance share units granted in December 2024 upon vesting, excluding dividend equivalents, as of December 31, 2024, in equivalent dollars, would be as follows: for Mr. Lucey, $2,819,026; for Ms. Davis, $1,039,273; and for Messrs. Davis and Bukowski and Ms. Canty, $959,942. The maximum value of the performance units granted in December 2024 upon vesting, as of December 31, 2024, would be as follows: for Mr. Lucey, $5,836,244; for Ms. Davis, $2,151,564; and for Messrs. Davis and Bukowski and Ms. Canty, $1,987,404. For Mr. Bukowski, the maximum value of the performance share units granted in March 2024 upon vesting, excluding dividend equivalents, as of December 31, 2024, in equivalent dollars, would be $528,451 and the maximum value of the performance units granted in March 2024 upon vesting, as of December 31, 2024, would be $1,806,060.

(3)
The amounts set forth in this column represent the aggregate change during the year in the actuarial present value of accumulated benefits under the PBF Energy Pension Plan and the PBF Energy Restoration Plan.

(4)
The amounts set forth in this column consist of Company matching contributions to our 401(k) Plan, voluntary medical exam benefit and dividend equivalent rights. The amount set forth includes $250,651 of relocation expenses for Mr. Bukowski.

(5)
For Mr. Lucey, the amounts set forth for 2022 and 2024 include a special cash bonus of $300,000 and $890,000, respectively. For Mr. Davis and Ms. Canty, the amounts set forth for each of 2022 and 2023 include a special cash bonus of $600,000 and, for 2024, a special cash bonus of $607,500. For Ms. Davis, the amounts set forth for 2023 includes a sign-on cash bonus of $600,000 and, for 2024, includes a special cash bonus of $690,000.

40	2025 Proxy Statement

Executive Compensation Tables
GRANTS OF PLAN-BASED EQUITY AWARDS IN 2024
The following table provides information regarding the grants of plan-based equity awards to each of our named executive officers for the fiscal year ended December 31, 2024.

Name	Grant Date	Estimated future payout under cash-based equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All Other Stock Awards Number if Shares or Units (#) (3)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Matthew C. Lucey	December 16, 2024							83,854			2,334,495
	December 16, 2024	—	2,918,122	5,836,244							1,750,873
	December 16, 2024				—	53,089	106,178				1,750,875
Karen B. Davis	December 16, 2024							30,913			860,618
	December 16, 2024	—	1,075,782	2,151,564							645,469
	December 16, 2024				—	19,572	39,144				645,485
T. Paul Davis	December 16, 2024							28,555			794,971
	December 16, 2024	—	993,702	1,987,404							596,221
	December 16, 2024				—	18,078	36,156				596,212
Trecia M. Canty	December 16, 2024							28,555			794,971
	December 16, 2024	—	993,702	1,987,404							596,221
	December 16, 2024				—	18,078	36,156				596,212
Michael A. Bukowski	December 16, 2024							28,555			794,971
	December 16, 2024	—	993,702	1,987,404							596,000
	December 16, 2024				—	18,078	36,156				596,025
	March 4, 2024							16,538			794,982
	March 4, 2024	—	903,030	1,806,060							596,221
	March 4, 2024				—	9,952	19,904				596,212

(1)
The amounts set forth in these columns represent the target and maximum payout of the number of performance units granted to the named executive officers based on the target value of the performance units multiplied by the Monte-Carlo value of the performance units on the date of grant, which was $0.66 on March 4, 2024 and $0.60 on December 16, 2024. The payout of the performance units is contingent on our achievement of relative TSR against a defined performance peer group over the performance cycle. Actual payouts will vary based on relative TSR, from a threshold vesting of none of the units, to a target vesting of 100% of the units, to a maximum vesting of 200% of the units at the date of grant. The performance units have a target value of $1.00 per unit and, if earned upon vesting, are settled in cash.

(2)
The amounts set forth in these columns represent the performance share units granted to the named executive officers under the 2017 Equity Incentive Plan. The payout of the performance share units is contingent on our achievement of relative TSR against a defined performance peer group over the performance cycle. Actual payouts will vary based on relative TSR, from a threshold vesting of none of the units, to a target vesting of 100% of the units, to a maximum vesting of 200% of the units at the date of grant. The performance share units are denominated as an equivalent of one share of our common stock and, if earned upon vesting, are settled in our Class A Common Stock.

(3)	The amounts set forth in this column represent the restricted shares of Class A Common Stock granted under the Amended and Restated 2017 Equity Incentive Plan.
(4)
The amounts set forth in this column represent the total grant date fair value of the restricted shares of Class A Common Stock, performance share units and performance units for each of the named executive officers, calculated in accordance with FASB ASC Topic 718.

2025 Proxy Statement	41

Executive Compensation Tables
OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END
The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2024. For a narrative discussion of the equity awards, see “Long-Term Incentive Compensation” above.

	Option Awards (1)				Equity Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock		Performance Share Units and Performance Units
					Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Matthew C. Lucey	120,000	—	$30.89	10/27/2025	9,235(3)	264,352	53,089(6)	1,409,513
	120,000	—	$21.38	10/25/2026	45,328(4)	1,261,252	41,927(7)	1,156,137
	120,000	—	$28.67	10/30/2027	83,854(5)	2,226,324	16,584(8)	471,400
	167,298	—	$40.65	10/30/2028			2,918,122(9)	2,918,122
	105,473	—	$32.71	10/29/2029			3,984,440(10)	3,984,440
	142,364	—	$6.72	11/9/2030			1,359,560(11)	1,359,560
	72,851	—	$13.91	11/18/2031
Karen B. Davis	—	—	—	—	30,913(5)	820,740	19,572(6)	519,637
	—	—	—	—	12,446(4)	346,310	11,512(7)	305,644
	—	—	—	—	14,313(12)	406,847	11,720(8)	311,166
	—	—	—	—			1,075,782(9)	1,075,782
	—	—	—	—			1,094,015(10)	1,094,015
	—	—	—	—			1,003,489(11)	1,003,489
T. Paul Davis	50,000	—	$30.89	10/27/2025	8,006(5)	229,172	18,078(6)	479,971
	100,000	—	$28.67	10/30/2027	11,496(4)	319,876	10,634(7)	293,233
	139,374	—	$40.65	10/30/2028	28,555(3)	758,135	14,376(8)	408,638
	84,093	—	$32.71	10/29/2029			993,702(9)	993,702
	75,997	—	$6.72	11/9/2030			1,010,544(10)	1,010,544
	63,295	—	$13.91	11/18/2031			1,178,571(11)	1,178,571
Trecia M. Canty	15,000	—	$29.00	2/10/2025
	100,000	—	$30.89	10/27/2025	8,006(5)	229,172	18,078(6)	479,971
	62,999	—	$21.38	10/25/2026	11,496(4)	319,876	10,634(7)	293,233
	75,000	—	$28.67	10/30/2027	28,555(3)	758,135	14,376(8)	408,638
	139,374	—	$40.65	10/30/2028			993,702(9)	993,702
	84,093	—	$32.71	10/29/2029			1,010,544(10)	1,010,544
	75,997	—	$6.72	11/9/2030			1,178,571(11)	1,178,571
	63,295	—	$13.91	11/18/2031

Michael A. Bukowski	—	—	—	—	28,555(5)	758,135	18,078(6)	479,971
	—	—	—	—	16,538(13)	456,035	9,952(7)	274,426
	—	—	—	—	—	—	993,702(9)	993,702
							903,030(10)	903,030

(1)	The awards described in this column represent options to purchase Class A Common Stock as described in “Compensation Discussion & Analysis.”
(2)	The awards described in this column represent restricted Class A Common Stock. The value is based on the closing price of $26.55 per share of Class A Common Stock on December 31, 2024.
(3)	Represents shares of restricted Class A Common Stock, which vest on December 2, 2025.
(4)	Represents shares of restricted Class A Common Stock, which vest in two equal annual installments beginning on October 27, 2025.
(5)	Represents shares of restricted Class A Common Stock, which vest in three equal annual installments beginning on December 16, 2025.

42	2025 Proxy Statement

Executive Compensation Tables
(6)
This amount represents the number of outstanding share-based performance share units granted in 2024, which have a performance period of January 1, 2025 to December 31, 2027. The 2024 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2024. Market Value shown reflects a target payout (assumed) for the single three-year performance period using the December 31, 2024 closing stock price of $26.55.

(7)
This amount represents the number of outstanding share-based performance share units granted in 2023 (or, in the case of Mr. Bukowski, 2024), which have a performance period of January 1, 2024 to December 31, 2026. The 2024 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2024. Market Value shown reflects a target payout (assumed) for the single three-year performance period using the December 31, 2024 closing stock price of $26.55.

(8)
This amount represents the number of outstanding share-based performance share units granted in 2022 (or, in the case of Ms. Davis, 2023), which have a performance period of January 1, 2023 to December 31, 2025. The 2024 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2024. Market Value shown reflects a target payout (assumed) for the single three-year performance period using the December 31, 2024 closing stock price of $26.55.

(9)
This amount represents the number of outstanding performance units granted in 2024, which have a performance period of January 1, 2025 to December 31, 2027. The 2024 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2024. Market Value shown reflects a target payout (assumed) using a target value of $1.00 per unit payable in cash at the end of the single three-year performance period.

(10)
This amount represents the number of outstanding performance units granted in 2023 (or, in the case of Mr. Bukowski, 2024), which have a performance period of January 1, 2024 to December 31, 2026. The 2024 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2024. Market Value shown reflects a target payout (assumed) using a target value of $1.00 per unit payable in cash at the end of the single three-year performance period.

(11)
This amount represents the number of outstanding performance units granted in 2022 (or, in the case of Ms. Davis, 2023), which have a performance period of January 1, 2023 to December 31, 2025. The 2024 estimated payouts are determined by TSR, as defined in the award agreement as of December 31, 2024. Market Value shown reflects a target payout (assumed) using a target value of $1.00 per unit payable in cash at the end of the single three-year performance period.

(12)	Represents shares of restricted Class A Common Stock, which vest in two equal annual installments beginning on February 21, 2025.
(13)	Represents shares of restricted Class A Common Stock, which vest in three equal annual installments beginning on March 4, 2025.
2025 Proxy Statement	43

Executive Compensation Tables
OPTION EXERCISES AND STOCK VESTED IN 2024
The following table provides information regarding the amounts received by our named executive officers upon exercise of options or similar instruments or the vesting of stock or similar instruments during the fiscal year ended December 31, 2024.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew C. Lucey	50,000(1)	1,302,000(1)	22,664(2)	346,397(2)
			9,236(3)	751,992(3)
			61,897(4)	1,643,365(4)
Karen B. Davis			7,156(5)	348,989(5)
			6,223(2)	206,479(2)
T. Paul Davis	50,000(6)	1,597,000(6)	5,748(2)	190,719(2)
	50,000(7)	1,274,000(7)	8,005(3)	278,374(3)
			53,779(4)	1,427,832(4)
Trecia M. Canty	—	—	5,748(2)	190,719(2)
			8,005(3)	278,374(3)
			53,779(4)	1,427,832(4)
Michael A. Bukowski	—	—	—	—

(1)
These awards represent shares of Class A Common Stock obtained upon exercise of stock options with an exercise price of $24.43. The value is calculated based on the price of $50.47 per share of Class A Common Stock in connection with the exercise.

(2)	These awards represent restricted shares of Class A Common Stock. The value is calculated based on the closing price of $32.18 per share of Class A Common Stock on the date of vesting.
(3)	These awards represent restricted shares of Class A Common Stock. The value is calculated based on the closing price of $32.70 per share of Class A Common Stock on the date of vesting.
(4)
These awards represent number of shares of Class A Common Stock and value related to vesting of performance share units. The value is calculated using the December 31, 2024 closing stock price of $26.55.

(5)	These awards represent restricted shares of Class A Common Stock. The value is calculated based on the closing price of $47.22 per share of Class A Common Stock on the date of vesting.
(6)
These awards represent shares of Class A Common Stock obtained upon exercise of stock options with an exercise price of $24.43. The value is calculated based on the price of $56.37 per share of Class A Common Stock in connection with the exercise.

(7)
These awards represent shares of Class A Common Stock obtained upon exercise of stock options with an exercise price of $30.89. The value is calculated based on the price of $56.37 per share of Class A Common Stock in connection with the exercise.

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Executive Compensation Tables
PENSION BENEFITS
The following table provides information regarding our named executive officers’ participation in our pension plans as of and for the fiscal year ended December 31, 2024.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Matthew C. Lucey	PBF Energy Pension Plan	16	551,299	—
	PBF Energy Restoration Plan	16	3,281,520	—
Karen B. Davis	PBF Energy Pension Plan	2	218,103	—
	PBF Energy Restoration Plan	2	429,502	—
T. Paul Davis	PBF Energy Pension Plan	12	468,050	—
	PBF Energy Restoration Plan	12	2,088,488	—
Trecia M. Canty	PBF Energy Pension Plan	12	406,040	—
	PBF Energy Restoration Plan	12	1,634,273	—
Michael A. Bukowski	PBF Energy Pension Plan	1	26,860	—
	PBF Energy Restoration Plan	1	—	—

The PBF Energy Pension Plan is a funded, tax-qualified, non-contributory defined benefit plan covering all employees. The PBF Energy Restoration Plan is a non-qualified defined benefit plan designed to supplement the pension benefits for employees that have earnings above the IRS benefit plan compensation limits. The Pension Plan and the Restoration Plan are structured as cash balance plans wherein each participant’s account is credited monthly with an interest credit and annually with a pay credit. Changes in the value of these plans’ investments do not directly impact the benefit amounts promised to each participant under the plans.
At the end of each plan year, the Pension Plan provides for an annual pay credit equal to between 7% and 21% of pensionable earnings below the Social Security Wage Base and a pay credit of 14% on pensionable earnings above the Social Security Wage Base but below the Internal Revenue Service benefit plan compensation limit. The Restoration Plan provides for an annual pay credit equal to 14% on pensionable earnings in excess of Internal Revenue Service benefit plan compensation limits. In addition, on a monthly basis, the plans provide for an interest credit utilizing the prior year’s October 30-year Treasury Constant Maturity rate. For 2024, the interest crediting rate was 5.63% for the Pension Plan and 5.54% for the Restoration Plan. Normal retirement age under the plans is attained at age 65.
2025 Proxy Statement	45

Executive Compensation Tables
POTENTIAL PAYMENTS UPON TERMINATION OCCURRING ON DECEMBER 31, 2024, INCLUDING IN CONNECTION WITH A CHANGE IN CONTROL
The table below provides our best estimate of the amounts that would be payable (including the value of certain benefits) to each of our named executive officers had a termination hypothetically occurred on December 31, 2024 under various scenarios, including a termination of employment associated with a Change in Control. The table does not include payments or benefits under arrangements available on the same basis generally to all other eligible employees of PBF. The potential payments were determined under the terms of each named executive officer’s employment agreement in effect on December 31, 2024, and in accordance with our plans and arrangements in effect on December 31, 2024. The estimates below exclude the value of any Accrued Rights, as described in footnote (1) below, as any such amounts have been assumed to have been paid current at the time of the termination event. Under the terms of a named executive officer’s employment agreement, if applicable, the executive is precluded under certain circumstances from competing with us for a period of six months post-termination, and must enter into a release of claims in order to receive the severance described below.

Named Executive Officer	Termination (a) for Cause, (b) without Good Reason or (c) due to non- renewal by the executive ($)(1)	Termination (other than in connection with a Change in Control), (a) without Cause (other than by reason of death or disability) by us, (b) for Good Reason or (c) due to non- renewal by us ($)(2)	Termination in connection with a Change in Control ($)(3)	Death or Disability ($)(4)
Matthew C. Lucey
Cash severance payment	—	1,875,000	3,737,500	625,000
Cash bonus (5)	—	—	—	1,625,000
Continuation of health benefits (6)	—	43,242	84,081	—
Accelerated equity (7)	—	15,051,099	15,051,099	15,051,099
Karen B. Davis
Cash severance payment	—	990,000	1,973,400	330,000
Cash bonus (5)	—	—	—	858,000
Continuation of health benefits (6)	—	14,679	28,543	—
Accelerated equity (7)	—	5,917,404	5,917,404	5,917,404
T. Paul Davis
Cash severance payment	—	948,750	1,891,175	316,250
Cash bonus (5)	—	—	—	822,250
Continuation of health benefits (6)	—	43,763	85,096	—
Accelerated equity (7)	—	5,671,841	5,671,841	5,671,841
Trecia M. Canty
Cash severance payment	—	948,750	1,891,175	316,250
Cash bonus (5)	—	—	—	822,250
Continuation of health benefits (6)	—	14,681	28,546	—
Accelerated equity (7)	—	5,671,841	5,671,841	5,671,841
Michael A. Bukowski
Cash severance payment	—	712,500	1,420,250	237,500
Cash bonus (5)	—	—	—	617,500
Continuation of health benefits (6)	—	43,242	84,081	—
Accelerated equity (7)	—	3,865,300	3,865,300	3,865,300

(1)
Termination for Cause, without Good Reason or due to non-renewal by the executive. In the event the executive is terminated by us for Cause, the executive terminates his or her employment without Good Reason or the executive does not renew his or her employment with us at the end of his or her current term, the executive will be entitled to: (1) receive accrued, but unpaid salary through the date of termination; (2) receive any earned, but unpaid portion of the previous year’s cash bonus; (3) receive unreimbursed business expenses; (4) receive applicable benefits; and (5) except in the event of a termination for Cause, exercise any vested options or similar awards in accordance with the terms of the long-term incentive plan, or collectively, the “Accrued Rights”.

“Good Reason” as defined in the employment agreements means, without the executive’s consent, (A) the failure of the Company to pay or cause to be paid the executive’s base salary or cash bonus, if any, when due, (B) any adverse, substantial and sustained diminution in the

46	2025 Proxy Statement

Executive Compensation Tables
executive’s authority or responsibilities by the Company from those described in the employment agreement, (C) the Company requiring a change in the location for performance of the executive’s employment responsibilities to a location more than 50 miles from the Company’s office (not including ordinary travel during the regular course of employment) or (D) any other action or inaction that constitutes a material breach by the Company of the employment agreement; provided, that the events described in clauses (A), (B), (C) and (D) shall constitute “Good Reason” only if the Company fails to cure such event within 20 days after receipt from the executive of written notice of the event that constitutes “Good Reason”; provided, further, that “Good Reason” shall cease to exist for an event described in clauses (A), (B), (C) and (D) on the 90th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given the Company written notice thereof prior to such date.
“Cause” as defined in the employment agreements includes the following: (A) the executive’s continued willful failure to substantially perform his or her duties (other than as a result of a disability) for a period of 30 days following written notice by the Company to the executive of such failure, (B) the executive’s conviction of, or plea of nolo contendere to a crime constituting a misdemeanor involving moral turpitude or a felony, (C) the executive’s willful malfeasance or willful misconduct in connection with the executive’s duties under the employment agreement, including fraud or dishonesty against the Company, or any of its affiliates, or any act or omission that is materially injurious to the financial condition or business reputation of the Company, or any of its affiliates, other than an act or omission that was committed or omitted by the executive in the good faith belief that it was in the best interest of the Company, (D) a breach of the executive’s representations and warranties in such employment agreement, or (E) the executive’s breach of the non-competition, non-solicitation, non-disparagement or non-disclosure provisions of the employment agreement.
(2)
Termination (other than in connection with a Change in Control as described below), without Cause (other than by reason of death or disability) by us, for Good Reason or due to non-renewal by us. In the event the executive is terminated during the term of employment (other than in connection with a Change in Control as described in footnote (3) below), without Cause (other than by reason of death or disability) by us, for Good Reason or due to non-renewal by us, the executive will be entitled to: (1) the Accrued Rights; (2) a cash lump sum payment equal to 1.5 times base salary; (3) the continuation of certain health benefits for 18 months; and (4) accelerated vesting of certain equity awards as stipulated in the applicable long-term incentive plan.

(3)
Termination in connection with a Change in Control. In the event the executive is terminated by us without Cause (other than by reason of death or disability), resigns with Good Reason or we elect not to renew the executive’s employment term, in each case six months prior to or within one year subsequent to the consummation of a Change in Control, the executive will be entitled to: (1) the Accrued Rights; (2) a cash lump sum payment equal to 2.99 times the executive’s salary in effect on the date of termination; (3) immediate vesting and exercisability of outstanding options or other grants under the long-term incentive plans; and (4) the continuation of certain health benefits for two years and 11 months. A “Change In Control” as defined in the employment agreements means:

•
any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act (other than one or more of the Excluded Entities (as defined below)) is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (including by way of merger, consolidation or otherwise);

•
the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any “person” or “group” (other than one or more of the Excluded Entities);

•
a merger, consolidation or reorganization (other than (x) with or into, as applicable, any of the Excluded Entities or (y) in which our stockholders, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization);

•	our complete liquidation or dissolution; or
•
other than as expressly provided for in the stockholders’ agreement with Blackstone and First Reserve, during any period of two consecutive years, individuals who at the beginning of such period constituted our Board (together with any new directors whose election by such board or whose nomination for election was approved by a vote of a majority of our directors then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) (the “Incumbent Board”) cease for any reason to constitute a majority of the Board then in the office; provided that, any director appointed or elected to the Board to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an individual of the Incumbent Board.

For purposes of the definition of Change In Control, “Excluded Entity” means any of the following: (A) Blackstone; (B) First Reserve; (C) us and any entities of which a majority of the voting power of its voting equity securities and equity interests is owned directly or indirectly by us; and (D) any employee benefit plan (or trust forming a party thereof) sponsored or maintained by any of the foregoing.
(4)
Death or Disability. In the event of death or disability, the named executive officer’s estate or the executive, as applicable, will be entitled to receive: (1) the Accrued Rights; (2) a pro rata portion of the executive’s target annual cash bonus for the year in which such death or disability occurs; and (3) a cash lump sum payment equal to the greater of (A) one-half of the executive’s annual salary as in effect on the date of termination or (B) one-half of the aggregate amount of the executive’s salary that the executive would have received had the full term of employment occurred under the employment agreement. The amounts shown in this column as the cash severance payment represent one-half of the executive’s annual salary as of December 31, 2024. The actual amount payable upon death or disability could vary.

(5)	These amounts are equal to the named executive officer’s target annual cash bonus for 2024.
(6)	The continued health benefits cost is based on the cost for such benefits as of December 31, 2024.
2025 Proxy Statement	47

Executive Compensation Tables
(7)
In connection with a termination without Cause by us or for Good Reason by the executive or due to non-renewal by us, these amounts reflect (i) the accelerated vesting of restricted stock awards, and (ii) the accelerated vesting of the performance share units and performance units at a payout percentage of 100% for each payout period. In the event of retirement, the named executive would be entitled to accelerated vesting for their performance share units and performance units on a pro-rata basis as determined and certified by the Compensation Committee of the Board. In connection with a termination in connection with (a) a Change in Control or (b) in the event of Death or Disability or (c) by the executive or due to non-renewal by us, these amounts reflect (i) the intrinsic value of the accelerated vesting and exercisability of their options to purchase Class A Common Stock and (ii) the accelerated vesting of the performance share units and performance units at a payout percentage of 100% for each payout period.

48	2025 Proxy Statement

PAY RATIO DISCLOSURES

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). As the Chief Executive Officer, Mr. Lucey is our PEO for these purposes. Our ratio disclosures are as follows:
Median Employee (excluding the PEO) total annual compensation: $189,277.58
PEO total annual compensation: $9,354,978.32
Ratio of PEO to Median Employee Compensation: 49.42:1
In accordance with Item 402(u) of Regulation S-K, we have updated our pay ratio disclosures as there have been significant changes in our employee compensation arrangements in 2024, specifically the payment of special bonuses at all levels of the organization, that resulted in a significant change to our pay ratio disclosure. In determining the median employee compensation for 2024, a listing was prepared of all employees of the Company and its consolidated subsidiaries as of December 31, 2024. Employees on leave of absence were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2024. The median amount was selected from the annualized list. For simplicity, the value of the Company’s medical benefits provided was excluded as all employees including the PEO are offered the exact same benefits. The value of dividends and distributions on equity grants received by the PEO were included in his compensation. We then otherwise utilized the same rules that we apply to the calculation of total compensation of the Company’s named executive officers, as reflected in the Summary Compensation Table, to determine the total annual compensation of our median employee. As of December 31, 2024, the Company and its consolidated subsidiaries employed 3,855 persons on a full-time and part-time basis.
2025 Proxy Statement	49

2024 PAY VERSUS PERFORMANCE

Background
The following section has been prepared in accordance with the SEC’s pay versus performance (“PvP”) disclosure rules adopted in August 2022. Under the PvP rules, the SEC has developed a new definition of pay, referred to as Compensation Actually Paid (“CAP”), which is compared here to certain performance measures defined by the SEC.
The Compensation Committee does not use CAP as a basis for making compensation decisions. For a discussion of the compensation philosophy that underpins how the Compensation Committee approaches designing our executive compensation program, please see “Compensation Discussion and Analysis” beginning on page 22.
Our Key Metrics Under Our Compensation Programs
The key metrics under our compensation programs in 2024 are set forth below. The Committee believes each of these key metrics measures a particularly salient aspect of Company performance.

Cash Incentive Plan	Financial Measures	• Adjusted EBITDA measure the immediate impact of operating decisions on the Company’s annual performance.
	Non-Financial Measures	• ESG metrics measures our progress toward our long-term objective for environmental sustainability and employee and contractor health and safety.
Performance Share Units and Performance Units	Total Shareholder Return vs. Refining Peer Group measures our ability to return value to our stockholders compared to our refining peers.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis”, our approach to executive compensation is designed to directly link pay to performance and attract, retain and motivate talented executives, and balance risk and reward. We use Adjusted EBITDA as a metric in our short-term incentive plan so there is an indirect relationship between CAP and EBITDA. Further, because we use EBITDA when we communicate our earnings to our investors, we believe it is substantially correlated with our stock price performance, and thus to CAP. The financial performance measures that we believe represent the most important financial performance measures we used to link CAP to our NEOs for fiscal 2024 to our performance are:

Net Income
EBITDA
Adjusted EBITDA
Relative TSR

50	2025 Proxy Statement

Pay Versus Performance
PAY VERSUS PERFORMANCE TABLE
In accordance with the SEC’s PvP rules, below is the required tabular disclosure for the Principal Executive Officer (“PEO”) and the average for the NEOs excluding the PEO (“Non-PEO NEOs”) for 2024, 2023, 2022, 2021 and 2020.

PAY VERSUS PERFORMANCE
Year (a)	Summary Compensation Table (“SCT”) Total for First PEO (b) (1)	SCT Total for Second PEO (b) (1)	Compensation Actually Paid to First PEO (c) (1)(2)	Compensation Actually Paid to Second PEO (c) (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e) (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions) (h)	EBITDA ($ millions) (i) (4)
							Total Stockholder Return (f) (3)	Peer Group Total Stockholder Return (g) (3)
2024	$N/A	$8,837,500	$N/A	$2,580,689	$3,997,176	$331,946	$90.10	$168.71	$(540.2)	$(68.8)
2023	$12,183,709	$12,240,872	$16,159,466	$13,855,201	$6,180,700	$7,427,945	$145.30	$184.97	$2,162.0	$3,521.1
2022	$13,104,780	N/A	$37,968,188	N/A	$4,996,543	$14,556,716	$132.13	$152.67	$2,972.8	$4,314.7
2021	$7,294,215	N/A	$12,415,156	N/A	$2,958,400	$5,103,877	$41.84	$88.66	$315.5	$1,111.9
2020	$4,938,526	N/A	$(9,032,816)	N/A	$2,031,502	$(3,844,634)	$22.91	$65.89	$(1,333.3)	$(510.0)

(1)
Mr. Nimbley (“First PEO”) served as our PEO for the full year for each of 2022, 2021 and 2020 and for 2023, until July 1, 2023. Mr. Lucey (“Second PEO” and, together with the First PEO, the “PEOs”) was appointed as our PEO effective July 1, 2023, and served as our PEO for the full year of 2024. For 2024, our Non-PEO NEOs included Messrs. Bukowski and Davis and Mses. Davis and Canty. For 2023, our Non-PEO NEOs included Messrs. Davis and O’Connor and Mses. Davis and Canty. For 2022, our Non-PEO NEOs included Messrs. Young, Lucey, Davis and O’Connor and Ms. Canty. For 2021 and 2020, our Non-PEO NEOs included Messrs. Young, Lucey, Davis and O’Connor.

(2)
For 2024, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs reflect the following adjustments to the values included in column (b) and column (d), respectively:

Matthew Lucey	2024
Summary Compensation Table Total for Second PEO (column (b))	$8,837,500
- aggregate change in actuarial present value of pension benefits	$(762,513)
+ service cost of pension benefits	$339,088
+ prior service cost of pension benefits	$—
- SCT “Stock Awards” column value	$—
- SCT “Option Awards” column value	$(5,836,243)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$5,474,909
+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(4,254,721)
+ vesting date fair value of equity awards granted and vested in the covered year	$—
+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$(1,217,331)
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$—
+ dollar value of dividends/earnings paid on equity awards in the covered year	$—
+ excess fair value for equity award modifications	$—
Compensation Actually Paid to Second PEO (column (c))	$2,580,689

2025 Proxy Statement	51

Pay Versus Performance

AVERAGE FOR NON-PEO NEOS	2024
Average SCT Total for Non-PEO NEOs (column (d))	$3,997,176
- aggregate change in actuarial present value of pension benefits	$(331,477)
+ service cost of pension benefits	$197,359
+ prior service cost of pension benefits	$—
- SCT “Stock Awards” column value	$(2,525,198)
- SCT “Option Awards” column value	$—
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$2,161,738
+ year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$(2,234,089)
+ vesting date fair value of equity awards granted and vested in the covered year	$—
+ year-over-year change in fair value of equity awards granted in prior years that vested in the covered year	$(933,564)
- fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$—
+ dollar value of dividends/earnings paid on equity awards in the covered year	$—
+ excess fair value for equity award modifications	$—
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$331,946

(3)
For each of 2024, 2023, 2022, 2021 and 2020, total shareholder return for the Company and the peer group represents the dollar value as of December 31, 2024, 2023, 2022, 2021 and 2020, of a deemed fixed investment of $100 at market close on December 31, 2019, assuming reinvestment of dividends. For purposes of this pay versus performance disclosure, our peer group consists of the following entities: CVR Energy, Inc, Delek US Holdings, Inc., HF Sinclair Corporation, Marathon Petroleum Corporation, Phillips 66 and Valero Energy Corporation (the “Peer Group”). For purposes of calculating the Peer Group total shareholder return, the returns of each component issuer of the group were weighted according to the respective issuers’ stock market capitalization at the beginning of each measurement period. Because fiscal years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(4)
EBITDA is a non-GAAP financial measure. For an explanation of how we use EBITDA and a reconciliation of EBITDA to Net Income, please see “Non-GAAP financial measures” in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2024 Form 10-K.

52	2025 Proxy Statement

Pay Versus Performance
2024 PAY VERSUS PERFORMANCE RELATIONSHIP DESCRIPTIONS
The following graphical comparisons illustrate the relationships for each of 2024, 2023, 2022, 2021 and 2020 of the compensation actually paid to the PEOs and the average compensation actually paid to our non-PEO NEOs to (i) PBF TSR and the Refining Peer Group TSR, (ii) Net Income and (iii) EBITDA, the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table.
Relationship between CAP and TSR
The charts below reflect the relationship between the PEOs’ CAP and Average Non-PEO NEO CAP (per the SEC’s definition), PBF TSR and the Refining Peer Group TSR for the last five completed fiscal years.
Relationship Between Compensation Actually Paid and PBF TSR and Refining Group TSR

$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$-
($10,000,000)
($20,000,000)
Compensation Actually Paid (CAP)
$200.00
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Total Shareholder Return (TSR)
2020
2021
2022
2023
2024
Avg. Non-PEO NEO CAP
First PEO CAP
Second PEO CAP
PBF TSR
Refining Peer Group TSR

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Pay Versus Performance
Relationship Between CAP and Net Income
The chart below reflects the relationship between the PEOs’ CAP and Average Non-PEO NEO CAP and PBF’s net income, for the last four completed fiscal years. We do not use net income as a metric in our long-term or short-term incentive plans.
Relationship Between Compensation Actually Paid and PBF Net Income

Relationship between CAP and Company Selected Measure, EBITDA
The chart below reflects the relationship between the PEOs’ CAP and Average Non-PEO NEO CAP and EBITDA, for the last four completed fiscal years.
Relationship Between Compensation Actually Paid and EBITDA

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RISK ASSESSMENT OF COMPENSATION PROGRAMS

Total compensation for our employees that are not represented by a union (“non-represented employees”) is structured similarly to that for our named executive officers and consists of cash compensation in the form of a base salary and eligibility for an annual bonus under our Annual Cash Incentive Plan (as described below), and retirement, health and welfare benefits. Certain non-represented employees, like our named executive officers, are eligible for equity incentive compensation under our Equity Incentive Plan at the discretion of the Board as described below.
We believe that our incentive compensation programs effectively balance risk and reward. When assessing risk, we consider base salary, the mix of award opportunities (i.e., short- vs. long-term), performance targets and metrics, the target-setting process, and the administration and governance associated with the plans. For our named executive officers and other senior management, equity incentive compensation is designed to be a substantial part of their total compensation while the compensation for most of our employees is weighted towards salary and annual cash incentives. Our non-represented employees participate in an annual program pursuant to which awards are given based upon the achievement of specific performance objectives of the Company under our Annual Cash Incentive Plan and individual performance as assessed by management.
Since the proportion of total compensation that is at risk (i.e., that will vary based on Company performance) increases as the scope and level of the employee’s decision-making responsibilities increase, our incentive compensation programs may encourage management level employees to take certain risks. However, the Board of Directors takes that fact into consideration and aligns employee interests with those of our stockholders through the use of equity incentives that are intended to focus management on achieving strong annual results while also pursuing significant multi-year growth. The performance goals set by the Board of Directors are designed to be aggressive and challenging but also achievable. We actively monitor our compensation policies and practices to determine whether our risk management objectives are being met through the incentives we provide to our employees.
Features of our compensation programs that we believe mitigate excessive risk taking include:
•	determination of short-term and long-term incentive awards based on different indicators of performance, thus diversifying the risk associated with a common indicator of performance;
•	multi-year vesting periods for equity incentive awards, which encourage focus on sustained growth and earnings;
•	implementation of a single three-year measurement period for performance awards;
•	capping payouts under both our Annual Cash Incentive Plan and our long-term performance awards;
•	maintaining meaningful stock ownership guidelines and stock holding requirements, orienting management toward long-term performance;
•	prohibitions on hedging or pledging or short selling the Company’s stock; and
•
a clawback policy effective as of October 2, 2023 that provides for recovery of all erroneously awarded compensation, including equity awards, received by an executive officer in the event of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, as required under Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual.

COMPENSATION CONSULTANT DISCLOSURES

The Compensation Committee retained Pay Governance LLC as independent compensation consultants in 2024. In its role as advisors to the Compensation Committee, Pay Governance was retained directly by the Compensation Committee, which, in its sole discretion, has the authority to select, retain, and terminate its relationship with the firm. Pay Governance did not provide other consulting services to PBF or to any senior executives of PBF in 2024. The Compensation Committee concluded that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation Committee.
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Compensation Consultant Disclosures
During 2024, the consultant’s executive compensation consulting services included:
•	reviewing management prepared 2024 compensation alternatives and potential program changes provided to the Compensation Committee;
•	developing approaches to calibrating 2024 short-term and long-term incentive awards;
•	reviewing the competitive positioning of the Company’s executive pay levels; and
•	reviewing management prepared materials provided to the Compensation Committee.

DIRECTOR COMPENSATION

Non-Employee Director Compensation
Our non-employee directors are entitled to receive director fees as determined by the Compensation Committee. We reimbursed all of our directors for customary expenses incurred in connection with attending meetings of our Board of Directors and committees thereof.
During 2024, the then non-employee directors (Messrs. Abraham, Budd, Donahue, Edwards, Ogden, Wilmot and Ziemba, and Mses. Hodges and Lubel) were entitled to receive an annual cash retainer, payable pro rata, on a quarterly basis, of $130,000. Following re-election at the 2024 Annual Meeting, each elected director also received an additional $175,000 equity award consisting of shares of Class A Common Stock, fully vested from the date of grant but subject to restrictions on transfer and sale that lapse with respect to one-third of the shares each year over a period of three years starting on the first anniversary of the date of grant, subject to waiver under certain circumstances. Mr. Edwards received an additional annual retainer for his service in the role of Lead Director, of $35,000, which was increased from $30,000 effective May 3, 2024. Ms. Lubel received an additional annual retainer in connection with serving as Chairperson of the Audit Committee of $25,000. Each of Mr. Abraham and Mr. Donahue received, on a prorated basis, an additional annual retainer of $20,000 for their role as Chairperson of the Compensation Committee, in each case for their respective tenures. Each of Mr. Abraham and Mr. Budd received, on a prorated basis, an additional annual retainer for their roles as Chairperson of the Nominating and Corporate Governance Committee, of $20,000, in each case for their respective tenures and actual period of service.
The following table summarizes all compensation for non-employee directors received for services rendered during the fiscal year ended December 31, 2024.

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Spencer Abraham	150,000	175,000	325,000
Wayne A. Budd	50,000	—	50,000
Paul J. Donahue, Jr.	143,333	175,000	318,333
S. Eugene Edwards	165,000	175,000	340,000
Georganne Hodges	130,000	175,000	305,000
Kimberly S. Lubel	155,000	175,000	330,000
George E. Ogden	130,000	175,000	305,000
Damian W. Wilmot	130,000	175,000	305,000
Lawrence M. Ziemba	150,000	175,000	325,000

(1)
The amounts set forth in this column represent the grant date fair value of Class A Common Stock, fully vested from the date of grant but subject to restrictions on transfer and sale that will lapse with respect to one-third of the shares each year over a period of three years starting on the first anniversary of the date of grant, subject to waiver under certain circumstances.

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Director Compensation
Non-Employee Director Compensation
Directors who are also our employees receive no separate compensation for service on our Board of Directors or committees thereof. The 2024 compensation received by Matthew C. Lucey, our Chief Executive Officer, is set forth in the Summary Compensation Table. The 2024 compensation received by Thomas J. Nimbley, our Executive Chairman, is set forth in the table below.

	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas J. Nimbley Executive Chairman	1,200,000	—	1,849,996	1,026,987	93,471	4,170,454

(1)
The amounts set forth in this column represent the grant date value of shares of restricted Class A Common Stock, which are subject to vesting in three equal installments beginning on the first anniversary of the date of grant. The value realized upon the actual vesting of these awards may or may not be equal to this determined value, as these awards are subject to market conditions and have been valued based on an assessment of the market conditions as of the grant date. The amounts have been determined pursuant to FASB ASC Topic 718, as applicable, based on the assumptions set forth in Note 15 to the PBF Energy Inc. consolidated financial statements for the year ended December 31, 2024.

(2)
The amounts set forth in this column represent the aggregate change during the year in the actuarial present value of accumulated benefits under the PBF Energy Pension Plan and the PBF Energy Restoration Plan.

(3)	The amounts set forth in this column consist of Company matching contributions to our 401(k) Plan, voluntary medical exam benefit and dividend equivalent rights.
Non-Employee Director Stock Ownership Guidelines
Non-employee directors are expected to acquire and hold during their service shares of our Class A Common Stock equal in value to at least three times the annual cash retainer paid to our directors. Directors have five years from their initial election to the Board to meet the target stock ownership guideline, and they are expected to continuously own sufficient shares to meet the guideline once attained. All of our non-employee directors who have served more than five years have met the stock ownership guidelines requirements.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Each of the related party transactions described below was negotiated on an arm’s length basis. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.
Investments in PBF LLC
Certain of the named executive officers and certain other employees were provided with the opportunity prior to the IPO to purchase PBF LLC Series A Units and non-compensatory warrants to purchase PBF LLC Series A Units. The number of units and warrants offered for purchase were based upon the individual’s position and other relevant factors, and approved by the board of directors of PBF LLC. The table below sets forth the number of PBF LLC Series A Units and non-compensatory warrants to purchase PBF LLC Series A Units purchased and the price paid therefore directly or indirectly by our named executive officers since the beginning of fiscal year 2008 (without taking into account any PBF LLC Series A Units acquired at the time of our initial public offering upon exercise of the non- compensatory warrants).

Name	Aggregate Purchase Prices ($)	Series A Units (#)	Non-Compensatory Warrants for the Purchase of Series A Units (1)(2)(#)
Thomas J. Nimbley Executive Chairman	2,250,000	225,000	300,000(3)
Matthew C. Lucey President and Chief Executive Officer	135,000	13,500	17,319(4)

(1)	Each non-compensatory warrant for the purchase of PBF LLC Series A Units has an exercise price of $10.00 per unit and is immediately exercisable for a ten-year period.
(2)
In connection with the purchase of PBF LLC Series A Units and warrants, compensatory warrants for the purchase of Series A Units were also granted to each of these persons. See “Executive Compensation Tables—Outstanding Equity Awards at 2024 Fiscal Year-End.”

(3)
In connection with the IPO in 2012, Mr. Nimbley exercised all of his non-compensatory warrants to purchase an additional 300,000 PBF LLC Series A Units for cash at the $10.00 exercise price for an aggregate purchase price of $3,000,000.

(4)
In connection with the IPO in 2012, Mr. Lucey exercised all of his non-compensatory warrants to purchase an additional 17,319 PBF LLC Series A Units for cash at the $10.00 exercise price for an aggregate purchase price of $173,190.

IPO Related Agreements
In connection with our IPO, we entered into various agreements governing the relationship among us, PBF LLC, Blackstone, First Reserve, certain of the then executive officers and certain of our directors and the other pre-IPO owners of PBF LLC. The following is a description of the material terms of these agreements, which description is qualified in its entirety by reference to the full text of the agreements, which are filed with the SEC as exhibits to our periodic reports.
PBF LLC Amended and Restated Limited Liability Company Agreement
In connection with our initial public offering, the limited liability company agreement of PBF LLC was amended and restated. The amended and restated limited liability company agreement established the PBF LLC Series C Units, which are held solely by us and described further below, and provides that we are the sole managing member of PBF LLC. Accordingly, we control all of the business and affairs of PBF LLC and its operating subsidiaries.
On December 31, 2024, we owned 115,333,223 Series C Units and the remaining pre-IPO owners of PBF LLC owned 862,780 PBF LLC Series A Units. In addition, there are 1,000,000 PBF LLC Series B Units issued and outstanding, all of which are held by certain of our officers and former officers. The PBF LLC Series B Units are profits interests that entitle the holders to participate in the profits of PBF LLC after the date of issuance.
Under the amended and restated limited liability company agreement of PBF LLC, the PBF LLC Series A Units are held solely by the pre-IPO owners of PBF LLC (and their permitted transferees) and the PBF LLC Series C Units are

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held solely by us and rank on parity with the PBF LLC Series A Units as to distribution rights, voting rights and rights upon liquidation, dissolution or winding up. We, as the managing member, have the right to determine the timing and amount of any distributions to be made to holders of PBF LLC Series A Units and PBF LLC Series C Units (other than tax distributions, as described below). Profits and losses of PBF LLC are allocated, and all distributions generally made, pro rata to the holders of PBF LLC Series A Units (subject, under certain circumstances described below, to the rights of the holders of PBF LLC Series B Units) and PBF LLC Series C Units. In addition, any PBF LLC Series A Units acquired by us from the pre-IPO owners of PBF LLC, in accordance with the exchange agreement, are automatically, and without any further action, reclassified as PBF LLC Series C Units in connection with such acquisition.
The holders of limited liability company interests in PBF LLC, including us, generally have to include for purposes of calculating their U.S. federal, state and local income taxes their share of any taxable income of PBF LLC. Taxable income of PBF LLC generally is allocated to the holders of units (including us) pro rata in accordance with their respective share of the net profits and net losses of PBF LLC. In general, PBF LLC is required to make periodic tax distributions to the members of PBF LLC, including us, pro rata in accordance with their respective percentage interests for such period (as determined under the amended and restated limited liability company agreement of PBF LLC), subject to available cash and applicable law and contractual restrictions (including pursuant to our debt instruments) and based on certain assumptions. Generally, these tax distributions will be an amount equal to our estimate of the taxable income of PBF LLC for the year multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses). If, with respect to any given calendar year, the aggregate periodic tax distributions were less than the actual taxable income of PBF LLC multiplied by the assumed tax rate, PBF LLC will make a “true up” tax distribution, no later than March 15 of the following year, equal to such difference, subject to the available cash and borrowings of PBF LLC. The amended and restated limited liability company agreement of PBF LLC also provides that substantially all expenses incurred by or attributable to us and our management of PBF LLC other than our obligations under the tax receivable agreement, our income tax expenses and payments on indebtedness incurred by us are paid by PBF LLC.
Summary of PBF LLC Series B Units
The PBF LLC Series B Units are profits interests held by certain of our current and former officers that had no taxable value at the date of issuance, have no voting rights and are designed to increase in value only after our former sponsors achieve certain levels of return on their investment in PBF LLC Series A Units. Under the amended and restated limited liability company agreement of PBF LLC, distributions initially are made to the holders of PBF LLC Series A Units and PBF LLC Series C Units in proportion to the number of units owned by them. Once the sponsors receive a full return of their aggregate amount invested with respect to their PBF LLC Series A Units, distributions and other payments made on account of the PBF LLC Series A Units held by our former sponsors then will be shared by our former sponsors with the holders of PBF LLC Series B Units. Accordingly, the amounts paid to the holders of PBF LLC Series B Units will reduce only the amounts otherwise payable on account of the PBF LLC Series A Units held by our former sponsors, and will not reduce or otherwise impact any amounts payable to us (as the holder of PBF LLC Series C Units), the holders of our Class A Common Stock or any other holder of PBF LLC Series A Units. However, our consolidated statements of operations and comprehensive income (loss) reflect non-cash charges for compensation related to the PBF LLC Series B Units. As of March 10, 2025, there are 1,000,000 fully vested PBF LLC Series B Units issued and outstanding, which are held as follows: Thomas J. Nimbley—160,000 (16%); Matthew C. Lucey—60,000 (6%) and other current and former officers—780,000 (78%). All distributions to the holders of PBF LLC Series B Units will be made pro rata in accordance with their percentage interest. The amended and restated limited liability company agreement of PBF LLC provides that no holder of PBF LLC Series B Units was entitled to receive any distributions made by PBF LLC (other than certain tax distributions) until each of our former sponsors holding PBF LLC Series A Units received the aggregate amount invested for such PBF LLC Series A Units.
All amounts received, directly or indirectly, by our former sponsors and the holders of PBF LLC Series B Units (and each of their successors and permitted transferees) in connection with their holding of units, including amounts received upon the sale of, or as a result of the ownership of, shares of Class A Common Stock following an exchange of units pursuant to the exchange agreement, upon a transfer of units by our former sponsors to an unrelated third party or upon an in-kind distribution to their limited partners, pursuant to the tax receivable agreement or as a result of any assignment or transfer of any rights or entitlements thereunder, or otherwise as a result of such holder’s
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Certain Relationships and Related Transactions
ownership of PBF LLC Series A Units are treated as being distributed, and treated as a distribution, for purposes of determining the amounts payable to the holders of PBF LLC Series B Units. Any payments required to be made to the holders of PBF LLC Series B Units by our former sponsors shall be made in cash. Payments made to any of our former sponsors pursuant to the tax receivable agreement are taken into account for purposes of satisfying the applicable sharing thresholds of the holders of PBF LLC Series B Units under the amended and restated limited liability company agreement of PBF LLC. All distributions under the amended and restated limited liability company agreement are treated as being distributed in a single distribution. Accordingly, if multiple distributions are made, the holders of PBF LLC Series B Units are entitled to share in the distributions at the highest then applicable sharing percentage, and if such holders have received prior distributions at a lower sharing percentage, such holders are entitled to a priority catch-up distribution at the applicable higher sharing percentage before any further amounts are distributed to such holders of PBF LLC Series A Units. Any amounts received by holders of PBF LLC Series B Units as tax distributions made by PBF LLC are treated as an advance on and shall reduce further distributions to which such holder otherwise would be entitled to under the agreement. If the employment of a holder of PBF LLC Series B Units is terminated by us for any reason other than due to death, disability or retirement, our former sponsors have the right to purchase for cash all or part of the holder’s PBF LLC Series B Units for the fair market value of such units as of the purchase date. In addition, upon the death or disability of a holder of PBF LLC Series B Units, the holder (or his or her representatives) has the right to sell to our former sponsors, and our former sponsors are required to purchase (pro rata), all of the holder’s PBF LLC Series B Units for the fair market value of such units as of the purchase date, with the purchase price payable, at the election of the purchaser, in cash or by delivery of PBF LLC Series A Units held by the purchaser.
As of June 12, 2013, each of Blackstone and First Reserve received the full return of its aggregate amount invested for its PBF LLC Series A Units. In January 2025, a payment of $15.1 million was received by the holders of PBF LLC Series B Units (in their capacity as such) related to the 2023 tax year. Messrs. Lucey and Nimbley, in their capacity as PBF LLC Series B unit holders, received $904,825 and $2,412,867 respectively. In addition, the holders of PBF LLC Series B Units are entitled to certain payments in the future under the tax receivable agreement arising as a result of the prior exchanges by Blackstone and First Reserve.
Exchange Agreement
Pursuant to an exchange agreement, the pre-IPO owners of PBF LLC (and certain permitted assignees thereof and holders who acquire PBF LLC Series A Units upon the exercise of certain warrants) may from time to time (subject to the terms of the exchange agreement), cause PBF LLC to exchange their PBF LLC Series A Units for shares of our Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications, and further subject to the rights of the holders of PBF LLC Series B Units to share in a portion of the profits realized by our former sponsors upon the sale of the shares of our Class A Common Stock received by them upon such exchange. The exchange agreement also provides that, subject to certain exceptions, holders do not have the right to cause PBF LLC to exchange PBF LLC Series A Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements to which we may be subject, and that we may impose on exchange rights additional restrictions that we determine to be necessary or advisable so that PBF LLC is not treated as a “publicly traded partnership” for United States federal income tax purposes. As a holder exchanges PBF LLC Series A Units, our interest in PBF LLC will be correspondingly increased.
Registration Rights Agreement
Pursuant to an amended and restated registration rights agreement with each of the pre-IPO owners of PBF LLC, we have granted them and their affiliates and permitted transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of our Class A Common Stock delivered in exchange for PBF LLC Series A Units or otherwise beneficially owned by them. Under the registration rights agreement, we also agreed at our expense to make available a shelf registration statement to register the exchange by the remaining pre-IPO owners of PBF LLC Series A Units for shares of our Class A Common Stock and the resale by them of shares of Class A Common Stock into the market from time to time. In addition, each of the pre-IPO owners of PBF LLC will have the ability to exercise certain piggyback registration rights in respect of shares of our Class A Common Stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us. We currently have an effective shelf registration statement that initially covered the resale of up to 6,310,055 shares of our Class A Common Stock issued or issuable to holders of Series A LLC Units, which shares may be sold from time to time in the public markets.

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Tax Receivable Agreement
The holders of PBF LLC Series A Units may from time to time (subject to the terms of the exchange agreement) cause PBF LLC to exchange their remaining PBF LLC Series A Units for shares of our Class A Common Stock on a one-for-one basis. PBF LLC (and each of its subsidiaries classified as a partnership for federal income tax purposes) has in effect an election under Section 754 of the Code effective for each taxable year in which an exchange of PBF LLC Series A Units for shares of our Class A Common Stock occurs. The purchase of PBF LLC Series A Units and exchanges of PBF LLC Series A Units for shares of Class A Common Stock have resulted, and are expected to result, with respect to PBF in increases, that otherwise would not have been available, in the tax basis of the assets of PBF LLC. These increases in tax basis have reduced the amount of tax that PBF would have otherwise been required to pay, and may reduce such tax in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets.
We entered into a tax receivable agreement with the holders of PBF LLC Series A Units and PBF LLC Series B Units (and certain permitted assignees thereof and holders who acquire PBF LLC Series A Units upon the exercise of certain warrants) that provides for the payment from time to time by PBF to such persons of 85% of the amount of the benefits, if any, that PBF is deemed to realize as a result of these increases in tax basis and certain other tax benefits related to us entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of PBF and not of PBF LLC or any of its subsidiaries.
For purposes of the tax receivable agreement, subject to certain exceptions noted below, the benefit deemed realized by PBF generally is computed by comparing the actual income tax liability of PBF (calculated with certain assumptions) to the amount of such taxes that PBF would have been required to pay had there been no increase to the tax basis of the assets of PBF LLC as a result of the purchase or exchanges of PBF LLC Series A Units and had PBF not derived any tax benefits in respect of payments made under the tax receivable agreement. The term of the tax receivable agreement continues until all such tax benefits have been utilized or expired, unless (i) certain changes of control occur as described below, (ii) PBF exercises its right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement, or (iii) PBF breaches any of its material obligations under the tax receivable agreement, in which case all obligations will generally be accelerated and due as if PBF had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:
•
the timing of any subsequent exchanges of PBF LLC Series A Units – for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of PBF LLC at the time of each exchange;

•
the price of shares of our Class A Common Stock at the time of the exchange – the increase in any tax deductions, as well as the tax basis increase in other assets, of PBF LLC is affected by the price of shares of our Class A Common Stock at the time of the exchange;

•	the extent to which such exchanges are taxable – if an exchange is not taxable for any reason, increased deductions will not be available; and
•	the amount and timing of our income – PBF generally will be required to pay 85% of the deemed benefits as and when deemed realized.
The amount and timing of PBF’s taxable income, which will affect the amount and timing of the realization of tax benefits that are subject to the tax receivable agreement, depend on numerous factors. For example, if 50% or more of the capital and profits interests in PBF LLC are transferred in a taxable sale or exchange within a period of 12 consecutive months, PBF LLC will undergo, for federal income tax purposes, a “technical termination” that could affect the amount of PBF LLC’s taxable income in any year and the allocation of taxable income among the members of PBF LLC, including PBF. If PBF does not have taxable income, PBF generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable
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Certain Relationships and Related Transactions
agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.
As a result of the impact of a deferred tax asset valuation allowance recognized in accordance with ASC 740, Income Taxes, our liability for the tax receivable agreement was $293.6 million as of December 31, 2024. As future taxable income is recorded, increases in our tax receivable agreement liability may be necessary in conjunction with the re-evaluation of deferred tax assets. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, (a) the payments under the tax receivable agreement exceed the actual benefits we realize in respect of the tax attributes subject to the tax receivable agreement and/or (b) distributions to us by PBF LLC are not sufficient to permit us to make payments under the tax receivable agreement after we have paid our taxes and other obligations. In this regard, the tax receivable agreement gives us some flexibility to defer certain payment obligations that are in excess of our then available cash, but the period of any such deferral under the tax receivable agreement may not exceed two years. Such deferred payments would accrue interest at a rate of LIBOR plus 150 basis points. The payments under the tax receivable agreement are not conditioned upon any persons continued ownership of us.
In certain instances, as described in the following paragraph, payments under the tax receivable agreement may be accelerated and/or significantly exceed the actual benefits realized in respect of the tax attributes subject to the tax receivable agreement.
The tax receivable agreement provides that upon certain changes of control, or if, at any time, PBF elects an early termination of the tax receivable agreement (or defaults in its obligations thereunder), PBF’s (or our successor’s) obligations with respect to exchanged or acquired PBF LLC Series A Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that (i) PBF would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement and (ii) that the subsidiaries of PBF LLC will sell certain nonamortizable assets (and realize certain related tax benefits) no later than a specified date. Moreover, in each of these instances, PBF would be required to make an immediate payment equal to the present value (at a discount rate equal to LIBOR plus 100 basis points) of the anticipated future tax benefits (based on the foregoing assumptions).
Accordingly, payments under the tax receivable agreement may be made years in advance of the actual realization, if any, of the anticipated future tax benefits and may be significantly greater than the actual benefits PBF realizes in respect of the tax attributes subject to the tax receivable agreement. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity. PBF Energy may not be able to finance its obligations under the tax receivable agreement and its existing indebtedness may limit its subsidiaries’ ability to make distributions to PBF Energy to pay these obligations. These provisions may deter a potential sale of our Company to a third party and may otherwise make it less likely that a third party would enter into a change of control transaction with us.
Moreover, payments under the tax receivable agreement will be based on tax reporting positions determined in accordance with the tax receivable agreement. PBF will not be reimbursed for any payments previously made under the tax receivable agreement if the Internal Revenue Service subsequently disallows part or all of the tax benefits that gave rise to such prior payments. As a result, in certain circumstances, payments could be made under the tax receivable agreement that are significantly in excess of the benefits that PBF actually realizes in respect of (i) the increases in tax basis resulting from its purchases or exchanges of PBF LLC Series A Units and (ii) certain other tax benefits related to its entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement.
Decisions made by the pre-IPO owners of PBF LLC in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments required to be made under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable

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agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase the tax liability of the pre-IPO owners of PBF LLC without giving rise to any obligations to make payments under the tax receivable agreement.
Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 50 basis points from the due date (without extensions) of such tax return. However, PBF may defer payments under the tax receivable agreement to the extent it does not have available cash to satisfy its payment obligations under the tax receivable agreement as described above.
As described above, payment obligations to the holders of PBF LLC Series A Units and PBF LLC Series B Units under the tax receivable agreement are obligations of PBF and not obligations of PBF LLC, PBF Holding or any other subsidiary. However, because PBF is a holding company with no operations of its own, its ability to make payments under the tax receivable agreement is dependent on our subsidiaries’ ability to make future distributions. For example, specific provisions in the indentures governing the senior notes issued by PBF Holding are expected to permit PBF Holding to make distributions that include amounts sufficient to allow PBF to make on-going payments under the tax receivable agreement and to make an accelerated payment in the event of a change of control (however, the indentures permit a distribution on account of such a change of control only so long as PBF Holding offers to purchase all of the notes outstanding at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon). PBF expects to obtain funding for its on-going payments under the tax receivable agreement by, among other means, causing PBF Holding to make cash distributions to PBF LLC under the relevant provisions of the indentures, and PBF LLC will, in turn, distribute such amounts, generally as tax distributions, on a pro rata basis to its owners. If PBF’s share of the distributions received through these specific provisions of the indentures is insufficient to satisfy its obligations under the tax receivable agreement, it may cause PBF LLC, which in turn will cause PBF Holding, to make distributions in accordance with other provisions of the indentures in order to satisfy such obligations. Based on our estimates of PBF’s obligations under the tax receivable agreement as described above, the amount of distributions on account of PBF’s obligations under the tax receivable agreement are expected to be substantial.
Statement of Policy Regarding Transactions with Related Persons
All related person transactions will be approved by the Audit Committee of our Board, which has adopted a written policy that applies to transactions with related persons. For purposes of the policy, related person transactions include transactions, arrangements or relationships involving amounts greater than $120,000 in the aggregate in which we are a participant, and a related person has a direct or indirect material interest. Related persons are deemed to include directors, director nominees, executive officers, owners of more than 5% of our common stock, or an immediate family member of the preceding group. The policy provides that our Audit Committee will be responsible for the review and approval of all related-person transactions.
Our Audit Committee will review the material facts of all related person transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the related person transaction, subject to certain exceptions described below. The policy prohibits any of our directors from participating in any discussion or approval of a related person transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the committee. As part of its review and approval of a related person transaction, the Audit Committee will consider whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related-person’s interest in the transaction and any other matters the Audit Committee deems appropriate.
Our related person transactions policy does not apply to: (1) employment of executive officers if the compensation is disclosed in the proxy statement or approved by the Compensation Committee; (2) director compensation that is disclosed in the proxy statement; (3) pro rata payments arising solely from the ownership of our equity securities; (4) certain indebtedness arising from ordinary course transactions or with owners of more than 5% of our common stock; (5) transactions where the rates or charges are determined by competitive bids; (6) certain charitable contributions, grants or endowments; (7) regulated transactions; (8) certain financial services and (9) certain transactions with other companies where the related person is not deemed to have an indirect material interest.
2025 Proxy Statement	63

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

(Item 2 on the Proxy Card)
The Audit Committee of the Board determined on February 10, 2025, to engage KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. KPMG served as PBF’s independent registered public accounting firm for the fiscal year ended December 31, 2024. The Board requests stockholder approval of the following resolution adopted by the Audit Committee and the Board.
“RESOLVED, that the appointment of the firm of KPMG LLP as PBF’s independent registered public accounting firm for the purpose of conducting an audit of the consolidated financial statements and the effectiveness of internal control over financial reporting of PBF and its subsidiaries for the fiscal year ending December 31, 2025 is hereby approved and ratified.”
The affirmative vote of a majority of the votes cast is required for adoption of this proposal. If the appointment is not approved, the adverse vote will be considered as an indication to the Board that it should select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of public accountants so long after the beginning of the current year, it is contemplated that the appointment for 2025 will be permitted to stand unless the Audit Committee finds other good reason for making a change.
Representatives of KPMG are expected to be present at the Annual Meeting to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing prior to the Annual Meeting. The representatives may also make a statement if they desire to do so.

The Board recommends a vote “FOR” the proposal to ratify the appointment of KPMG as PBF’s independent registered public accounting firm for 2025. Proxies will be voted FOR approval of the proposal unless otherwise specified.

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Proposal No. 2 – Ratification of Appointment of Independent Auditor
KPMG FEES FOR FISCAL YEAR 2024
The following table presents fees billed for the year ended December 31, 2024 for professional services performed by KPMG.

Fees	2024
Audit Fees (1)	$3,510,000
Audit-Related Fees (2)	30,000
Tax Fees (3)	1,027,973
All Other Fees	--
Total	$4,567,973

(1)
Represents the aggregate fees for professional services rendered by KPMG in connection with its audits of PBF Energy’s and its subsidiaries’ consolidated financial statements, including the audits of internal control over financial reporting, reviews of the condensed consolidated financial statements included in Quarterly Reports on Form 10-Q and related accounting consultation services provided to support the performance of such audits.

(2)
Represents fees for professional services rendered in connection with various filings for PBF Energy and its subsidiaries, including (i) services rendered in connection with the filing of multiple registration statements with the SEC and our financing transactions and (ii) procedures performed in connection with certain regulatory filings.

(3)	Represents fees associated with tax services rendered for income tax planning, sales, use and excise tax matters.
DELOITTE FEES FOR FISCAL YEAR 2023
The following table presents fees billed for the years ended December 31, 2023 for professional services performed by Deloitte & Touch LLP (“Deloitte”), who previously served as our independent registered public accounting firm from 2012 through 2023.

Fees	2023
Audit Fees (1)	$4,494,000
Audit-Related Fees (2)	155,000
Tax Fees (3)	718,628
All Other Fees	—
Total	$5,367,628

(1)
Represents the aggregate fees for professional services rendered by Deloitte in connection with its audits of PBF Energy’s and its subsidiaries’ consolidated financial statements, including the audits of internal control over financial reporting, reviews of the condensed consolidated financial statements included in Quarterly Reports on Form 10-Q and related accounting consultation services provided to support the performance of such audits.

(2)
Represents fees for professional services rendered in connection with various filings for PBF Energy and its subsidiaries, including (i) services rendered in connection with the filing of multiple registration statements with the SEC and our financing transactions and (ii) procedures performed in connection with certain regulatory filings.

(3)	Represents fees associated with tax services rendered for income tax planning, sales, use and excise tax matters and the preparation of partnership tax information for PBFX.
All engagements performed by our independent registered public accounting firm, whether for auditing or non-auditing services, must be pre-approved by the Audit Committee of the Board of Directors. During the year ended December 31, 2024, all of the services performed for us by KPMG were pre-approved by the Audit Committee.
2025 Proxy Statement	65

Proposal No. 2 – Ratification of Appointment of Independent Auditor
REPORT OF THE AUDIT COMMITTEE FOR FISCAL YEAR 2024*
The Audit Committee assists the Board of Directors in fulfilling its responsibility to provide independent, objective oversight of the financial reporting functions and internal control systems of PBF Energy. We have the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee currently consists of four non-employee directors. The Board has determined that each member of the Audit Committee satisfies the requirements of the NYSE as to independence, financial literacy and expertise. The Board has further determined that each of Paul J. Donahue, Jr., Georganne Hodges, Kimberly S. Lubel and George E. Ogden is an audit committee financial expert as defined by the SEC. The responsibilities of the Audit Committee are set forth in the written charter adopted by the Board of Directors, which is available in the “Investors” section of the Company’s website under the caption “Corporate Governance.” The Audit Committee’s charter provides that the Audit Committee is responsible for the oversight of the Company’s system of internal control over financial reporting, certain aspects of the Company’s risk management as described in the charter, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor) and the performance of the Company’s internal audit department. One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements. The following report summarizes certain of the Audit Committee’s activities in this regard for 2024.
Review of the Annual Report on Form 10-K with Management. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, included therein.
Discussions with Management, the External Auditor and the Internal Auditor. The Audit Committee serves in an oversight capacity and management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, KPMG, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management and the internal auditor.
The Audit Committee, among other things:
•
reviewed and discussed with both management and KPMG our quarterly unaudited consolidated financial statements and annual audited financial statements for the year ended December 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, including those in management’s discussion and analysis thereof;

•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”);
•
discussed with KPMG matters relating to its independence and received the written disclosures and letter from KPMG required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the firm’s independence;

•
discussed with our internal auditors and KPMG the overall scope and plans for their respective audits and met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting;

•	considered whether KPMG’s provision of non-audit services to the Company is compatible with the auditor’s independence;
•	reviewed and discussed the plan and scope of the work of the independent auditor for 2024;
•	reviewed and discussed summaries of the significant reports to management by internal audit;

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Proposal No. 2 – Ratification of Appointment of Independent Auditor
•	met with internal audit, general counsel, the Company’s financial management and reviewed any ethics hot line reports in separate executive sessions at each meeting;
•	received reports from the chief information officer, the treasurer and tax and commercial departments during the course of the year; and
•	received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.
Based on our review and the meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for 2024 be included in the Company’s Annual Report on Form 10-K.
Members of the Audit Committee:
Kimberly S. Lubel, Chairperson
Paul J. Donahue, Jr.
Georganne Hodges
George E. Ogden
* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of PBF’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.
2025 Proxy Statement	67

PROPOSAL No. 3 – ADVISORY VOTE ON 2024 NAMED EXECUTIVE OFFICER COMPENSATION

(Item 3 on the Proxy Card)
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are submitting this proposal to our stockholders for an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. We are asking you to support our executive compensation as described in the proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the objectives, policies and practices described in this proxy statement. You are voting on the following resolution at the 2025 Annual Meeting:
“Resolved, that the stockholders APPROVE, on an advisory basis, the 2024 compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”
This vote is advisory, which means that it is non-binding on the Company, the Board and the Compensation Committee. Although this vote is nonbinding, the Compensation Committee values your opinion and expects to consider the voting results when making future decisions about named executive officer compensation.
The executive compensation program is described in the Executive Compensation section beginning on page 18 and the “Compensation Discussion and Analysis” section and the other table and narrative disclosures in this proxy statement.
Your Board recommends that you vote FOR this resolution because it believes that our Compensation Committee has effectively balanced the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this proxy statement, including the following:
•	Pay for Performance – Establishing a performance-based program that rewards the achievement of financial and non-financial goals;
•	Stockholder Alignment – Aligning the financial interests of our executives with stockholder returns;
•	Focus on Long-Term Success – Rewarding executives for long-term strategic management and stockholder value enhancement; and
•	Quality of Talent – Offering competitive compensation in order to retain key talent whose abilities are considered essential to our long-term success.
Our fiscal 2024 executive compensation program aligns compensation with management’s execution of the Company’s most important financial and strategic objectives. Our executive compensation program reflects our compensation philosophy that executive pay should be heavily weighted towards variable and at-risk compensation to ensure that management’s pay is directly tied to key results and stockholder value creation.
Our stockholders have continued to express very strong support for our compensation philosophy and programs, with 97.30% of the votes cast at the 2024 Annual Meeting in support of executive compensation. We have interpreted these results as an endorsement of our compensation program’s design.
In proposal No. 4, the Board has recommended that this non-binding advisory “say-on-pay” vote continue to be held annually and it is expected that the next “say-on-pay” vote will occur at the 2026 Annual Meeting of Stockholders.
The affirmative vote, on an advisory basis, of a majority of the votes cast is required for approval of this proposal.

The Board recommends a vote, on an advisory basis, “FOR” this proposal to approve PBF’s 2024 named executive officer compensation.

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PROPOSAL NO. 4 – ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 4 on the Proxy Card)
As described in Proposal No. 3 above, PBF’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 3 above is referred to as a “say-on-pay vote.”
As required by Section 14A of the Exchange Act, the Company is seeking a non-binding, advisory vote on how frequently stockholders are to cast an advisory say-on-pay vote. As previously approved by the stockholders, the Company currently conducts the say-on-pay vote once EVERY YEAR.
As an advisory vote, this proposal is not binding upon the Company. However, after careful consideration and based upon the recommendation of the Compensation Committee, the Company has determined that continuing the frequency of its say-on-pay vote to EVERY YEAR as opposed to EVERY TWO YEARS or EVERY THREE YEARS is most appropriate for the Company and the Board recommends that you vote FOR this resolution.
The Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by stockholders in the say-on-pay votes and will consider the outcome of the say-on-pay votes in making its decisions on executive compensation.
The affirmative vote, on an advisory basis, of a majority of the votes cast is required for the approval of this proposal. However, if none of the frequency options being voted on by the stockholders receive a majority of the votes cast on the proposal, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders.

The Board recommends that you vote, on an advisory basis, for a frequency of ONE YEAR for the advisory vote on executive compensation.

2025 Proxy Statement	69

PROPOSAL NO. 5 – APPROVAL OF 2025 EQUITY INCENTIVE PLAN

(Item 5 on the Proxy Card)
PBF is requesting that stockholders approve the PBF Energy Inc. 2025 Equity Incentive Plan, which was approved by the Board of Directors on February 11, 2025 subject to stockholder approval of the plan at the 2025 Annual Meeting. The 2025 Equity Incentive Plan will replace the Company’s Amended and Restated 2017 Equity Incentive Plan, as amended (the “2017 Equity Incentive Plan”), and, upon approval by our stockholders, will be PBF Energy Inc.’s only plan for providing equity incentive compensation to our directors, employees, consultants and other service providers.
The 2025 Equity Incentive Plan is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining officers, employees, consultants and directors. To achieve this purpose, the 2025 Equity Incentive Plan provides for the granting of stock options, stock appreciation rights, performance-based awards and other equity-based awards, which could include restricted stock awards and restricted stock units. Awards may include dividend equivalents. No awards have yet been granted under the 2025 Equity Incentive Plan. The 2025 Equity Incentive Plan will become effective on the date it is approved by our stockholders at the 2025 Annual Meeting. If the 2025 Equity Incentive Plan is not approved by stockholders at the 2025 Annual Meeting, equity awards will continue to be granted under the 2017 Equity Incentive Plan as currently in effect. As of March 7, 2025, there were 6,385,988 options outstanding with a weighted average exercise price of $24.39 and a weighted average remaining term of 4.0 years. As of March 7, 2025 there were 2,507,750 outstanding full value awards, consisting of 1,895,340 shares of restricted common stock and 612,410 performance share units. Outstanding performance units are solely settled in cash. As of March 7, 2025, there were 831,142 available shares under the 2017 Equity Incentive Plan, after adjusting on a 1.42 fungible basis for the issuance of the 612,410 outstanding performance share units.
Corporate Governance Aspects of the 2025 Equity Incentive Plan
The 2025 Equity Incentive Plan includes several provisions that promote best practices by reinforcing alignment with stockholders’ interests. These provisions include, but are not limited to, the following:
•	Plan administration: The Compensation Committee, comprised solely of non-employee directors, will administer the 2025 Equity Incentive Plan .
•
Limit on total shares available for future awards: The maximum number of new shares of common stock that would be available for awards under the 2025 Equity Incentive Plan is 2,900,000 shares plus the shares remaining available under the 2017 Equity Incentive Plan as described below.

•
Fungible Ratio: The 2025 Equity Incentive Plan applies a fungible ratio such that a full-value award, i.e., any award other than stock options or stock appreciation rights, such as a restricted stock grant or restricted stock unit grant, will be counted at 1.42 times its number for purposes of the plan limit. As a result, by way of example, the 2,900,000 shares authorized under the 2025 Equity Incentive Plan would result in a maximum of 2,042,253 additional shares of restricted stock. If a combination of restricted stock grants and stock options (or stock-settled stock appreciation rights) is used, the maximum number would be between 2,042,253 (where only full-value awards are granted) and 2,900,000 shares (where only stock options or stock appreciation rights are granted).

•
Minimum vesting period for awards: The 2025 Equity Incentive Plan generally provides that no awards will vest prior to one year after grant (or, in the case of those awards that vest upon the achievement of performance goals, a minimum performance period of one year) except that the Compensation Committee may provide for earlier vesting upon a participant’s termination of employment, death, disability or upon a change in control or such other events as determined by the Compensation Committee, subject to the above requirement for performance-based awards. The Compensation Committee has the ability to grant awards of up to five percent of the plan limit without regard to the minimum vesting periods.

•
No Liberal Share Recycling: The 2025 Equity Incentive Plan provides that any shares used by a participant to pay the exercise price or required tax withholding for an award will not be available for future awards under the 2025 Equity Incentive Plan.

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Proposal No. 5 – Approval of 2025 Equity Incentive Plan
•
Holding Period Requirement. Award Agreements for stock options, stock appreciation rights and full-value awards granted to an NEO will require the NEO to hold 50% of the “net profit” shares received in connection with the vesting or settlement date of the award until the earlier of the first anniversary of the vesting or settlement date or death, disability, retirement or other separation of service.

•
No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, we will not, without stockholder approval, reduce the purchase price of a stock option or stock appreciation right and will not take actions that have the same effect, such as exchanging such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

•	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.
•	No Evergreen Provision: The 2025 Equity Incentive Plan does not contain an “evergreen” feature pursuant to which the pool of shares authorized for issuance under the Plan is automatically replenished.
•	No Automatic Grants: The 2025 Equity Incentive Plan does not provide for automatic grants to any participant.
•	No Tax Gross-ups: The 2025 Equity Incentive Plan does not provide for any tax gross-ups.
•
Clawback: All awards (and/or any amount received with respect to such awards) under our 2025 Equity Incentive Plan are subject to reduction, cancellation, forfeiture or recoupment under the Company's Clawback Policy as well as to the extent necessary to comply with applicable law or stock exchange listing requirements.

•
Restrictive Covenants: In addition, the Compensation Committee may, in its sole discretion, specify in an award agreement that the grantee’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.

•	No Dividends on Unvested Awards: Dividends and dividend equivalents that may be applicable to awards shall not be paid until and to the extent such award is vested.
The Board believes that the approval of the 2025 Equity Incentive Plan is in the best interests of stockholders and PBF, as equity awards granted under the plan are needed to attract, motivate, and retain key talent, align employee and stockholder interests, link employee compensation to company performance and maintain a culture based on employee stock ownership. Equity is a significant component of total compensation for many of our key employees.
The following discussion and summary of the 2025 Equity Incentive Plan is qualified in its entirety by reference to the actual text of the plan document. A copy of the 2025 Equity Incentive Plan that is subject to stockholder approval is set forth as Appendix A hereto.
Consequence of Failure to Approve the Proposal
If stockholder approval of the 2025 Equity Incentive Plan is not obtained, then the plan will not be implemented. The 2017 Equity Incentive Plan will, however, continue in effect until May 31, 2028, and awards will continue to be made under the 2017 Equity Incentive Plan until all the shares currently available for award and issuance under the 2017 Equity Incentive Plan have been issued pursuant to such awards. If the 2025 Equity Incentive Plan is not approved by stockholders at the 2025 Annual Meeting, the Company will not have the ability to issue additional equity incentives once the 2017 Equity Incentive Plan is depleted. Based on the Company’s historical grant practices, the 2017 Equity Incentive Plan would be expected to be depleted during the 2025 fiscal year.
2025 Proxy Statement	71

Proposal No. 5 – Approval of 2025 Equity Incentive Plan
Key Terms of the 2025 Equity Incentive Plan
Grantees and Eligible Employees
Any employee, director, consultant or other service provider who is selected by the Compensation Committee to participate in the Plan. We estimate that, as of March 7, 2025, all nine executive officers, all eight non-employee directors and approximately 244 other employees and independent contractors of PBF Energy and its subsidiaries are eligible to participate in the 2025 Equity Incentive Plan (if approved by the stockholders).
Types of Awards
The 2025 Equity Incentive Plan authorizes the Compensation Committee to grant non-qualified and incentive stock options, stock appreciation rights (“SARs”), restricted stock, other equity-based or equity-related awards, including performance-based awards, and cash-based awards. As of March 7, 2025, no awards have been granted, and no shares have been issued, under the 2025 Equity Incentive Plan. See “Executive Compensation” and Director Compensation” for further discussion of prior grants.
Share Reserve
The initial share reserve will be (i) the sum of 2,900,000 shares plus the number of shares remaining under the 2017 Equity Incentive Plan (ii) available plus (iii) that number of shares that are represented by awards which previously have been granted and are outstanding under the 2017 Equity Incentive Plan and which subsequently are forfeited, expire, terminate or cancelled without the delivery of shares. As indicated above, if the 2025 Equity Incentive Plan is approved by stockholders, any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one (1) share for each share granted, and any shares that are subject to awards other than options or stock appreciation rights shall be counted against this limit as one and forty-two one-hundredths (1.42) shares for each share granted. The number of shares available under the 2025 Equity Incentive Plan is subject to adjustment for certain changes in our capital structure, as described below under “Adjustment Provisions.” The shares of common stock that may be issued under the 2025 Equity Incentive Plan will be authorized and unissued shares, shares held in treasury by the Company, shares purchased on the open market or by private purchase or any combination of the foregoing. Shares subject to an award that is forfeited, expires or otherwise terminates or is canceled without the delivery of shares or is settled for cash (in each case, in whole or in part), shall, to the extent of such forfeiture, expiration, termination, cancellation or cash settlement, again become available for awards under the 2025 Equity Incentive Plan, with the number of shares that become available for awards equal to the number of shares by which the aggregate limit under the 2025 Equity Incentive Plan was reduced by such award in accordance with the terms of the plan. The following shares, however, shall not become available for awards again or increase the number of shares available for grant under the 2025 Equity Incentive Plan: (i) shares tendered or withheld upon the exercise or settlement of an award to pay the exercise price thereof, (ii) shares tendered or withheld to satisfy any tax withholding obligation with respect to an award, (iii) shares repurchased by the Company with proceeds received from the exercise of options issued under the 2025 Equity Incentive Plan, and (iv) shares subject to a stock appreciation right that are not issued in connection with the stock settlement thereof upon its exercise. Awards that do not entitle the grantee (or beneficiary) to receive or purchase shares shall not be counted against the aggregate number of shares available for awards under the 2025 Equity Incentive Plan.
Award Limits
The maximum number of shares that may be covered by options or SARs granted under the 2025 Equity Incentive Plan to any single participant during any fiscal year is 1,500,000. The maximum number that may be covered by “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code may not exceed the full share reserve under the 2025 Equity Incentive Plan.
Vesting of Awards
Awards under the 2025 Equity Incentive Plan will generally vest over not less than one year following the date the award is made except in the case of a participant's death, disability, retirement or termination of employment or upon a change in control or such other events as determined by the Compensation Committee. In addition, the Committee may grant awards with respect to up to five percent of the number of shares authorized under the 2025 Equity

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Proposal No. 5 – Approval of 2025 Equity Incentive Plan
Incentive Plan without regard to the minimum vesting period. The Compensation Committee may make the grant, issuance, retention, or vesting of awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate.
Stock Options and Stock Appreciation Rights
The exercise price of stock options and stock appreciation rights granted under the 2025 Equity Incentive Plan may not be less than the fair market value of our Class A Common Stock on the date of grant. The Committee determines fair market value consistent with the requirements of Section 409A. The maximum exercise period may not be longer than ten years. The Compensation Committee determines when each stock option or stock appreciation right becomes exercisable, including the establishment of performance vesting criteria, if any. The award agreement for a stock option or stock appreciation right will specify the consequences under the award of the termination of the recipient's employment, service as a director or other service relationship with us.
Performance Awards
The Plan provides for grants of Awards that may be based on performance criteria. The performance criteria will be based one or more of the following criteria (“Performance Goals”): (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) net income and/or earnings per share; (vii) book value per share; (viii) return on capital and/or equity; (ix) expense management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) stock price; (xv) market share; (xvi) revenue or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) multiple of invested capital; (xxi) total return; (xxii) environmental, health and safety; (xxiii) operating performance; (xxiv) commercial optimization or (xxv) such other objective performance criteria as determined by the Compensation Committee in its sole discretion.
These performance measures may be applied individually, alternatively, or in any combination, either to PBF as a whole or to one or more of its subsidiaries, divisions or operating units or groups, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Compensation Committee in the award agreement.
Performance awards under the 2025 Equity Incentive Plan will include performance share units, which are settled in shares of Class A Common Stock, and performance units, which are settled in cash.
Administration
The Compensation Committee will administer the 2025 Equity Incentive Plan (subject to stockholder approval), and has broad authority to do all things necessary or desirable, in its sole discretion, in connection with plan administration. Our Compensation Committee may delegate its authority under the 2025 Equity Incentive Plan in whole or in part as it determines to a subcommittee consisting solely of at least two non-employee directors within the meaning of Rule 16b-3 of the Exchange Act and “independent directors” within the meaning of the NYSE listed company rules, to the extent any such provisions or rules are applicable to us and the 2025 Equity Incentive Plan. The Compensation Committee will select who will receive awards; determine the number of shares covered thereby; and, subject to the terms and limitations expressly set forth in the 2025 Equity Incentive Plan, establish the terms, conditions, and other provisions of the awards. The Compensation Committee may interpret the 2025 Equity Incentive Plan and establish, amend, and rescind any rules related to the 2025 Equity Incentive Plan, and make remedial changes to the terms of an outstanding equity award to comply with applicable laws, regulations and listing requirements and to avoid unintended consequences resulting from unexpected events.
Clawback Provisions
Notwithstanding any other provision of the 2025 Equity Incentive Plan or any Award Agreement to the contrary, awards under the 2025 Equity Incentive Plan shall be subject to reduction, cancellation, forfeiture or recoupment under any clawback policy of the Company, including the PBF Energy Inc. Clawback Policy, or to the extent necessary to comply with applicable law or stock exchange listing requirements. In addition, the Compensation Committee may,
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Proposal No. 5 – Approval of 2025 Equity Incentive Plan
in its sole discretion, specify in an award agreement that the grantee’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain other specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of employment or services for cause, termination of the grantee’s provision of services to the Company or any of its subsidiaries, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the grantee, or other restatements of the Company’s financial statements to reflect adverse results from those previously released financial statements as a consequence of errors, omissions, fraud, or misconduct.
Holding Periods
Award agreements for stock options, stock appreciation rights and full-value awards granted to an NEO will require the NEO to hold 50% of the “net profit shares” received in connection with the vesting or settlement of the award until the earlier of the first anniversary of the vesting or settlement date or death, disability, retirement or other separation of service.
Amendments Requiring Stockholder Approval
The Board may terminate, amend, or suspend the 2025 Equity Incentive Plan, provided that no action is taken by the Board (except those described in “Adjustments”) without stockholder approval to: increase the aggregate number of shares available for awards under the Plan, decrease the price of outstanding awards (subject to the limitations of Sections 5(f) and 6(d) of the Plan), change the requirements relating to the Committee, or extend the term of the Plan.
Adjustments
In the event of any equity split, spin off, equity distribution or dividend (other than regular cash dividends or distributions), equity combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, consolidation or similar event affecting our Class A Common Stock, the Compensation Committee will equitably adjust the number and kind of shares available for grant under the 2025 Equity Incentive Plan, the number and kind of shares subject to the award limitations set forth in the 2025 Equity Incentive Plan and subject to outstanding awards under the 2025 Equity Incentive Plan and the exercise price of outstanding stock options and of other awards.
Change in Control
In the event of a Change in Control (as defined in the 2025 Equity Incentive Plan), the Compensation Committee may, in its discretion, either (alone or in combination): (a) cancel the awards for fair consideration (as determined by our Compensation Committee), (b) provide for the assumption of such awards or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2025 Equity Incentive Plan, including without limitation, any applicable vesting conditions, or (c) provide that, with respect to any awards that are stock options or stock appreciation rights, the awards will be exercisable for a period of at least 15 days prior to the change in control.
Valuation
Our Class A Common Stock is listed on the NYSE. Accordingly, the fair market value of our Class A Common Stock on any relevant date will be deemed to be equal to the closing selling price per share of our Class A common stock (or the closing bid if no sales were reported) on that date. On March 7, 2025, the closing price of a share of Class A Common Stock of the Company was $21.21.
Termination
No awards shall be granted under the 2025 Equity Incentive Plan beyond ten (10) years after the stockholders approve the 2025 Equity Incentive Plan, but awards granted on or before the expiration of the 2025 Equity Incentive Plan shall remain valid in accordance with their terms, and may extend beyond such expiration date.

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Proposal No. 5 – Approval of 2025 Equity Incentive Plan
U.S. Tax Consequences under the 2025 Equity Incentive Plan
The following summary sets forth the federal income tax consequences generally applicable to awards under the 2025 Equity Incentive Plan. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirements of Section 409A of the Code. Reference is made to the Internal Revenue Code for a complete statement of relevant federal tax provisions. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides.
Stock Options
A participant will not realize taxable income, and we will not be entitled to a related deduction, at the time a stock option that does not qualify as an “incentive stock option” under the Code is granted under the 2025 Equity Incentive Plan. At the time of exercise of such a non-qualified stock option, the participant will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
For stock options that qualify for treatment as “incentive stock options” under the Code, a participant will not realize taxable income, and we will not be entitled to a related deduction, at the time an incentive stock option is granted. If certain statutory holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a participant (relative to the option exercise price) will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods, such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option.
SARs
In general, (a) the participant will not realize income upon the grant of a stock appreciation right; (b) the participant will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of Class A Common Stock are delivered to the participant upon exercise of a stock appreciation right; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Class A Common Stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right award are the same as described below with respect to a disposition of unrestricted shares.
Restricted and Unrestricted Stock; Restricted Stock Units; Performance Share Units
With respect to awards in the form of restricted stock, unless the participant files an election to be taxed under Section 83(b) of the Code: (a) the participant will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m), if applicable) when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the participant files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
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Proposal No. 5 – Approval of 2025 Equity Incentive Plan
A participant will not realize income upon the grant of restricted stock units or performance share units, but will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m) of the Code), for grants of restricted stock units performance share units, when the restricted stock units or performance share units are settled in cash and/or shares of our Class A Common Stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our Class A Common Stock received on the date of issuance.
When the participant disposes of restricted or unrestricted stock or stock received on account of restricted stock units or performance share units, the difference between the amounts received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
Withholding
The 2025 Equity Incentive Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Compensation Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.
Section 280G of the Code
The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2025 Equity Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” (within the meaning of Section 280G of the Code) made in connection with a change in control.
Section 162(m)
The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the 2025 Equity Incentive Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company's ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

The Board recommends a vote “FOR” the proposal to approve the 2025 Equity Incentive Plan.

76	2025 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of March 7, 2025 under the 2012 Equity Incentive Plan, which was approved by our stockholders in 2016, the 2017 Equity Incentive Plan, which was approved by stockholders in 2018 and amended as approved by our stockholders in 2022. We do not have any equity compensation plans pursuant to which awards are being issued that have not been approved by our stockholders. For a description of the awards issued under the 2012 Equity Incentive Plan and the 2017 Equity Incentive Plan, see Note 15—Stock-based Compensation to our fiscal year 2024 consolidated financial statements, which is included in our 2024 Form 10-K.

Plan Category	(a) Number of securities issuable upon exercise of outstanding options and purchase rights	(b) Weighted average exercise price of outstanding options and purchase rights(2)	(c) Number of shares of Class A common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by stockholders:
Amended and Restated 2012 Equity Incentive Plan	1,134,662(1)	$27.10	—
Amended and Restated 2017 Equity Incentive Plan	5,251,326(1)	$23.80(2)	1,700,764(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	6,385,988(4)	$24.39	1,700,764

(1)
Each of the 2012 Equity Incentive Plan and the 2017 Equity Incentive Plan authorizes the issuance of restricted stock, stock options, restricted stock units, performance shares and other stock-based awards. As of March 7, 2025, there were (i) 1,134,662 stock options outstanding under the 2012 Equity Incentive Plan and (ii) 5,251,326 stock options under the 2017 Equity Incentive Plan. There were also 1,895,340 restricted shares underlying outstanding unvested stock-based awards under the 2017 Equity Incentive Plan not shown in table. The amounts set forth for the 2012 Equity Incentive Plan and the 2017 Equity Incentive Plan do not include outstanding performance share units, which settle in stock or performance units, which settle in cash. The payout for these units will be determined by the Company's total shareholder return performance over a three year period compared to a peer group and the units do not vest until the end of the period. As of March 7, 2025, there were no performance share units outstanding under the 2012 Equity Incentive Plan and there were 612,410 performance share units outstanding under the 2017 Equity Incentive Plan, with a payout that can range from 0 to 1,224,820 shares (or 1,739,245 shares after applying the fungible ratio of 1.42) plus dividend equivalent rights.

(2)	Column (b) does not include a weighted average exercise price for performance share units or performance units because these units do not have an exercise price.
(3)
The 2017 Equity Incentive Plan applies a fungible ratio such that a full-value award, such as a restricted stock grant, restricted stock unit grant, performance share units or equivalents, will be counted at 1.42 times its number for purposes of the plan limit. After adjusting on a 1.42 fungible basis for the issuance of 612,410 performance share units, the number of shares available for issuance under the 2017 Equity Incentive Plan is 831,142 shares.

(4)	The weighted average remaining life of the outstanding options is 4.00 years.
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GOVERNANCE DOCUMENTS AND CODE OF ETHICS

We adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, and controller. The Code charges these officers with responsibilities regarding honest and ethical conduct, the preparation and quality of the disclosures in documents and reports we file with the SEC, and compliance with applicable laws, rules, and regulations. The Code also applies to all of our employees and directors.
We have adopted Corporate Governance Guidelines that, along with the charters of our Board committees, provide the framework for our governance processes. We post the following documents on our website at www.pbfenergy. com under the “Governance” tab in the “Investors” section. A printed copy of any of these documents is available to any stockholder upon request. Requests for documents must be in writing and directed to PBF’s Secretary at the address indicated on the cover page of this proxy statement.
•	Code of Business Conduct and Ethics
•	Corporate Governance Guidelines
•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating and Corporate Governance Committee Charter
•	Health, Safety and Environment Committee Charter
•	Common Stock Ownership Guidelines for Directors and Officers
•	Supplier Code of Conduct

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may communicate with the Board, its non-management directors, or the Lead Director by sending a written communication addressed to “Board of Directors,” “Non-Management Directors,” or “Lead Director” in care of PBF’s Secretary at the address indicated on the cover page of this proxy statement. Additional requirements for certain types of communications are stated under the caption “Stockholder Nominations and Proposals” below.

STOCKHOLDER NOMINATIONS AND PROPOSALS

If you wish to submit a stockholder proposal to be included in our proxy statement for the 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, we must receive your written proposal on or before November 17, 2025. Address the proposal to PBF’s Secretary at the address shown on the cover page of this proxy statement. The proposal must comply with Rule 14a-8, which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials.
If you wish to present a stockholder proposal at the 2026 annual meeting of stockholders that is not the subject of a proposal pursuant to Rule 14a-8 of the Exchange Act, or if you wish to recommend to the Board’s Nominating and Corporate Governance Committee the nomination of a person for election to the Board, you must follow the procedures outlined in Article I, Section 12 of our bylaws. These procedures include the requirement that your proposal must be delivered to PBF’s Secretary at the address shown on the cover page of this proxy statement not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days from such anniversary date, your notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day we publicly announce the date of the 2026 annual meeting of stockholders.

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Stockholder Nominations and Proposals
In addition to satisfying the foregoing requirements and other procedures under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. The notice must be postmarked, or received (addressed to PBF’s Secretary at the address shown on the cover page of this proxy statement), no later than March 2, 2026 for the 2026 Annual Meeting.
Our bylaws are available in our SEC filings, which can be accessed on our website at www.pbfenergy.com under the “Governance” tab in the “Investors” section. Stockholders are urged to review all applicable rules and consult legal counsel before submitting a nomination or proposal to PBF.

OTHER BUSINESS

If any matters not referred to in this proxy statement properly come before the Annual Meeting or any adjournments or postponements thereof, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by proxy in accordance with their best judgments. The Board is not currently aware of any other matters that may be presented for action at the Annual Meeting.

FINANCIAL STATEMENTS

Consolidated financial statements and related information for PBF, including audited financial statements for the fiscal year ended December 31, 2024, are contained in PBF’s Annual Report on Form 10-K. We have filed our Annual Report on Form 10-K with the SEC. You may review this report on the internet as indicated in the Internet Availability Notice and through our website (www.pbfenergy.com in the “Investors” section under “Financials—SEC Filings”).

HOUSEHOLDING

The SEC’s rules allow companies to send a single notice or single copy of annual reports, proxy statements, prospectuses, and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. These “householding” rules are intended to provide greater convenience for stockholders, and cost savings for companies, by reducing the number of duplicate documents that stockholders receive. If your shares are held by an intermediary broker, dealer, or bank in “street name,” your consent to householding may be sought, or may already have been sought, by or on behalf of the intermediary. If you wish to revoke consent to householding obtained by a broker, dealer, or bank that holds shares for your account, you may contact your broker. If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, proxy statement and any accompanying documents, please contact Equiniti Trust Company, LLC and a separate copy will be sent to you promptly.

TRANSFER AGENT

Equiniti Trust Company, LLC serves as our transfer agent, registrar, and dividend paying agent with respect to our Class A Common Stock. Correspondence relating to any stock accounts, dividends, or transfers of stock certificates should be addressed to:
Equiniti Trust Company, LLC
48 Wall Street, Floor 23
New York, NY 10005
Tel: 800-937-5449
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Appendix A
PBF ENERGY INC.
2025 Equity Incentive Plan
2025 Proxy Statement	A-1

A-2	2025 Proxy Statement

PBF ENERGY INC.
2025 Equity Incentive Plan
1.	Purpose.
The PBF Energy Inc. 2025 Equity Incentive Plan, as it may be amended from time to time (the “Plan”) is designed to:
(a) promote the long-term financial interests and growth of PBF Energy Inc., a Delaware corporation (the “Company”), and its subsidiaries and Affiliates (as defined below) by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company;
(b) motivate management and other personnel by means of growth-related incentives to achieve long range goals; and
(c) further the alignment of interests of Grantees (as defined below) with those of the stockholders of the Company, including through opportunities for increased equity, or equity-based ownership, in the Company.
2.	Definitions.
As used in the Plan and Award Agreements (as defined below), unless otherwise specified in an applicable Award Agreement, the following capitalized terms shall have the following meanings:
(a) “Affiliate” means with respect to any Person, (i) any other Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with such Person; or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
(b) “Award” means an award made to a Grantee pursuant to the Plan and described in Section 4 hereof.
(c) “Award Agreement” means a written or electronic agreement or document between the Company and a Grantee that sets forth the terms, conditions and limitations applicable to an Award.
(d) “Beneficial Owner” means a “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).
(e) “Board” means the Board of Directors of the Company.
(f)  “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.
(g) “Cause” means the definition of “Cause” used in the Grantee’s then-effective employment agreement or other service-related agreement with the Company (or any of its subsidiaries or Affiliates), or, if the Grantee does not have an employment agreement or other service-related agreement with the Company (or any of its subsidiaries or Affiliates), or if such term is not defined therein, then Cause shall mean: (A) the commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Grantee, in any case that adversely affects or may reasonably be expected to adversely affect the business or reputation of the Company, its subsidiaries, or any Affiliate; (B) the conviction or indictment of the Grantee, or a plea of nolo contendere by the Grantee, to any felony or any crime involving moral turpitude; or (C) the continued failure or refusal to perform the duties of the Grantee’s position for which they are employed if such failure to perform is not cured by the Grantee within thirty (30) days after notice.
(h) “Change in Control” means the occurrence of any of the following:
(i) any Person or Group (other than one or more of the Excluded Entities) is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of Directors of the Company (including by way of merger, consolidation or otherwise);
(ii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person or Group (other than one or more of the Excluded Entities);
2025 Proxy Statement	A-3

(iii) a merger, consolidation or reorganization of the Company (other than (x) with or into, as applicable, any of the Excluded Entities or (y) in which the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization);
(iv) the complete liquidation or dissolution of the Company; or
(v) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the Directors of the Company, then still in office, who were either Directors of the Company at the beginning of such period or whose election or nomination for election was previously so approved) (the “Incumbent Board”) cease for any reason to constitute a majority of the Board then in office; provided that, any Director appointed or elected to the Board to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an individual on the Incumbent Board.
Notwithstanding the above, in the event that an Award is “nonqualified deferred compensation” subject to Section 409A and Change in Control is a payment, delivery or issuance event, or changes the time and form of payment, delivery or issuance, an event shall not constitute a Change in Control for purposes of such payment, delivery or issuance (or change in time and form of payment, delivery or issuance) unless that Change in Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Treasury Regulation Section 1.4093(i)(5) promulgated under Section 409A.
(i) “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
(j) “Committee” means the Compensation Committee of the Board (or a subcommittee thereof) or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated the power to act under or pursuant to the provisions of the Plan.
(k) “Director” means a member of the Board or a member of the board of directors (or similar governing body) of a subsidiary of the Company.
(l) “Effective Date” means the date the Plan is approved by the Company’s stockholders within twelve (12) months after the adoption of the Plan by the Board.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.
(n) “Exercise Price” means (i) in the case of Options, the price specified in the Grantee’s Award Agreement as the price-per-share at which such Share can be purchased pursuant to the Option or (ii) in the case of SARs, the price specified in the Grantee’s Award Agreement as the reference price-per-share of a Share used to calculate the amount payable to the Grantee.
(o) “Excluded Entity” means any of the following: (i) the Company and any Persons of which a majority of the voting power of its voting equity securities and equity interests is owned directly or indirectly by the Company; and (ii) any employee benefit plan (or trust forming a part thereof) sponsored or maintained by any of the foregoing.
(p) “Fair Market Value” means (i) if Shares of the Company are traded on a national securities exchange on any specified date, the closing price at which one Share is traded on the stock exchange on which Shares are primarily traded, or (ii) if the Shares are not then traded on a stock exchange, the average of the closing representative bid and asked price of a Share as reported by the principal securities exchange or securities trading market on which the Shares are listed or approved for trading, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, (iii) if none of the above are applicable, Fair Market Value shall be determined at the discretion of the Committee; provided, however, such valuation method shall be in accordance with Section 409A, to the extent applicable. The Committee may adopt a different methodology for determining Fair Market Value if necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award.
(q) “Good Reason” means the definition of “Good Reason” used in the Grantees’ then-effective employment agreement or other service-related agreement with the Company (or any of its subsidiaries or Affiliates), or if the

A-4	2025 Proxy Statement

Grantee does not have an employment agreement or other service-related agreement with the Company (or any of its subsidiaries or Affiliates) or such term is not defined therein, then Good Reason shall exist in the event of, without the Grantee’s consent: (i) an adverse, material and sustained diminution of the Grantee’s duties, (ii) the Company requiring a change in the location for performance of Grantees’ employment responsibilities hereunder to a location more than 50 miles from the Grantees’ current employment location (not including ordinary travel during the regular course of employment), or (iii) the failure of the Company (or any of its subsidiaries or Affiliates) to pay or cause to be paid the Grantee’s base salary or other compensation or fees when due; provided, that prior to the Grantee’s termination of employment or other separation from service for Good Reason, the Grantee must give written notice to the Company (or the Affiliate or subsidiary which employs the Grantee or to which the Grantee renders services) of such event that constitutes Good Reason within twenty (20) days of the occurrence of such eventmust remain uncorrected for thirty (30) days following receipt of such written notice; and provided further that any termination due to Good Reason must occur no later than sixty (60) days after the occurrence of the event(s) giving rise to Good Reason.
(r) “Grantee” means the recipient of an Award or grant under the Plan, including any employee, Director, consultant or other service provider who is selected by the Committee to participate in the Plan, including any Person to whom one or more Awards have been made and remain outstanding. Any consultant or other service provider shall only be eligible to be a Grantee if such person is natural person who may be offered securities registrable pursuant to a registration statement on Form S-8.
(s) “Group” means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
(t) “Incentive Stock Option” means an option to purchase Shares under Section 5(d) of the Plan that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, or pursuant to a successor provision of the Code, and which is so designated in the applicable Option Award Agreement. If an Option is intended to be an Incentive Stock Option, and, if for any reason such Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option.
(u) “NEO” means a “named executive officer” as determined in accordance with Item 402 of Regulation S-K.
(v) “Net Profit Shares” means, on a given date, the number of Shares a Grantee receives, determined as follows: (i) in the case of Options and SARs, the total number of Shares underlying the Options or SARs, as the case may be, that are being exercised on such date minus the sum of (A) with respect to Options, the number of shares that would be required to be sold having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased plus (B) the number of shares withheld or with a Fair Market Value equal to all applicable federal, state, local or foreign income or other taxes that are expected to be incurred by the Grantee in connection with the exercise of the Option or SAR, determined based upon the highest applicable marginal rate for each such tax, and (ii) in the case of Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (but excluding Performance-Based Awards and Awards that that do not entitle the Grantee to receive or purchase Shares) (each a “Full-Value Award”), the total number of Shares received upon the vesting or settlement of a Full-Value Award minus the number of Shares withheld or with a Fair Market Value equal to all applicable federal, state, local or foreign income or other taxes that are expected to be incurred by the Grantee in connection with the vesting or settlement of the Award, determined based upon the highest applicable marginal rate for each such tax.
(w) “Nonqualified Stock Option” means an Option to purchase Shares that is not an Incentive Stock Option.
(x) “Option” means an option to purchase Shares granted under Section 5 of the Plan. Options may either be Incentive Stock Options or Nonqualified Stock Options. An Option shall only be an Incentive Stock Option if it is so designated in the applicable Award Agreement.
(y) “Other Awards” means Awards granted pursuant to Section 8 of the Plan.
(z) “Performance Goal” means one or more standards established by the Committee in connection with any performance-based compensation, as described in Section 7 hereof. A Performance Goal shall be based upon one or more of the following criteria: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) net income and/or earnings per Share; (vii) book value per Share; (viii) return on capital and/or equity; (ix) expense
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management; (x) return on investment; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins; (xiv) stock price; (xv) market share; (xvi) revenue or sales; (xvii) costs; (xviii) cash flow; (xix) working capital; (xx) multiple of invested capital; (xxi) total return; (xxii) environmental, health and safety; (xxiii) operating performance; (xxiv) commercial optimization or (xxv) such other objective performance criteria as determined by the Committee in its sole discretion. The foregoing criteria may relate to the Company, one or more of its Affiliates or subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to a pre-established target, to previous years’ results or to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, the Performance Goals may be calculated without regard to extraordinary items or accounting treatment that does not reflect performance criteria.
(aa) “Performance-Based Awards” means Awards granted or transferred to a Grantee in accordance with Section 7 hereof.
(bb) “Person” means any “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
(cc) “Prior Incentive Plan” means the Amended and Restated PBF Energy Inc. 2017 Equity Incentive Plan, as amended from time to time.
(dd) “Section 409A” means Section 409A of the Code, as amended, and the regulations, rulings, notices or other guidance promulgated thereunder.
(ee) “Share” means a share of Class A common stock of the Company.
(ff) “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code, as amended, and the regulations, rulings, notices or other guidance promulgated thereunder.
(gg) “Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Section 6 the Plan.
3.	Administration of Plan.
(a) Committee. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” within the meaning of the New York Stock Exchange listed company rules, to the extent any provisions or rules are applicable to the Company or the Plan; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under the Plan as it may deem necessary for the effective administration of the Plan.
(b) Powers and Duties of the Committee. Subject to Section 12, the Committee shall have full power and authority to administer and interpret the Plan, Awards granted under the Plan and each Award Agreement, including, without limitation, the power to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any Award Agreement, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, Awards and any Award Agreements, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, Awards or any Award Agreement, (vi) amend the Plan, Awards and any Award Agreement to reflect changes in applicable law, (vii) determine from among those persons determined to be eligible for the Plan, the particular persons who will be Grantees, when such Awards shall be granted and the terms of such Awards, including setting forth provisions with regard to vesting, (viii) grant Awards under the Plan and determine the terms and conditions of such Awards, consistent with the express limitations of the Plan, (ix) delegate such powers and authority to such persons as it deems appropriate, provided that any such delegation is consistent with applicable law and any guidelines as may be established by the Board from time to time, and (x) waive any conditions under any Awards. Awards granted under the Plan shall be subject to a minimum vesting period of not less than one year from the date of grant of the Award. This minimum vesting period may be accelerated or waived in the event of a Grantee’s death, disability, retirement, termination of employment, upon a Change in Control or such other events that the Committee determines. Notwithstanding the minimum vesting period, up to five percent (5%) of the shares reserved for Awards under Section 9(a) of the Plan, subject to adjustment under Section 11, may be granted with vesting terms not conforming to the one-year minimum vesting period.

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(c) Outside Advisors to the Committee. The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons at the expense of the Company. The Committee, the Company, and the officers or Directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.
(d) Authority; Liability. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive and binding upon all Grantees, the Company and all other interested persons. No member of the Committee shall be liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.
4.	Awards.
(a) General. From time to time, the Committee will determine the form, amounts, terms, conditions and limitations of Awards, consistent with the terms of this Plan. The form, amount, terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan, which Award Agreement may contain, among other things, provisions dealing with the treatment of Awards in the event of the termination of employment or service (as applicable), disability or death of a Grantee. By accepting an Award, a Grantee thereby agrees that the Award shall be subject to all the terms and provisions of the Plan and the applicable Award Agreement.
(b) Forms of Award. An Award may be made by the Committee in the form of Options, SARs, Performance-Based Awards or Other Awards that the Committee determines are consistent with the Plan and the interests of the Company as described further in Section 8 below.
(c) Rights of Grantees. No Grantee (or other person having rights pursuant to an Award) shall have any of the rights of a stockholder of the Company with respect to such Shares subject to an Award until the delivery of such Shares. Except as otherwise provided in Section 11(a), no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.
(d) Clawback/Recovery Policies.
(i) Clawback Policy. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, Awards shall be subject to reduction, cancellation, forfeiture or recoupment in accordance with the PBF Energy Inc. Clawback Policy (as amended from time to time) and any successor thereto and any other recoupment policy of the Company, or as required under applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and stock exchange listing requirements.
(ii) Other Circumstances. In addition, notwithstanding any other provision of this Plan or any Award Agreement to the contrary, the Committee may also, in its sole discretion, specify in an Award Agreement that a Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain other specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment or services for cause, termination of the Grantee’s provision of services to the Company or any of its subsidiaries, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Grantee, other restatements of the Company’s financial statements to reflect adverse results from those previously released financial statements as a consequence of errors, omissions, fraud, or misconduct.
(iii) No reduction, cancellation, forfeiture or recoupment under this Section 4(d) shall be an event giving rise to a right to resign or terminate with “good reason” or constitute a “constructive termination” or any similar term under any plan of or agreement with the Company (or any of its subsidiaries or Affiliates).
5.	Options.
(a) Grant. The Committee may grant Options in such amounts and subject to such terms and conditions as the Committee may determine. The Award Agreement evidencing such Option shall include the option exercise period and the Exercise Price (which shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted, other than in the case of Options granted in substitution of previously granted awards as described herein) and such other terms, conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate. At the time of grant, the Committee shall designate in writing in the applicable Award Agreement whether the Option is
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intended to be an Incentive Stock Option, and any Option not so designated shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plans of the Company are first exercisable by a Grantee during any calendar year shall exceed the maximum limit, if any, imposed from time to time under Section 422 of the Code, such Options or a portion thereof shall be treated as Nonqualified Stock Options. No Incentive Stock Option may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.
(b) Term. In addition to other restrictions contained in the Plan, an Option described in this Section 5 may not be exercised more than ten (10) years after the date it is granted. If the term of an Option (other than an Incentive Stock Option) would expire during a period when trading in the Shares is prohibited or restricted by law or under the Company’s insider trading policy, and unless otherwise provided in an applicable Award Agreement, the term of the Option will be extended automatically to the 30th day after expiration of the prohibition or restriction to the extent such automatic extension would not cause the Option to become subject to Section 409A.
(c) Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 5 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the following sentence. Unless the Committee otherwise provides in the applicable Award Agreement, the Exercise Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Grantee by one or a combination of the following: (i) in cash or its equivalent (e.g., by check), (ii) by transferring Shares to the Company having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee (such as, for example, a requirement that such Shares have been held for six months if necessary to avoid adverse accounting consequences), (iii) subject to such procedures as may be established by the Committee (A) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell part or all of the Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased and all applicable withholding taxes (subject to Section 15 hereof), or (B) on a “net exercise” basis, by directing the Company to withhold from delivery to the Grantee that number of whole Shares of the Company otherwise deliverable upon such exercise in an amount equal to the aggregate Exercise Price for the Shares being purchased and all applicable withholding taxes (subject to Section 15 hereof); or (iv) such other methods as the Committee may determine in its sole discretion. No Grantee shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Grantee has given written notice of exercise of the Option, the Grantee has paid in full for such Shares, if applicable, the Grantee has satisfied any other conditions imposed by the Committee pursuant to the Plan and the Shares have been issued to the Grantee.
(d) Incentive Stock Options. Notwithstanding Sections 5(b) and 5(c), to the extent required under Section 422 of the Code, an Incentive Stock Option granted to an individual who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation, parent or Subsidiary, (i) shall have an Exercise Price not less than 110% of the Fair Market Value of a Share on the day on which the Option is granted and (ii) by its terms, shall not be exercisable after the expiration of five (5) years from the date of grant.
(e) Attestation. Wherever in this Plan or any Award Agreement a Grantee is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Grantee may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired upon the exercise of the Option.
(f) Repricing of Options. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Exercise Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and

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exchange occurs in connection with an adjustment permitted under Section 11(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.
(g) Holding Period Requirement. Options granted to a Grantee that is a NEO will require the Grantee to hold, until the earlier of (i) the first anniversary of the exercise date or (ii) the Grantee’s death, Disability, Retirement or other separation from service, 50% (rounded to the nearest whole share) of the Net Profit Shares resulting from any exercise of the Options.
6.	Stock Appreciation Rights (SARs).
(a) Grant. The Committee may grant SARs in such amounts and subject to such terms and conditions as the Committee may determine.
(b) Term. Outstanding exercisable SARs may be exercised in accordance with procedures established by the Committee (but, subject to the applicable Award Agreement, may not be exercised earlier than the initial exercise date of such SAR). The Committee may from time to time prescribe periods during which outstanding exercisable SARs shall not be exercisable; provided, that in no event shall a Stock Appreciation Right be exercisable more than ten (10) years after the date it is granted, and, provided further that, unless otherwise provided in an applicable Award Agreement, if the term of an SAR would expire during a period when trading in the Shares is prohibited or restricted by law or under the Company’s insider trading policy, the term of the SAR will be extended automatically to the 30th day after expiration of the prohibition or restriction to the extent such automatic extension would not cause the SAR to become subject to Section 409A.
(c) Exercise. The Exercise Price per Share of an SAR shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the SAR is granted (other than in the case of an SAR granted in substitution of previously granted awards). Unless otherwise determined by the Committee, or as otherwise provided in the applicable Award Agreement, and except as provided in Section 11(a), upon exercise of an outstanding exercisable SAR, each SAR shall entitle a Grantee upon exercise to an amount equal to (i) the excess of (a) the Fair Market Value of a Share (on the exercise date) over (b) the Exercise Price of such SAR multiplied by (ii) the number of SARs exercised, and payment to the Grantee shall be made in Shares (valued at such Fair Market Value) or in cash (or a combination of the two), as determined by the Committee. The Grantee shall be the beneficial owner and record holder of such Shares properly credited on such date of delivery. SARs may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the SAR is being exercised. No fractional Shares will be issued in payment for SARs, but instead cash will be paid in lieu thereof. No Grantee shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to a SAR until the Grantee has given written notice of exercise of the SAR, if applicable, the Grantee has satisfied any other conditions imposed by the Committee pursuant to the Plan and the Shares have been issued to the Grantee.
(d) Repricing of SARs. Notwithstanding any provision herein to the contrary, the repricing of a SAR, once granted hereunder, is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a SAR to lower its Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a SAR in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an adjustment permitted under Section 11(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Grantee.
(e) Holding Period Requirement. SARs granted to a Grantee that is a NEO will require the Grantee to hold, until the earlier of (i) the first anniversary of the exercise date or (ii) the Grantee’s death, Disability, Retirement or other separation from service, 50% (rounded to the nearest whole share) of the Net Profit Shares resulting from any exercise of the SARs.
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7.	Performance-Based Awards.
The Company may grant to any Grantee Awards based on one or more Performance Goals (such Awards, “Performance-Based Awards”). The Committee, in its sole discretion, may grant Performance-Based Awards which are denominated in Shares, cash, by reference to Shares, or a combination thereof. Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine. Performance-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof, dividend and dividend equivalent rights, and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable). Notwithstanding the foregoing, except for grants to newly-hired Grantees, Performance-Based Awards shall have a performance period of at least twelve months. Notwithstanding anything to the contrary contained herein, in no event may dividends or dividend equivalents that may be applicable to Performance-Based Awards be paid until and to the extent such Award is vested.
8.	Other Awards.
(a) The Committee may grant other types of equity-based or equity-related Awards (including Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares) as well as cash-based Awards in such amounts and subject to such terms and conditions as the Committee shall determine, including without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares), alone or in addition to any other Awards granted under the Plan, upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Such Awards may entail the transfer of actual Shares to Grantees, or payment in cash, or payment in cash in an amount based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Subject to the provisions of the Plan, the Committee shall determine to whom and when cash or Other Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Awards, whether such Other Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Notwithstanding anything to the contrary contained herein, in no event may dividends and dividend equivalents that may be applicable to Other Awards be paid until and to the extent such Award is vested. With respect to restricted shares, as of the first day of each quarter, during the applicable restricted period for all restricted shares awarded hereunder, the Company shall credit to each Participant an amount equal to the value of all dividends and other distributions (whether in cash or other property) paid by the Company during the prior quarter on the equivalent number of shares of Common Stock. Any dividend equivalents or other distributions credited shall be distributed in cash (with or without interest or other earnings, as provided at the discretion of the Committee) to the Participant only if, when and to the extent such restricted shares vest. The value of dividends and other distributions payable with respect to stock units that do not vest shall be forfeited.
(b) Holding Period Requirement. The Award Agreement for Full-Value Awards granted to a Grantee that is a NEO will require the Grantee to hold, until the earlier of (i) the first anniversary of the vesting or settlement date or (ii) the Grantee’s death, Disability, Retirement or other separation from service, 50% (rounded to the nearest whole share) of the Net Profit Shares in connection with such vesting or settlement.
9.	Shares Subject to the Plan; Limitations and Conditions.
(a) Shares Available Under the Plan; Effect of Forfeitures and Other Actions; No Liberal Share Recycling. Subject to adjustment as provided in Section 11(a), the total number of Shares which may be delivered pursuant to Awards granted under the Plan will be the sum of (i) 2,900,000 Shares plus (ii) the number of available Shares remaining under the Prior Incentive Plan as of the Effective Date plus (iii) that number of Shares that, as of the Effective Date, are represented by awards which previously have been granted and are outstanding under the Prior Incentive Plan prior to the Effective Date and which subsequently are forfeited, expire, terminate or canceled without the delivery of Shares (collectively, the “Available Shares”). Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and forty-two

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hundredths (1.42) Shares for every one (1) Share granted. Shares that may be delivered pursuant to Awards may be authorized but unissued Shares or authorized and issued Shares held in the Company’s treasury or otherwise acquired for purposes of the Plan. Any Shares subject to an Award, or to an award granted under the Prior Incentive Plan (a “Prior Plan Award”), that is forfeited, expires or otherwise terminates or is canceled without the delivery of Shares or is settled for cash (in each case, in whole or in part), shall, to the extent of such forfeiture, expiration, termination, cancellation or cash settlement, again become available for Awards under the Plan, with the number of Shares that become available for Awards under the Plan equal to the number of Shares by which the aggregate limit under the Plan or the Prior Incentive Plan, as applicable, was reduced by such Award in accordance with the terms of the Plan or Prior Incentive Plan, as applicable. Notwithstanding anything to the contrary, the following Shares shall not become available for Awards again or increase the number of Shares available for grant under this Section 9(a): (i) Shares tendered by the Grantee or withheld by the Company upon the exercise or settlement of an Award to pay the Exercise Price thereof, (ii) Shares tendered by the Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with proceeds received from the exercise of Options issued under the Plan, and (iv) Shares subject to a SAR issued under the Plan that are not issued in connection with the stock settlement of that SAR upon its exercise. Awards that do not entitle the Grantee (or beneficiary) to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan. Except as provided in this Section 9 or under the terms of any applicable Award Agreement, there shall be no limit on the number or the value of Shares that may be subject to Awards to any individual under the Plan and there shall be no limit on the amount of cash, securities, other than Shares hereunder as adjusted as provided Section 11(a) hereof, or other property that may be delivered pursuant to any Award. Upon the Effective Date of the Plan, no further Awards shall be granted under the Prior Incentive Plan.
(b) Assumption or Substitution of Previous Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards of a company acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines. Any Shares (i) delivered by the Company, (ii) with respect to which Awards are made hereunder and (iii) with respect to which the Company (or any subsidiary) becomes obligated to make Awards, in each case through the assumption of, or in substitution for, outstanding Awards previously granted by an acquired entity or an entity with which the Company or any of its subsidiaries combines, shall not count against the Shares available to be delivered pursuant to Awards under this Plan. In addition, in the event that a company acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination.
(c) Shares Available for Incentive Stock Options. Notwithstanding the foregoing, but subject to adjustment as provided in Section 11(a), no more than a number of Shares equal to the Available Shares that can be delivered under the Plan shall be deliverable pursuant to the exercise of Incentive Stock Options.
(d) Shares Available Per Individual. Subject to adjustment as provided in Section 11(a), the maximum number of Shares with respect to which Options or SARs may be granted to an individual Grantee in any fiscal year of the Company shall be 1,500,000.
(e) Anti-alienation. No Awards shall, prior to vesting and delivery thereof to the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Grantee.
(f) Nontransferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Grantee other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Grantee may be exercised by his legatees, personal representative, or distributees. Except as otherwise determined by the Committee, no exercise of any Award may be made during a Grantee’s lifetime by anyone other than the Grantee, except by a legal representative appointed for or by the Grantee; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Grantee to transfer an Award for no consideration to, or for the benefit of, an “immediate family member” (to be defined by the
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Committee) or to a bona fide trust for the exclusive benefit of such immediate family member, or a partnership or limited liability company in which immediate family members are the only partners or members. Any sale, exchange, transfer, assignment, pledge, hypothecation, fractionalization, hedge or other disposition in violation of this Section 9(f) shall be void, and shall not be recognized by the Company. All of the terms and conditions of this Plan and the applicable Award Agreements shall be binding upon any permitted successors and assigns.
(g) No Effect on other Benefits. Absent express provisions to the contrary, Awards under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement, severance, incentive or other plan of the Company (or any of its subsidiaries or Affiliates) and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
(h) Notice of Disposition of Shares. If any Grantee shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described under Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall timely notify the Company of such disposition.
10.	Transfers; Leaves of Absence; Separation from Service.
For purposes of the Plan and any Award Agreement, unless the Committee determines otherwise: (i) a transfer of a Grantee’s employment without an intervening period of separation among the Company and any of its subsidiaries or Affiliates shall not be deemed a termination of employment, and (ii) a Grantee who is awarded in writing a leave of absence or who is entitled to a leave of absence under applicable law shall be deemed to have remained in the employ of the Company (or any of its subsidiaries or Affiliates, as applicable) during such leave of absence. In the case of an Award subject to Section 409A, no termination of employment or the other provision of service shall be deemed a termination from employment unless it is a “separation from service” under Section 409A.
11.	Adjustments and Other Corporate Events.
(a) Generally. In the event of any equity split, spin off, equity distribution or dividend (other than regular cash dividends or distributions), equity combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, consolidation or similar event that the Committee determines in its sole discretion affects the capitalization of the Company (and without liability to any Person), the Committee shall adjust appropriately (i) the number and kind of Shares (or other securities) subject to the Plan, as set forth in Section 9 hereof, and available for or covered by Awards and (ii) Share prices related to outstanding Awards, and make such other revisions or substitutions to outstanding Awards, in each case, as it deems, in good faith, are equitably required (including, without limitation, to the Exercise Price of Options and SARs) to prevent dilution or enlargement of rights granted hereunder; provided that any adjustment will be in accordance with Section 409A, to the extent applicable, so as not to cause a modification or deemed new grant of an Award.
(b) Change in Control. In the event of a Change in Control after the Effective Date of the Plan, the Committee may (subject to Section 14), in its sole discretion, either (alone or in combination): (A) cancel Awards for fair consideration (as determined in the sole discretion of the Committee) which, in the case of Options and SARs shall equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or SARs (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate Exercise Price of such Options or SARs; (B) provide for the assumption of such Awards or the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder, including any applicable vesting conditions or (C) provide that for a period of at least 15 days prior to the Change in Control, such Awards shall be exercisable as to all Shares subject thereto, and that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect. For the avoidance of doubt, pursuant to clause (A) above, the Committee may cancel an Option or SAR for no consideration if the Fair Market Value of the Shares subject to such Option or SAR is less than or equal to the Exercise Price of such of such Option or SAR.

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12.	Amendment and Termination of Plan and Awards.
(a) Amendment of Awards. The Committee shall have the authority to make such amendments to any outstanding Awards as are consistent with this Plan provided that no such action shall modify any Award in a manner adverse in any material respect to the Grantee without the Grantee’s consent except as such modification is provided for or contemplated in the terms of the Award or this Plan (including, for the avoidance of doubt, pursuant to Section 11 hereof).
(b) Amendment, Suspension or Termination of Plan. The Board may amend, suspend or terminate the Plan except that no such action, other than an action under Section 11 hereof, may be taken which would, without stockholder approval to the extent required by law, increase the aggregate number of Shares available for Awards under the Plan, decrease the Exercise Price or other price of outstanding Awards (subject to the limitations of Sections 5(f) and 6(d) hereunder), change the requirements relating to the Committee as set forth in Section 3 hereof, or extend the term of the Plan.
(c) Stockholder Approval. Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law, rule, or regulation or in order for the Plan to continue to comply with the rules of the New York Stock Exchange; provided, however, if and to the extent the Committee determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code shall be effective without the approval of the stockholders of the Company.
13.	Governing Law; Foreign Awards.
(a) Law. This Plan shall be governed in all respects by the laws of the State of Delaware without giving effect to the principal of conflict of laws.
(b) Foreign Awards. The Committee may make Awards to employees, non-employee members of the Board, consultants, or other persons having a relationship with the Company (or any of its subsidiaries or Affiliates) who are subject to the laws of jurisdictions other than those of the United States, which Awards may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with non-U.S. laws or otherwise as deemed to be necessary or desirable by the Committee.
14.	Section 409A.
It is intended that all Awards under this Plan and any Award Agreement either be exempt from or avoid taxation under Section 409A. All Options or other similar Awards that are granted with an Exercise Price shall be granted with an exercise price such that the Award would not constitute deferred compensation under Section 409A or shall otherwise be structured to avoid taxation under Section 409A. Any ambiguity in this Plan and any Award Agreement shall be interpreted to be exempt from and if not so exempt, to comply with, Section 409A. To the extent applicable, as determined in the sole discretion of the Committee with and upon advice of counsel, (a) each amount or benefit payable pursuant to this Plan and any Award Agreement shall be deemed a separate payment for purposes of Section 409A and (b) in the event the equity interests of the Company are publicly traded on an established securities market or otherwise and a Grantee is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Section 409A) at the time of the Grantee’s termination of employment, any payments under this Plan or any Award Agreement that are deemed to be deferred compensation subject to Section 409A shall not be paid or begin payment until the earlier of the Grantee’s death and the first day following the six (6) month anniversary of the Grantee’s date of termination of employment. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 14 in good faith; provided that none of the Company, the Board, the Committee or any of the Company’s employees, Directors or representatives shall have any liability to Grantees with respect to this Section 14 or Section 409A.
15.	Withholding Taxes.
If the Company (or any of its subsidiaries or Affiliates) shall be required to withhold any amounts by reason of any Federal, State, local or foreign tax rules or regulations in respect of any Award (including, without limitation, FICA tax), the Company (or any of its subsidiaries or Affiliates) shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements. The Company (or any of its subsidiaries or Affiliates) shall have the right, at its option, to (i) require the Grantee (or the Grantee’s permitted transferee under Section 9(f), as
2025 Proxy Statement	A-13

applicable) to pay or provide for payment of the amount of any taxes which the Company (or any of its subsidiaries or Affiliates) may be required to withhold with respect to such Award, (ii) deduct or withhold (or cause to be deducted or withheld) from any amount otherwise payable (whether related to the Award or otherwise) to the Grantee (or the Grantee’s transferee, as applicable and where otherwise permitted under the Plan) the amount of any taxes which the Company (or any of its subsidiaries or Affiliates) may be required to withhold with respect to such Award, or (iii) if the Committee determines, to withhold Shares with a Fair Market Value equal to the amount of any taxes which the Company (or any of its subsidiaries or Affiliates) may be required to withhold with respect to such Award, or (iv) enter into with the Grantee any such other suitable arrangements approved by the Committee. In no event will Shares be withheld with a Fair Market Value in excess of the legally required withholding amount based on the maximum statutory individual withholding rates for federal and state tax purposes for the applicable jurisdiction (in whole or part) (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes). Notwithstanding anything contained herein to the contrary, Fair Market Value for this purpose shall be determined as of the date on which the amount of tax to be withheld is determined (and the Company may cause any fractional Share to be settled in cash).
16.	Effective Date; Duration.
The Plan was approved by the Board as of February 11, 2025, subject to approval by the Company’s stockholders, and will become effective upon the date of such stockholder approval. No Awards shall be granted under the Plan beyond ten (10) years after the date the stockholders approved the Plan, but Awards granted on or before the expiration of the Plan shall remain valid in accordance with their terms, and may extend beyond such expiration date. At the time an Award is made or amended or the terms or conditions of an Award are changed in accordance with the terms of the Plan or the Award Agreement, the Committee may provide for limitations or conditions on such Award.
17.	Electronic Delivery; Data Privacy.
(a) By accepting any Award, the Grantee consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established or maintained by the Committee or another third-party selected by the Committee from time to time, if any.
(b) By participating in the Plan or accepting an Award or any rights granted under the Plan, each Grantee consents to the collection, transfer and processing (in electronic or other form) of personal data by and among the Committee and the Company (or any of its subsidiaries or Affiliates) for the purpose of implementing, administering and managing the Plan and Award Agreements, Awards granted under the Plan, and the Grantee’s participation in the Plan and such Awards. Such personal information shall include, but not be limited to, data regarding participation in the Plan and Shares offered or received, purchased or sold under the Plan from time to time, name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), details of all Awards and other appropriate financial and other data about the Participant and the Participant’s participation in the Plan. In addition to transferring the data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Grantee’s participation in this Plan, the Company (or any of its subsidiaries or Affiliates) and the Committee each may transfer the data to any third parties assisting the Company (or any of its subsidiaries or Affiliates) or the Committee in the implementation, administration, and management of this Plan and Awards and the Grantee’s participation in this Plan. Recipients of the data may be located in the Grantee’s country of residence or elsewhere, and the Grantee’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the data (in electronic or other form) for the purposes of assisting the Committee and the Company (or any of its subsidiaries or Affiliates) in the implementation, administration, and management of the Plan and Awards and the Grantee’s participation in the Plan.
18.	Miscellaneous.
(a) ERISA. This Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
(b) No Right of Employment or Service. Nothing contained herein, in an Award Agreement or in an Award shall confer on any employee, Director or consultant any right to be or continue to be in the employ or service of the Company and/or any of its subsidiaries or Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an at-will employee, nor shall anything contained herein, in any Award Agreement or an Award

A-14	2025 Proxy Statement

affect any rights which the Company and/or its subsidiaries or Affiliates may have to change a person’s compensation or other benefits or terminate such person’s employment or association with the Company and/or its subsidiaries or Affiliates for any reason (with or without cause, with or without compensation) at any time.
(c) No Obligation to Notify or Minimize Taxes. Neither the Committee nor the Company (or any of its subsidiaries or Affiliates) shall have any obligation or duty (i) to notify or warn any holder of an Award as to the pending termination or expiration of an Award or a possible period in which the Award may not be exercised nor (ii) to minimize the tax consequences of an Award to the holder of such Award.
(d) Certificates; Compliance with Laws.
(i) All certificates, if any, evidencing Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or other applicable governmental authority, any stock exchange or market upon which such securities are then listed, admitted or quoted, as applicable, and any applicable Federal, state or any other applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(ii) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any term or condition of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such Share has been properly registered for sale pursuant to the Securities Act or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Share may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any Shares to be offered or sold under the Plan.
(iii) Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional term or provision to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(e) Funding. Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company (or any of its subsidiaries or Affiliates), nor shall any assets of the Company (or any of its subsidiaries or Affiliates) be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.
(f) Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan and the terms and provisions of Awards under the Plan. No person shall have a claim to be granted any Award under the Plan.
(g) Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Plan shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
(h) Severability; Entire Agreement. In the event any provision of the Plan or any Award Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of the Plan and such Award Agreement and such illegal, invalid or unenforceable provision shall be deemed modified as if such provision had not been included.
(i) Survival of Terms; Conflicts. The provisions of the Plan shall survive the termination or expiration of the Plan to the extent consistent with, or necessary to carry out, the purposes thereof. Each Award Agreement remains subject to the terms of the Plan; in the event of any conflict between specific provisions of the Plan and an Award Agreement, the Plan shall control, except where the terms of the Award Agreement are more restrictive than the terms of the Plan.
2025 Proxy Statement	A-15

(j) Arbitration. Any dispute with regard to the enforcement of this Plan and any Award Agreement hereunder shall be exclusively resolved by a single experienced arbitrator selected in accordance with the American Arbitration Association (“AAA”) rules and procedures, at an arbitration to be conducted in the State of New York pursuant to the National Rules for the Resolution of Employment Disputes rules of the AAA with the arbitrator applying the substantive law of the State of Delaware as provided for under Section 13(a) hereof. The AAA shall provide the parties hereto with lists for the selection of arbitrators composed entirely of arbitrators who are members of the National Academy of Arbitrators and who have prior experience in the arbitration of disputes between employers and senior executives. The determination of the arbitrator shall be final and binding on the parties hereto and judgment therein may be entered in any court of competent jurisdiction. Each party shall pay its own attorneys’ fees and disbursements and other costs of the arbitration.

A-16	2025 Proxy Statement

PBF ENERGY INC.
ONE SYLVAN WAY
PARSIPPANY, NJ 07054

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on April 28, 2025 for shares held directly and by 11:59 P.M. EDT on April 26, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PBF2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on April 28, 2025 for shares held directly and by 11:59 P.M. EDT on April 26, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62506-P26115 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PBF ENERGY INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Thomas J. Nimbley	☐	☐	☐
1b. Spencer Abraham	☐	☐	☐
1c. Paul J. Donahue, Jr.	☐	☐	☐
1d. S. Eugene Edwards	☐	☐	☐
1e. Georganne Hodges	☐	☐	☐
1f. Kimberly S. Lubel	☐	☐	☐
1g. Matthew C. Lucey	☐	☐	☐
1h. George E. Ogden	☐	☐	☐
1i. Damian W. Wilmot	☐	☐	☐
1j. Lawrence M. Ziemba	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and 1 Year on proposal 4.

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. An advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

	For	**Against**	**Abstain**
5. Approval of the PBF Energy Inc. 2025 Equity Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V62507-P26115

PBF ENERGY INC.
One Sylvan Way, Second Floor
Parsippany, New Jersey 07054
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas J. Nimbley and Trecia Canty as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of PBF Energy Inc. held of record by the undersigned on March 7, 2025, at the Annual Meeting of Stockholders to be held virtually at **www.virtualshareholdermeeting.com/PBF2025** on April 29, 2025, or any adjournment or postponement thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS, INCLUDING WITH DISCRETIONARY AUTHORITY AS TO ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side